Exhibit 10.9

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY

AND SERVICES AGREEMENT

between

STATOIL MARKETING & TRADING (US) INC.

and

PBF HOLDING COMPANY LLC

-i-

TABLE OF CONTENTS

(Continued)

-ii-

APPENDICES

APPENDIX 1	–	FORM OF ESTIMATED PERIOD QUANTITY (EPQ) STATEMENT

APPENDIX 2	–	INTERCREDITOR AGREEMENTS

APPENDIX 3	–	PAYMENT DIRECTION AGREEMENT

APPENDIX 4	–	REFINERY DESCRIPTION

APPENDIX 5	–	STORAGE FACILITIES USE PROVISIONS

APPENDIX 6	–	GENERAL PRINCIPLES OF SERVICE

APPENDIX 7	–	LIST OF MUTUALLY AGREED GRADES

APPENDIX 8	–	REQUIREMENTS SCHEDULE

APPENDIX 9	–	GRADE PECKING ORDER

APPENDIX 10	–	CARGO CONFIRMATION NOTICE

APPENDIX 11	–	COMMENCEMENT INVENTORY ACQUISITION

APPENDIX 12	–	TERMINATION OF DELIVERIES NOTICE

APPENDIX 13	–	SAUDI CONTRACT ARRANGEMENTS

APPENDIX 14	–	CARGO BANKS AND HEDGE MONTHS SPREADSHEET

APPENDIX 15	–	CARGO TABLE SPREADSHEET

APPENDIX 16	–	FORM OF DELAWARE CITY TANK LEASE

APPENDIX 17	–	FORM OF BUYER’S INVENTORY STATEMENT

APPENDIX 18	–	FORM OF PETTY CASH SPREADSHEET

APPENDIX 19	–	REFINERY MARINE TERMS

APPENDIX 20	–	STANDBY LETTER OF CREDIT

APPENDIX 21	–	HSE AND ETHICS POLICY

-iii-

1.	CONTRACT PARTIES

THIS CRUDE OIL/FEEDSTOCK SUPPLY, DELIVERY AND SERVICES AGREEMENT is made and entered into this 16th day of December 2010 (“Effective Date”) between:

Buyer:

PBF Holding Company LLC

1 Sylvan Way, 2nd Floor

Parsippany, NJ 07054-3887

Seller:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

WHEREAS, Buyer is in the process of acquiring Valero Refining Company-New Jersey (“Refinery Project Company”), which owns the Refinery (as hereinafter defined); and

WHEREAS, Buyer and Seller each desire to enter into an agreement, pursuant to which Seller shall (a) purchase from third parties or Affiliates of Seller and then subsequently sell to Buyer crude oil and feedstock, (b) provide certain commodity-related services to Buyer, and (c) extend a line of credit, each for use by Buyer in connection with the procurement of Oil and Indigenous Feedstock for the Refinery; and

WHEREAS, on the Delivery Commencement Date, immediately after the closing of the acquisition of Refinery Project Company by Buyer, Buyer shall assign its rights and obligations in this Agreement to Refinery Project Company as set forth in Clause 28 below whereupon Refinery Project Company shall become “Buyer” for all purposes hereunder; and

WHEREAS, Buyer and Seller wish to cooperate with one another to seek out and make use of opportunities associated with optimizing the Refinery’s use of various grades and types of crude oil and feedstock.

NOW, THEREFORE, in consideration of the premises and the respective promises, conditions and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

2.	DEFINITIONS AND CONSTRUCTION

(a) Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below and shall include the plural and singular forms of the terms:

“Acquisition Discussion” means the technical dialogue between Buyer and Seller covering all relevant issues pertinent to the decisions needed to allow Seller to acquire the optimal Cargo to cover its appropriate Requirement.

“Actual Refinery Slate” has the meaning given such term in Clause 9(a)(ii).

“Additional Acceptable Security” has the meaning given such term in Clause 19(b)(v).

[REDACTED]

“Adjustment” has the meaning given such term in Clause 11(a).

“Affiliate” means, with respect to a given Person, any other Person (i) that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, such first mentioned Person, (ii) that beneficially owns or holds more than 50% of the interest of such first mentioned Person, or (iii) for which more than 50% of the interest therein is beneficially owned or held by such first mentioned Person. For the purposes of this definition, “control” when used with respect to any specified Person means the right or power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

[REDACTED]

“Agreement” or “this Agreement” means this Crude Oil/Feedstock Supply/Delivery and Services Agreement, including the Appendices hereto, as it may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof.

“API” means American Petroleum Institute.

“ASTM” means American Society for Testing and Materials.

“Bankrupt” means, with respect to a Person if such Person (i) dissolves, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment or arrangement for the benefit of its creditors, (iv) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any similar Law affecting creditor’s rights, or a petition is presented against it for its winding-up or liquidation, (v) institutes a proceeding seeking a judgment of insolvency or bankruptcy of such Person or any other relief under any bankruptcy or insolvency Law or for reorganization relief under the winding-up or liquidation for such Person, (vi) has a resolution passed for its winding-up or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (viii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (ix) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, (x) has a proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law, if 120 days after the commencement of such proceeding it has not been dismissed, or if within 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver, or liquidator of it or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated, or (xi) takes any other action to authorize any of the actions set forth above.

“Bankruptcy Code” means Chapter 11 of Title 11, US Code, as amended.

“Barrel” or “Bbl” means a volume of 42 Gallons corrected for temperature to 60° F, and atmospheric pressure unless stated otherwise.

“Base Rate” means the lesser of (i) LIBOR plus [REDACTED]% and (ii) the maximum rate of interest permitted by Law.

“Berth” means the mooring, dock, anchorage, wharf, submarine line, single point or single buoy or single berth mooring facility, offshore location, offshore facility, alongside barges, lighters or any other mooring facility.

“Blended Price” has the meaning given such term in Clause 9(b).

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

“Buyer” has the meaning given such term in Clause 1.

“Buyer’s Credit Agreement” means collectively: Term Loan and Credit Agreement and Revolving Credit Agreement, each by and between PBF Holding Company LLC, DCRC, Paulsboro Refining Company LLC and the other Guarantors Party thereto, and UBS Securities LLC, Deutsche Bank Trust Company Americas, Morgan Stanley Funding, Inc. and UBS AG, Stamford Branch; and Senior Secured Note Agreement by and between Paulsboro Refining Company LLC, Paulsboro Natural Gas Pipeline Company LLC, PBF Energy Company LLC and PBF Holding Company LLC, and Valero Energy Corporation, including any amendment, renewal, modification or replacement thereof.

“Buyer’s Guarantor” means PBF Energy Company LLC.

“Buyer’s Requirements Schedule” has the meaning given such term in Clause 6.

“Buyer’s Tentative Requirements Schedule” has the meaning given such term in Clause 5(a)(i).

“Calculated Payment Obligation” has the meaning set forth in Clause 11(b).

“Capital Leases” means, with respect to any Person, any lease of any property by such Person which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cargo” means a specifically identified volume of Oil ascertained within the nomination process provided for herein, Supplied to, or to be Supplied to Buyer, whether located in the Storage Facilities, in any Statoil Storage Facility, on a Vessel, in a third party facility, in a pipeline or at any other location or facility.

“Cargo Bank” has the meaning given such term in Clause 9(a)(iii).

“Cargo Bank Differential” has the meaning given such term in Clause 9(b)(ii).

“Cargo Bank Hedge-Month” has the meaning given such term in Clause 9(a)(iii)(4).

“Cargo Bank Withdrawal” has the meaning given such term in Clause 9(a)(ii).

“Cargo Basis Differential” means the differential amount agreed to by the Parties relative to the Cargo Bank Hedge-Month.

“Cargo Confirmation Notice” has the meaning given such term in Clause 5(f)(iii).

“Cargo Final Price” means the estimated per Barrel Price for Oil delivered by Seller hereunder, calculated as the price per Barrel for the Cargo agreed on by Seller and Buyer [REDACTED].

“Change in Law” has the meaning given such term in Clause 31(g).

“Closing Inventory” has the meaning set forth in Clause 11(a)(i).

“Code” has the meaning given such term in Clause 20(b).

“Commercial Services” has the meaning given such term in Clause 3(a)(ii).

“Commodity Exchange Act” means 7 U.S.C. § 1, et seq.

“Completion of Supply” means, in respect of a Cargo, the final disconnection of the transfer hose(s)/arms(s) of the Vessel carrying such Cargo following Supply.

“Confidential Information” means all information (whether written, oral, visual, electronic or delivered by any other means) furnished either before or after the date hereof, either directly or indirectly, in connection with the performance of this Agreement by one Party (the “Disclosing Party”) or any of its directors, officers, employees, Affiliates, representatives (including without limitation a Disclosing Party’s real estate agents/brokers, financial advisors, attorneys and accountants), agents, or Affiliated, subsidiary or parent companies (the “Disclosing Party Representatives”) to the other Party (the “Receiving Party”) or any of its directors, officers, employees, Affiliates, representatives (including without limitation its real estate agents/brokers, financial advisors, attorneys, accountants and consultants), agents, or Affiliated, subsidiary or parent corporations (individually and collectively, the “Receiving Party Recipients”) and all analyses, compilations, forecasts, studies or other documents prepared by Receiving Party Recipients which contain any such information. Each of (i) the fact that such information has been delivered to the Receiving Party or Receiving Party Recipients, (ii) this

Agreement, and (iii) the other agreements entered into in connection with this Agreement, are “Confidential Information”. Notwithstanding the foregoing, “Confidential Information” shall not include any information which: (a) at the time of disclosure is in the public domain; (b) after disclosure to the Receiving Party Recipients enters the public domain, except as a result of any Receiving Party Recipient’s breach of this Agreement or any other agreement of confidentiality, it being understood and agreed, that information that is public or has, to the Receiving Party’s knowledge, become public through an unauthorized disclosure by a third party under a confidentiality obligation with respect to such information shall not be deemed to be public information or otherwise generally available to the public; or (c) is independently obtained by Receiving Party Recipients free from any obligation of confidentiality.

“Consolidated Average EBITDA” means the consolidated EBITDA of the PBF Entities.

“Credit Default” has the meaning given such term in Clause 24(c).

[REDACTED]

[REDACTED]

“Day 1” has the meaning given such term in Clause 10(c)(i).

“Day 2” has the meaning given such term in Clause 10(c)(ii).

“DCRC” means Delaware City Refining Company LLC, a Delaware limited liability company.

“Default” has the meaning given such term in Clause 24(a).

“Default Interest Rate” means the lesser of (i) LIBOR plus [REDACTED]% and (ii) the maximum rate of interest permitted by Law.

“Defaulting Party” has the meaning given such term in Clause 24(a).

“Delaware City Tank Lease” has the meaning given such term in Clause 8(c).

“Delivered” or “Delivery” or “Deliver” means when the Oil passes the title transfer point from Seller to Buyer.

“Delivered Volume” has the meaning set forth in Clause 11(a)(i).

“Delivery Commencement Date” has the meaning given such term in Clause 3(b).

“Delivery Month” means the month in which Oil was actually Delivered to Buyer at the Refinery.

“Direct Payment Excess” has the meaning given such term in Clause 10(e).

“Disclosing Party” has the meaning given such term in the definition of “Confidential Information”.

“Disclosing Party Representatives” has the meaning given such term in the definition of “Confidential Information”.

“Dispute” has the meaning given such term in Clause 31(b).

“Dollars” or “USD” or “US Dollars” or “$” means dollars of the US.

“EBITDA” means, with respect to any Person, and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense and income and franchise taxes of such Person for such period, plus the consolidated depreciation and amortization of such Person for such period, less extraordinary gains and interest income, as determined in accordance with GAAP.

“Effective Date” has the meaning given such term in Clause 1.

“Environmental Law” means any Law that governs or purports to govern the protection of Persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials, as may be amended or modified from time to time.

“EPQ” means estimated period quantity.

“EPQ Form” means an EPQ form prepared per the format set forth in Appendix 1.

“EST” means the applicable, local Eastern Time in New York, New York.

“Estimated Credit Usage” has the meaning given such term in Clause 19(b)(iii).

“Event of Default” has the meaning given such term in Clause 24(a).

“Execution Method” has the meaning given such term in Clause 5(f)(i).

“Feedstock” means vacuum gas oil (VGO), straight run fuel oil and other similar hydrocarbons.

“FIFO” means the first-in first-out accounting principle for the valuation of inventories and the calculation of TVM Payments.

“Final Quality Differential” has the meaning given such term in Clause 9(b)(ii)(1).

“Force Majeure” has the meaning given such term in Clause 18(a).

“GAAP” means generally acceptable accounting principles in the US, applied on a consistent basis.

“Gallon” means a US standard gallon of 231 cubic inches at 60° F at atmospheric pressure.

“Governmental Authority” means any federal, state, regional, local, or municipal governmental body, agency, instrumentality, authority or entity established or controlled by a governmental or subdivision thereof, including any legislative, administrative or judicial body, or any Person purporting to act therefor.

[REDACTED]

“Grade” has the meaning given such term in Clause 4(b).

“Guarantors” means each Person required to guaranty the obligations of Buyer or any of its Affiliates under this Agreement, including Buyer’s Guarantor.

“Hazardous Substances” means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous chemical, or otherwise hazardous material or waste regulated under Environmental Laws, including crude oil and feedstock.

[REDACTED]

[REDACTED]

“HSE” means health, safety and environmental.

“HSE Diligence” has the meaning given such term in Clause 23(b).

“ICC” has the meaning given such term in Clause 40(e).

“IF Conclusion Date” has the meaning given such term in Clause 5(i)(i)(2).

[REDACTED]

“IF Ending Price” has the meaning given such term in Clause 5(i)(i)(2).

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

“Indemnified Party” has the meaning given such term in Clause 26(a)(iii).

“Indemnifying Party” has the meaning given such term in Clause 26(a)(iii).

“Independent Inspector” means a company that is approved by US Customs and Border Protection and that is mutually acceptable to the Parties for reporting the measurement of quality and quantity of Oil.

“Indigenous Feedstock” means Feedstock produced in the Refinery, transferred to Seller and subsequently transferred back to Buyer to be processed further within the Refinery, and which may from time to time be sold to third parties by Seller at Buyer’s direction in accordance with Clause 9(e) as if such transactions involved Oil; provided that, notwithstanding the foregoing, all Feedstock located in the Indigenous Feedstock Tanks on the Delivery Commencement Date which is included in the Initial Inventory shall be “Indigenous Feedstock” whether produced in the Refinery or elsewhere.

“Indigenous Feedstock Tank” means the storage tank(s) listed on Appendix 4 that will be used for storing Indigenous Feedstock as such list my be modified from time-to-time in accordance with the terms of Clause 5(d) of Appendix 5.

“Initial TLA” has the meaning set forth in Clause 14(e).

“Intercreditor Agreement(s)” means the Intercreditor Agreement(s) substantially in the form attached hereto as Appendix 2.

“Inventory” or “Inventories” means the Oil inventories that Seller owns and intends to sell to Buyer under this Agreement, wherever located, including at the Refinery, in any Statoil Storage Facility, carried upon Vessels and/or injected into or received from pipelines or other transport.

“Inventory Assessment” has the meaning set forth in Clause 11(a)(i).

“ISGOTT” means International Safety Guide for Oil Tankers and Terminals, as published by the International Chamber of Shipping, the Oil Companies International Marine Forum and the International Association of Ports and Harbors.

“ISPS Code” has the meaning given such term in Clause 13(a)(iii).

“Knowledge” means, with respect to a Party, the actual knowledge of the officers and directors of such Party, after making reasonable inquiry with respect to the particular matter in question, and “Know” has the correlative meaning.

“Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree of any Governmental Authority and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement, in each case as amended or modified from time to time.

“Liabilities” means any losses, claims, charges, damages, deficiencies, assessments, interests, penalties, costs and expenses of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), including any liabilities directly or indirectly arising out of or related to any suit, action, cause of action, proceeding, judgment, settlement or judicial or administrative order and any liabilities with respect to Environmental Law.

“LIBOR” means the rate of interest (expressed as a percentage per annum) for deposits in USD for a three-month period as provided by the British Bankers Association interest settlement rates (or the successor thereto) as of 11:00 a.m. (London time) on the date of determination, or, if such rate is not available, a reasonably comparable and available published rate as reasonably agreed by the Parties.

“Liens” means any lien (including judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing) and any option, call, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Lightering” means the operation wherein Oil is transferred from one Vessel to another at an approved and recognized offshore location so as to allow the first Vessel (the “Mother Vessel”) to reach a draft which allows it to safely proceed to and berth at the Supply Port.

“Loading Terminal “ means the port of loading of the Vessel for the applicable Oil being Supplied.

“Long-Term Debt” means, with respect to any Person or group of Persons on a consolidated basis, without duplication, in each case excluding the current liabilities of such Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business), (iv) obligations of such Person as lessee under Capital Leases, (v) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) of this definition, and (vi) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) of this definition secured by any Lien on or in respect of any property of such Person. For the purposes of determining the amount of any Long-Term Debt, the amount of any Long-Term Debt described in clause (v) of the definition of Long-Term Debt shall be valued at the maximum amount of the contingent liability thereunder and the amount of any Long-Term Debt described in clause (vi) that is not covered by clause (v) shall be valued at the lesser of the amount of the Long-Term Debt secured or the book value of the property securing such Long-Term Debt.

[REDACTED]

“LVEF” has the meaning given such term in Clause 15(d).

“Material Adverse Change” means, with respect to a Party, an event, change, development, effect, condition, or circumstance, which individually or in the aggregate with other events, changes, developments, effects, or circumstances, has resulted in or could be reasonably expected to result in a material adverse change in the business, operations, assets, properties, financial condition or prospects of such Party.

“Month” means a calendar month. Where a specified Month is defined as Month “M”, Month M-1 shall mean the Month prior to Month M and Month M+1 shall mean the Month subsequent to Month M.

“MonthEnd” has the meaning given such term in Clause 11(a).

“Monthly Quality and Basis Differential” has the meaning given such term in Clause 9(b)(i).

“Mother Vessel” has the meaning given such term in the definition of “Lightering”.

“MSCG” means Morgan Stanley Capital Group, Inc.

“MSCG Sales Agreement” means that certain Products Offtake Agreement to be effective as of the Delivery Commencement Date and entered into between Refinery Project Company and Morgan Stanley, together with all amendments, modifications and successor or replacement agreements entered into from time to time with respect thereto

“MSDS” has the meaning given such term in Clause 33(a).

“MTSA” has the meaning given such term in Clause 13(a)(iii).

“Non-Defaulting Party” has the meaning given such term in Clause 24(a).

“NOR” means Notice of Readiness.

“Normal Refinery Operations” means periods of time when the Refinery is operated in a routine manner with all operating units on-line. Normal Refinery Operations exclude maintenance turnarounds and shutdown periods.

“NSV” means net standard volume of Oil.

“NYMEX” means the New York Mercantile Exchange.

“Off-Taker” or “Off-Takers” means the company or companies that purchase the Refined Products produced at the Refinery.

“Oil” means crude oil and/or Feedstock, but shall not include Indigenous Feedstock.

“Opening Inventory” has the meaning set forth in Clause 11(a)(i).

[REDACTED]

“OSP” means the Official Selling Price as defined by the third party supplier of certain Oil for the relevant time period and destination, as applicable.

“Part Cargo” means a Cargo Delivered on a Vessel such that the volume of the Cargo does not substantially fill the Vessel.

“Party” means each of Buyer and Seller, and “Parties” means collectively, both Buyer and Seller.

“PBF Entities” has the meaning given such term in Clause 19(b)(ii)(1).

“PBF Holding Company” means PBF Holding Company LLC, a Delaware limited liability company.

“PBF Line of Credit” means a $50,000,000 line of credit from Seller to Buyer, subject to the conditions in Clause 24(c).

“PDA” means a Payment Direction Agreement substantially in the form attached hereto as Appendix 3.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, including a Governmental Authority.

“Petty Cash Bank” has the meaning given such term in Clause 12(d).

“Pre-Adjustment Payments” has the meaning given such term in Clause 11(b).

“Predicted Refinery Slate” has the meaning given such term in Clause 9(a)(i).

“Pricing Day” means a day on which Buyer instructs to price Oil to be Delivered hereunder in accordance with Clause 9(c)(i)(1).

“Production Week” means, each period from Friday at 12:00 noon until the following Friday at 12:00 noon during the term of this Agreement; provided, however, the first Production Week shall commence on the Delivery Commencement Date and shall continue until 12:00 noon on the first Friday following the Delivery Commencement Date.

“Property Taxes” means any and all tangible personal property taxes, ad valorem property taxes or the like imposed on the value of the Oil held for sale by Seller to Buyer under this Agreement.

“Proposed Storage Site” has the meaning set forth in Clause 8(b).

“Provisional Invoice” has the meaning given such term in Clause 10(c)(iii).

“Provisional Price” has the meaning given such term in Clause 10(c)(iii) and shall be based on the estimated price of Oil and Indigenous Feedstock that make up the EPQ.

“PSI” means pounds per square inch.

“Qualified Institution” shall mean a major U.S. commercial bank or foreign bank with a U.S. branch office having an asset base of at least $[REDACTED] billion, with such bank having a Credit Rating of at least [REDACTED] by S&P or [REDACTED] by Moody’s Investor Services, Inc., or otherwise acceptable to the Party receiving such collateral, as such party shall determine in its sole discretion.

“Receiving Party” has the meaning given such term in the definition of “Confidential Information”.

“Receiving Party Recipients” has the meaning given such term in the definition of “Confidential Information”.

“Refined Products” means finished gasoline, heating oil, diesel, jet fuel and “Specialty Grades,” as defined in the MSCG Sales Agreement as of the date hereof.

[REDACTED]

“Refinery” means the petroleum processing and refining facilities located in Paulsboro, New Jersey 08066, including all storage tanks (including the Storage Facilities), docks, platforms, pipelines, and any other associated equipment or facilities, as further described in Appendix 4.

“Refinery Project Company” has the meaning given such term in the recitals hereto.

“Refinery Subsidiaries” means subsidiaries of PBF Holding Company, including Refinery Project Company once acquired by PBF Holding Company, that own or operate a refinery that is being supplied Oil by Seller, including the Refinery.

[REDACTED]

“Requirement” has the meaning given such term in Clause 4(a).

“ROB” has the meaning given such term in Clause 15(d).

“Saudi Arabian” shall mean the Saudi Arabian Oil Company, organized under the Laws of the Kingdom of Saudi Arabia.

“Saudi Contract” has the meaning set out on Appendix 13.

“Seller” has the meaning given such term in Clause 1.

“Shareholders Equity” means shareholders’ equity determined in accordance with GAAP.

“Shipping Services” has the meaning given such term in Clause 3(a)(iii).

“SMA” has the meaning given such term in Clause 31(e).

[REDACTED]

[REDACTED]

“Standby Letter of Credit” means any commercial or standby letter of credit issued for the account of Seller pursuant to the terms of this Agreement.

“Statoil Storage Facility” means any facility in which Seller or its Affiliates owns, leases or otherwise has storage rights, including, if applicable, after execution of the Delaware City Tank Lease, the facilities leased thereunder.

“Storage Facilities” means the storage tanks described on Appendix 4, as such list may be modified from time-to-time in accordance with the terms of Clause 5(d) of Appendix 5, and which Storage Tanks Seller has exclusive rights all as provided for herein and in Storage Facilities Use Provisions attached hereto as Appendix 5. Appendix 4 shall reflect any storage tanks to be used to store Indigenous Feedstock.

“Supplied” or “Supply” or “Supplies” means or refers to when the Oil passes the flange connection between a Vessel’s permanent discharge manifold and the receiving pipeline or hose at the Supply Port.

“Supplied Volume” has the meaning set forth in Clause 11(a)(ii).

“Supply Point Method” has the meaning given such term in Clause 5(f)(ii).

“Supply Port” means the customary dockage, anchorage or place where a Vessel may safely lie in connection with Supply of a Cargo to the Refinery.

“Tank Heels” means the greater of: (i) the volume of Oil or Indigenous Feedstock below the lowest suction in a tank, unless the tank is equipped with a regular side entry pipe in which case “Tank Heels” means the volume below the middle of the lowest suction in such tank, or (ii) the volume of Oil or Indigenous Feedstock required to safely float a roof in a floating roof tank.

“Taxes” means any and all (i) US federal, state and local taxes, duties, fees and charges of every description, including all fuel, excise, environmental, spill, gross earnings, gross receipts and sales and use taxes, however designated (except for taxes on income), paid or incurred with respect to the purchase, storage, exchange, use, transportation, resale, importation or handling of the Oil or Indigenous Feedstock held for sale by Seller or Buyer under this Agreement and (ii) Property Taxes.

“Termination Date” has the meaning given such term in Clause 25(a)(i).

“Termination of Deliveries Notice” has the meaning given such term in Clause 7(f).

“TH Conclusion Date” has the meaning set forth in Clause 5(j)(i)(2).

“TH Ending Price” has the meaning set forth in Clause 5(j)(i)(2).

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

“Third Party Claim” has the meaning given such term in Clause 26(b).

“Time Chartered Vessel” means a Vessel chartered for a fixed period of time instead of for a certain number of voyages or trips.

“TLA” has the meaning set forth in Clause 14(e).

“Transparent Contractual Terms” means the contractual terms derived using either the Execution Method or the Supply Point Method.

[REDACTED]

“TVM” means the time value of money.

“TVM Payment” has the meaning given such term in Clause 19(g)(i).

“TVM Payment Date” means, with respect to a given Production Week, the first Thursday following the end of such Production Week, provided, that if such TVM Payment Date is not a Business Day, the TVM Payment Date shall mean the next following Business Day.

[REDACTED]

“Type” has the meaning given such term in Clause 4(b).

“UCC” means the Uniform Commercial Code in effect in the relevant state jurisdiction.

“Valero” means Valero Marketing and Supply Company, a Delaware corporation.

“Vessel” means a tankship, barge or other water-borne conveyance, as applicable, used for the Supply of a Cargo, whether owned or chartered or otherwise obtained by Seller to transport Oil for the benefit of Buyer.

[REDACTED]

[REDACTED]

[REDACTED]

[REDACTED]

“Worldscale” means the applicable standard freight rate stated in the most recent edition of the New Worldwide Tanker Nominal Freight Scale jointly published by Worldscale Association (London) Limited and Worldscale Association (NYC) Inc., or if Worldscale Association (London) Limited and Worldscale Association (NYC) Inc. shall no longer publish the New Worldwide Tanker Nominal Freight Scale, the equivalent replacement scale used in the shipping industry, expressed in USD per metric ton for the route specified.

“WTI” means West Texas Intermediate Oil, with specifications in accordance with the NYMEX futures contract.

“Year” means a period of 12 consecutive Months.

(b) Construction.

(i) All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.

(ii) Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms.

(iii) Unless expressly provided otherwise, all references to days, weeks, months, quarters and years mean calendar days, weeks, months, quarters and years, respectively. For purposes of this Agreement, a calendar day shall begin at 12:00 midnight and end at 11:59 p.m.

(iv) Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned.

(v) Unless expressly provided otherwise, all references to time in this Agreement are EST.

3.	TERM OF OIL SUPPLY AND SERVICES

(a) Beginning on the Delivery Commencement Date, and continuing through the term of this Agreement and subject to the provisions of this Agreement:

(i) Except with respect to purchases, if any, to be completed by Buyer under the terms of the Saudi Contract, Seller will have the exclusive right to, and will, provide Oil for Delivery to the Refinery and Buyer will purchase such Oil in accordance with the terms set forth herein.

(ii) With respect to the Saudi Contract, Seller and Buyer shall comply with the terms of Appendix 13 with respect to such purchases of Oil and the subsequent delivery to and storage at the Refinery. Appendix 13 shall set out the terms regarding (1) the mechanism by which title to such crude oil will be acquired and by whom, (2) how pricing and TVM Payments will be calculated, (3) the timing and process as to how such Oil will be handled pursuant to the terms of this Agreement, and (4) such other details as Seller deems reasonably necessary to accomplish the foregoing.

(iii) Seller shall provide Buyer with certain operational services (the “Commercial Services”) and certain shipping-related services (the “Shipping

Services”) with respect to all purchases and sales of Oil reasonably necessary to enable Buyer to perform the manufacturing and operational processes at the Refinery as detailed in Appendix 6.

(b) This Agreement shall be binding on the Parties from the Effective Date hereof; however, the supply of Oil, Commercial Services, Shipping Services and related services shall commence on the later of December 17, 2010, or the date that Buyer or its Affiliate acquires Refinery Project Company and assigns its rights and obligations under this Agreement to Refinery Project Company pursuant to an assignment in form and substance acceptable to Seller (the “Delivery Commencement Date”) and shall continue for an initial term ending on September 30, 2011, and shall continue thereafter for successive one-Year extension periods commencing on each October 1 thereafter until this Agreement is terminated (i) by a termination in accordance with Clause 24, or (ii) by either Party giving 6 months prior notice that it has elected to terminate this Agreement; provided, that no Party shall have the right to give such a notice of election to terminate under this subpart (ii) prior to April 17, 2011.

4.	QUALITY

(a) Oil Requirements. The Parties will agree upon the Oil supply requirements of the Refinery in accordance with the process described in Clause 5. Such Oil supply requirements are referred to herein as the Requirements. Each “Requirement” shall be an identified volume of a specified Type and a corresponding Supply time period (e.g. 500,000 Barrels of Type A Oil to be Supplied in the window of 1-10 January 2011).

(b) Oil Types. Oil Supplied and Delivered under this Agreement will be grouped in the following general categories, referred to herein as “Types”.

(i) Type A: sour crude oil with a sulfur content equal to or greater than zero point eight percent by weight (0.8% weight), as per ASTM. Type A Oil Requirements typically will be covered by the Kirkuk Grade of Oil as a base case, with other light and medium sour crudes as optimization alternatives, including, but not limited to, sourcing from the Urals and Vasconia.

(ii) Type B: sweet crude oil with a sulfur content less than zero point eight percent by weight (0.8% weight), as per ASTM. Type B Oil Requirements typically will be covered by crude oil Grades sourced from the East Coast Canadian Grand Banks as a base case, with light and medium sweet crudes as optimization alternatives, including, but not limited to, sourcing from the North Sea and Angola.

(iii) Type C: Crude oil specifically required to produce approved lube oils: initially to be covered by the Arab Light and/or Arab Medium Grades of crude oil.

(iv) Type D: Feedstocks, for example vacuum gasoil or straight run fuel oil.

Within each Type of Oil described herein there are multiple “Grades”. For example the Oil Grades Kirkuk, Urals and Vasconia could each be Type A Oil. Some Grades may meet the specifications of more than one Type. To avoid any misunderstanding the Parties shall clearly communicate which Requirement or Type a proposed Grade or Cargo is to cover. A summary of Grades approved by Seller for sale hereunder, and their associated Type, is attached as Appendix 7.

(c) Term Quality / Spot Quality.

(i) Term Supply. The Parties expect that over time approximately [REDACTED]% of Oil Supplied to Buyer at the Refinery will be sourced from term agreements entered into by Seller. Buyer will use its reasonable efforts in support of Seller’s efforts to enter into such term agreements with counterparties. To the extent Seller is unable to enter into term agreements with specified counterparties or for specified Types or Grades, the Parties will work together to determine an appropriate arrangement for supply of the affected Type and Grade. If the Parties are able to enter an agreement with Saudi Arabian as to the terms of the Saudi Contract that is acceptable to each Party in their sole discretion, then it is anticipated that the Saudi Contract will be for approximately [REDACTED] of Arab Light Crude (Type C).

(ii) Spot Supply. The Parties agree that the balance of the Oil supplied to the Refinery will be sourced from the spot market for Oil.

(d) [REDACTED]

5.	ACQUISITION OF OIL

(a) Acquisition Process Steps. The process for selecting and then acquiring a Cargo of Oil to supply the Refinery shall comprise the following steps:

(i) Buyer and Seller shall mutually agree on the “Buyer’s Tentative Requirements Schedule” for any Month of Delivery of Oil to the Refinery, which shall consist of a list of Requirements with each Requirement being a volume of a Type to be delivered during a specified period in such Month, in a format following that in Appendix 8.

(ii) The Parties shall discuss the different Grade options for each Requirement.

(iii) The Parties shall agree on the volume, term, price and other key elements for term contract commitments, and Buyer shall give a written mandate to Seller to enter into such term contract(s), and Seller shall enter into such term contract(s). Thereafter, the Parties shall follow the term contract procedures set forth in Clause 5(c) below, which will result in Seller purchasing term Cargoes to cover certain Requirements in the Buyer’s Tentative Requirements Schedule.

(iv) [REDACTED]

(v) [REDACTED]

(vi) As to each target Cargo, Seller shall provide Buyer with the appropriate contractual terms in accordance with Clause 5(e)(ii).

(vii) Thereafter, Buyer shall give an oral or written mandate to Seller in accordance with Clause 5(e)(iii).

(viii) Seller shall purchase the Cargo covered by such mandate or, with respect to a Cargo acquired from Seller or Seller’s Affiliates, make appropriate internal allocations to reflect that such Cargo will cover a Requirement hereunder.

(ix) Seller shall send formal notification to Buyer of the purchase of the Cargo, or if the Cargo is acquired from Seller or Seller’s Affiliates portfolio, the internal allocation of such Cargo to cover a Requirement, covered by the mandate. Details of that notification shall be as described in Clause 5(f)(iii) below.

(x) [REDACTED]

(b) [REDACTED]

(c) Term Commitment Discussion Procedure. Subject to the provisions set forth in the term Oil supply contracts previously entered into under this Agreement, the Parties shall agree, at the appropriate times to:

(i) The volumes to be nominated to cover Buyer’s Tentative Requirements Schedule.

(ii) The Requirements that shall be covered by such term volumes (after the third party supplier of Oil under such term Oil supply contract confirms the final nomination of such Oil with the loading dates and final volume).

(iii) The Final Quality Differential for such volume. If such Cargo will be Supplied under the Execution Method then the FOB price will be set in principle to match the price reached by Seller with the supplier of the term volume, which if OSP-related will match the OSP of the respective Oil at the appropriate Loading Terminal, including any premium or discount. If the Cargo will be Supplied under the Supply Point Method then the price will be agreed between the Parties.

(iv) [REDACTED]

(d) Acquisition Discussion.

(i) Each Requirement will have an associated Acquisition Discussion that will commence upon Buyer advising Seller of Buyer’s Tentative Requirement Schedule and shall end when a Cargo or Cargoes covering the Requirement are Supplied to Buyer.

(ii) Until Buyer’s Tentative Requirements Schedule has become Buyer’s Requirements Schedule (as described in Clause 6), Buyer shall have the right to adjust the dates with the exception of any Requirements covered with Cargoes, which shall not be adjusted or modified without Seller’s consent.

(iii) [REDACTED]

(e) Acquisition Process and Target Cargo.

(i) Prior to the conclusion of the Acquisition Discussion, the Parties shall agree on a target Cargo for that Requirement within sufficient time to allow Seller to purchase such target Cargo in accordance with Clause 5(a)(viii). Buyer acknowledges that different Grades of Oil typically trade at different periods of time ahead of when such Cargo is to be delivered and that Seller may not be able to acquire a target Cargo if Buyer and Seller are unable to agree on a target Cargo in a timely manner. Seller shall keep Buyer apprised of such time periods.

(ii) Seller shall advise Buyer of all pertinent commercial details necessary with respect to each target Cargo, so that the Transparent Contractual Terms can be fully understood. If Seller is to provide the target Cargo from its or its Affiliates’ portfolio, then Seller shall notify Buyer of such fact.

(iii) Buyer shall give an oral (by way of a recorded means including recording of a telephone conversation with or without the consent of the other Party in accordance with Clause 34) or written mandate to Seller to fulfill the Requirement with such Cargo, such mandate shall include all of the information appropriate to fix the commercial terms for such Cargo, including the Grade of Oil, volume to be Supplied, Supply window and price. Such mandate, whether oral or written, shall be fully binding on Buyer, and Buyer thereafter shall be required to accept Delivery of such Cargo (unless Seller fails to acquire such Cargo) in accordance with this Agreement.

(iv) If Seller cannot acquire a target Cargo under the agreed contractual terms in accordance with Clauses 5(a), the Parties shall continue the Acquisition Discussion until either (1) it concludes with revised terms for the same target Cargo, (2) it concludes with terms for an alternative Cargo of the same Grade or (3) it concludes with terms for an alternative Cargo of an alternative Grade in the relevant GPO. This process shall continue until the Requirement is successfully covered.

(v) [REDACTED]

(vi) The Parties shall make reasonable efforts to cover a Requirement with a suitable Cargo. Until the Requirement is covered by a Cargo the Seller shall continue to advise the Buyer of potential target Cargoes to fulfill such Requirement. If Seller is unable to procure a Cargo to meet a Requirement, Buyer shall have the option to amend the Requirement so that the Seller can continue to use its reasonable efforts to procure a Cargo to cover such Requirement. If Seller cannot procure a Cargo to cover a Requirement (either an original Requirement or an amended Requirement) Seller shall have no liability for such failure.

(f) Transparent Contractual Terms. For any potential Cargo to be acquired by Seller, a set of Transparent Contractual Terms shall be agreed to, thereby providing a clear mandate to Seller to purchase such Cargo. These Transparent Contractual Terms shall be established under one the following two methods, in Buyer’s option:

(i) [REDACTED].

(ii) [REDACTED]

(iii) Cargo Confirmation. Whether a Cargo is purchased under the Execution Method or the Supply Point Method above, Seller shall promptly complete and communicate to Buyer a notice in the format set forth in Appendix 10 (a “Cargo Confirmation Notice”) after a Cargo has been purchased. At any point where a transaction relevant to that Cargo is agreed to between the Parties thereafter, the Cargo Confirmation Notice shall be updated accordingly. For example, if a freight cost is negotiated and established at a time after the Cargo was purchased under the Execution Method, that freight cost shall be added to the Cargo Confirmation Notice. This process shall continue until the entire price of the Cargo is built up and fully agreed and finalized.

(iv) Establishment of the Final Quality Differential for a Cargo. The Final Quality Differential shall be identified in the Cargo Confirmation Notice. This Final Quality Differential is to be used in the pricing process as described in Clause 9. This Final Quality Differential shall be set by agreement between the Parties. Any further cost items or adjustments that are applied to the Cargo Confirmation Notice shall thereafter follow the “Petty Cash” process in Clause 12. The general principle in the Parties agreeing to the point at which the Final Quality Differential is established and fixed shall be that further anticipated costs and adjustments are small in nature and would have a low expected probability of having a significant impact on the value of the Final Quality Differential.

(g) [REDACTED]

(h) Commencement Inventory at Paulsboro. On the Delivery Commencement Date, Seller shall acquire the Oil and Indigenous Feedstock held in inventory at the Refinery in accordance with the procedures set forth in Appendix 11.

(i) [REDACTED]

(j) [REDACTED]

6.	NOMINATIONS

The following schedule outlines the process for Buyer and Seller to agree on nominations for Supply of Oil into the Refinery for any Month M. For sake of clarity, Buyer’s Tentative Requirements Schedule/Buyer’s Requirements Schedule for Month M are the plans for Supply of Cargoes in Month M, whereas the Predicted Refinery Slate/Actual Refinery Slate for Month M (both as defined in Clause 9) are the plans for the number of Barrels of any Grade to be Delivered in that Month. These two plans will be separate and different from one another. The nominations for each Party shall progress in the following chronological order:

(a) Buyer shall nominate to Seller no later than the [REDACTED] Buyer’s Tentative Requirements Schedule. Each nomination shall be of [REDACTED] which is the [REDACTED] that Buyer envisages acceptable fulfillment of the Requirement to meet Buyer’s planned Refinery run schedule. Each nomination shall define the Type for that Requirement. No later than the [REDACTED], Seller shall nominate to Buyer the provisional [REDACTED] for all Requirements in M. Buyer’s Tentative Requirements Schedule for Month M will at this point become “Buyer’s Requirements Schedule”. Changes of either dates or Types within this Buyer’s Requirements Schedule shall only be by agreement between the Parties.

(b) At any time when a Requirement is either first covered by a specific Cargo or optimized from one Cargo to another Cargo, Buyer’s Requirements Schedule will be updated by replacing a Requirement (or optimized out Cargo) with the appropriate Cargo purchased.

(c) Buyer shall nominate to Seller no later than the [REDACTED] (i) the Deemed Volume for Month M, and (ii) the Predicted Refinery Slate for M.

(d) For any Requirement nominated for Supply in M, then promptly after Seller has covered such Requirement with a Cargo Seller shall contemporaneously nominate to Buyer a [REDACTED].

(e) For any Cargo nominated for Supply in M, Seller shall narrow the [REDACTED] prior to the beginning of such [REDACTED].

(f) Promptly following the end of Month M, Buyer shall communicate the Actual Refinery Slate for M based on the Delivered Oil in M. (See Clause 9).

7.	TITLE; CONTROL; RISK OF LOSS

(a) Until title is transferred in accordance with subclause (c) below, Seller shall continuously have and retain title at all times to all Oil and Indigenous Feedstock Seller acquires for purposes of satisfying its Delivery obligations under this Agreement (including, without limitation, title to Oil or Indigenous Feedstock that is on the water, in transport, or in the Storage Facilities). Buyer shall not take any action that adversely affects or encumbers in any way Seller’s title to or rights in such Oil and Indigenous Feedstock.

(b) To further clarify Seller’s continuous title and ownership of Oil and Indigenous Feedstock, as described above, including the Oil and Indigenous Feedstock in the Storage Facilities, Buyer will facilitate the execution of Intercreditor Agreement(s) with any lenders, credit buyers, secured parties, debt buyers, or any other Person which seeks to obtain or maintain (i) a material security interest in the Refinery or in any related assets, operations or contracts or (iii) any security interest, lien or other rights in the Oil or Indigenous Feedstock. Buyer hereby authorizes Seller to make any and all filings under the UCC that are appropriate to clarify Seller’s ownership and other rights with respect to such Oil and Indigenous Feedstock. Buyer agrees to immediately notify Seller pursuant to the notice provision herein in the event that a Lien is placed upon the Refinery by any creditor of Buyer at any time during the term of this Agreement other than as described in the Intercreditor Agreement(s).

(c) Title to the Oil shall pass upon the following actions being completed:

(i) From Seller to Buyer when Oil other than Indigenous Feedstock is transferred through the Storage Facility outlet flange.

(ii) From Buyer to Seller when Indigenous Feedstock is transferred through the Indigenous Feedstock Tank inlet flange.

(iii) From Seller to Buyer when Indigenous Feedstock is transferred through the Indigenous Feedstock Tank outlet flange.

(d) Delivery of Oil and Indigenous Feedstock to Buyer shall be considered to be taken at the same point where title passes.

(e) During Normal Refinery Operation, subject to Seller’s right to suspend deliveries (i) under Clause 19 or (ii) pursuant to a Termination of Deliveries Notice, Buyer may take deliveries of Oil and Indigenous Feedstock from the Storage Facilities solely for refining within the Refinery without prior consent of Seller.

(f) Control of Oil

(i) Except with respect to the daily deliveries of Oil and Indigenous Feedstock contemplated by Clause 7(e) or as provided in Clause 3 of Appendix 5, Buyer shall not cause or permit Seller’s Oil to be withdrawn from the Storage Facilities without prior written consent of Seller. In the event that at any time Seller provides a notice to Buyer substantially in the form of Appendix 12 (a “Termination of Deliveries Notice”), Buyer shall immediately cease taking any further deliveries of Oil from the Storage Facilities until Seller notifies Buyer in writing that such Termination of Deliveries Notice has been canceled. Appendix 6 allows some flexibility for moving Oil and Indigenous Feedstock in the case of an emergency.

(ii) Subject to the forgoing, Buyer shall for all purposes hereunder be deemed to have custody of the (1) Oil at such time as the Oil passes the flange connection between a delivery Vessel’s permanent supply manifold and the receiving pipeline or hose at the Supply Port and (2) the Indigenous Feedstock at all times.

(g) Risk of loss of the Oil shall pass from Seller to Buyer when the Oil passes the flange connection between a delivery Vessel’s permanent supply manifold and the receiving pipeline or hose at the Supply Port, and Buyer shall have at all times risk of loss for any Indigenous Feedstock; provided, that to the extent Seller receives any insurance proceeds under the insurance policies covering the Oil or Indigenous Feedstock described in Clause 21(c), Seller shall net from any amounts Buyer shall be responsible to indemnify Seller or any other Indemnified Party hereunder with respect to Oil or Indigenous Feedstock where Buyer bears the risk of loss pursuant to this Clause 7(g), the amount of insurance proceeds actually received with respect to such Oil or Indigenous Feedstock.

8.	STORAGE FACILITIES

(a) Seller will, as of the Delivery Commencement Date and during the term of this Agreement, have (i) the sole and exclusive right to store Oil in the Storage Facilities pursuant to the terms and conditions of this Agreement and Appendix 5 attached hereto, (ii) the right to access the Storage Facilities to add or remove Oil and Indigenous Feedstock, and (iii) the right to label the Storage Facilities, subject to Buyer’s reasonable approval, in such a manner as to put third parties on notice of Seller’s rights in such tanks and the Oil stored therein. If at anytime Seller elects to remove its Oil and/or Indigenous Feedstock, Buyer shall provide access to all of the Refinery’s necessary equipment and all assistance reasonably required to complete such removal.

(b) Additional Tanks. If Buyer or Seller determines that additional off-site storage space is needed for use in connection with the operation of the Refinery, Buyer may locate and propose to Seller proposed storage space to be used for additional Oil and/or Indigenous Feedstock storage (a “Proposed Storage Site”), together with proposed terms for acquiring such Proposed Storage Site. If such Proposed Storage Site is acceptable to Seller, including, with respect to (i) Seller’s HSE standards, (ii) other site conditions, and (iii) commercial terms, then Seller may acquire such Proposed Storage Site (by lease or otherwise) for Buyer’s use on such terms as are mutually acceptable to the Parties. Seller shall complete its review in a timely manner based on then-existing circumstances. Buyer shall be responsible for all costs and expenses incurred by Seller with respect to the use of such Proposed Storage Site, including lease payments or the equivalent, and expenses and Seller’s costs incurred in negotiating the acquisition of such Proposed Storage Site for Buyer’s use, all on a pass-through basis and with prior approval of Buyer. Any Proposed Storage Site acquired by Seller pursuant to the terms of this Clause 8(b) shall become a “Statoil Storage Facility”.

(c) Delaware City Storage. Seller contemplates that during the term of the Agreement, Seller may enter into a Tank Lease Agreement in substantially the form of Appendix 16 (the “Delaware City Tank Lease”) with DCRC, which is an Affiliate of Buyer, providing Seller rights to certain storage tanks at the Delaware City refinery. During the term of the Delaware City Tank Lease and this Agreement, Buyer shall, and shall cause DCRC to, comply with all of the terms of the Delaware City Tank Lease.

(d) Restricted Use of Tanks. If at any time during the term of this Agreement Seller’s use of any storage tanks comprising the Storage Facilities is materially restrained or enjoined by judicial process, terminated by municipal or other Governmental Authority or by right of eminent domain, Buyer and Seller shall cooperate to dispose of any Oil related to such storage tanks. To the extent Buyer is not able to timely use such Oil, Seller shall use commercially reasonable efforts to sell such Oil to third parties, and the terms of Clause 9(e) shall apply to such resold Oil.

9.	PRICE AND PRICING

(a) Pricing Information. To be able to calculate the price per Barrel of Oil delivered in a Month (defined in Clause 9(b) hereof as the Blended Price), the Parties will provide and keep records of the following information:

(i) Predicted Refinery Slate Information. At or before the last Business Day of the Month prior to the delivery Month, Buyer shall provide Seller the “Predicted Refinery Slate”, which shall be Buyer’s estimation of the volumes and

Grades of the Cargoes of Oil that are planned to be Delivered to the Refinery in such Month. Seller will update or amend as necessary the Predicted Refinery Slate in accordance with the procedures in Clause 9(b)(iv).

(ii) Actual Refinery Slate. As soon as reasonably practicable and in any case by no later than the 3rd Business Day of the Month following the delivery Month, Buyer shall provide Seller with the “Actual Refinery Slate” stating the volumes of each Cargo Delivered to the Refinery in such Month. The volumes of each Cargo Delivered to the Refinery will be known as the “Cargo Bank Withdrawal”, and determination of which Cargo within a Grade has been Delivered will be determined following a FIFO principle based on Supply dates of Cargoes of that Grade. Because volumes that are deemed to be Delivered cannot with precise accuracy reflect the Oil actually Delivered, the Parties acknowledge that actual Delivered volumes may not exactly match the deemed Delivered volumes. Any difference between the actual Delivered volumes and the deemed Delivered volumes shall be monitored through the monthly reconciliation of inventories described in Clause 11.

(iii) Cargo Bank. Each Cargo supplied to the Refinery shall have an associated “Cargo Bank” with a reference number that matches the Cargo Number. The Cargo Bank shall be in the form of Appendix 14 and shall contain the following information:

(1) The Grade of Oil;

(2) The volume of Oil outturn to the Refinery (or the most accurately available alternative until the outturn becomes available, and updated accordingly) when the Cargo was Supplied;

(3) The Cargo Bank Differential;

(4) The contract month of NYMEX WTI futures used as the basis for calculating the Cargo Basis Differential, the “Cargo Bank Hedge-Month”;

(5) The monthly deemed Cargo Bank Withdrawals pertinent to that Cargo; and

(6) The closing balance on the Cargo Bank (equal to (2)) minus the sum of all (5) above).

(iv) Applicable Pricing Information. For purposes of calculation of the Blended Price per Barrel of Oil in a Month, the Parties shall use the same elements or component information that are used for determining the Cargo Final Prices and any corrections or modifications that are required to account for difference between the estimates used in setting the Cargo Final Prices and the exact amounts that such estimates were seeking to approximate will be addressed pursuant to Clause 12 Petty Cash Banks.

(b) The Price Calculation for Each Delivery Month. Following delivery of the Actual Refinery Slate by Buyer, Seller shall calculate the price per Barrel for Oil Delivered under this Agreement in such Month (the “Blended Price”), which shall be equal to the sum of the Monthly Quality and Basis Differential plus the Pricing Element. To determine the Blended Price the following definitions and underlying calculations need to be applied.

(i) [REDACTED]

(ii) [REDACTED]

(iii) [REDACTED]

(iv) [REDACTED]

(c) [REDACTED]

(d) [REDACTED]

(e) [REDACTED]

10.	PAYMENT AND THE EPQ PROCESS

(a) Subject to Clause 10(d), payment for Oil Delivered under this Agreement shall be made in full, without discount, deduction, withholding, set-off or counterclaim upon presentation of Seller’s commercial invoice, on or before the payment due date pursuant to the provisions of this Clause 10.

(b) Payment shall be made in US Dollars by wire transfer of immediately available funds (same day funds) into Seller’s designated bank account as per this Clause 10, after receipt of Seller’s invoice and supporting documentation, delivered in accordance with Clause 29.

(c) Invoicing and payment shall be based upon the following schedule:

(i) After the Delivery Commencement Date, Seller shall initiate the EPQ Process on the second to last Business Day of each calendar week and on the final Business Day of each Month. Seller can also, at its option, initiate the EPQ process by communicating to Buyer by 12:00 noon on any Business Day (“Day 1”) the requirement for Buyer to complete the EPQ Form; however, Seller agrees that it will only exercise such optional or non-routine EPQ process for the purposes of keeping Buyer within Buyer’s available credit limits.

(ii) Following initiation of the EPQ process, Buyer shall conduct an electronic (computer readout sufficient) inventory of the Storage Facilities using the regular volumetric monitoring system installed at the Refinery at 5:00 p.m. on Day 1. Buyer shall transmit the EPQ, in a format set forth in Appendix 1, to Seller so as to arrive at Seller’s normal place of business, no later than 8:00 a.m. on the following day (“Day 2”). The EPQ shall include any necessary adjustment for over- or under-billed volumes from a previous period, as described in Clause 11. The EPQ Form shall establish the approximate quantity Delivered between the previous EPQ Form and such EPQ Form.

(iii) Prior to 5:00 p.m. on Day 1, Buyer and Seller shall agree on a “Provisional Price” for the EPQ. In the event that the Parties do not agree to a Provisional Price by 5:00 p.m. on Day 1, Seller reserves the sole right to calculate the Provisional Price for the purposes of preparing a provisional invoice (“Provisional Invoice”).

(iv) Seller shall process the information detailed in the EPQ Form and, taking into account (1) any payments received from any Off-Taker pursuant to a PDA, (2) any other payments made by Buyer or on Buyer’s behalf in respect of Buyer’s obligations under this Agreement, and (3) Buyer’s current and forecasted available capacity under the PBF Line of Credit, shall transmit a Provisional Invoice to Buyer’s normal place of business by no later than 10:00 a.m. on Day 2.

(v) Buyer shall remit funds as per Clause 10(b) no later than 12:00 noon on Day 2; provided, that if the EPQ Form has been prepared with respect to the last Business Day of a Month, then the payment made by Buyer shall be equal to the amount required to reduce the outstanding amount of the PBF Line of Credit to 0. If Buyer fails to remit funds by such time and such failure is caused solely by an error or omission of an administrative or operational nature of Seller, Buyer shall remit a reasonably estimated amount of the funds due, and the Parties shall continue to proceed through the payment process in a diligent manner to determine the correct amount of funds to be paid by Buyer on Day 2, after which Buyer shall remit to Seller additional funds for any underpayment by Buyer or Seller shall return to Buyer the amount of any overpayment by Buyer.

(d) All payments made by Off-Takers for Seller’s account pursuant to a PDA referencing this Agreement shall be applied to the obligations of Buyer to Seller under this Agreement. Notwithstanding the foregoing, Buyer is fully responsible for all payment obligations to Seller hereunder regardless of whether any Off-Taker fails to timely and fully make payments directly to Buyer pursuant to the terms of a PDA, and Buyer takes all risk for non-payment, underpayment or non-timely payment by the Off-Takers. Buyer represents and warrants to Seller that, as of the Effective Date and the Delivery Commencement Date, all receivables for Refined Products will be included in the PDA, and the only PDA that will be effective at the Delivery Commencement Date will be the PDA between MSCG, Buyer and Seller.

(e) If at the beginning of a Business Day it appears that the net amount of cash received by Seller from Off-Takers pursuant to PDAs, after application of such cash to any payment obligations of Buyer then outstanding, exceeds Estimated Credit Usage for the following Business Day (such amount, the “Direct Payment Excess”), then Seller shall within 2 Business Days transfer to Buyer the Direct Payment Excess in US Dollars by wire transfer of immediately available funds into Buyer’s designated bank account; provided, that Seller shall be permitted to apply the Direct Payment Excess to any Buyer Credit Usage on the date such repayment to Buyer would be due.

11.	RECONCILIATION OF MONTH END VOLUMES AND ADJUSTMENT

(a) At the end of each Month, M (as selected in accordance with Clause 11(a)(ii), “MonthEnd”), Buyer and Seller shall expeditiously reconcile the volumes of Oil priced, Supplied and Delivered during the Month, and calculate an economic adjustment (“Adjustment”) to the payments made in Month M, as follows:

(i) Delivered Volume. The Independent Inspector shall make an accurate assessment of the approximate volume of Oil in Inventory in the Storage Facilities at MonthEnd of Month M, and Buyer shall transmit a report based on the Independent Inspector’s assessment (each, an “Inventory Assessment”) to Seller in the format shown in Appendix 17. Such Inventory Assessment shall be the “Closing Inventory” for Month M and the “Opening Inventory” for Month M+1. The “Delivered Volume” for Month M is equal to the Opening Inventory in Month M plus the Supplied Volume in Month M minus Closing Inventory in Month M.

(1) The Inventory Assessment shall be prepared on a NSV basis in accordance with then-current API/ASTM standards and guidelines, and subject to (A) Clause 5(j) regarding interim measurement or assessments of Tank Heels and related payments and adjustments and(B) Clause 5 of Appendix 5 relating to tanks being taken out of service and a reduction for the related Tank Heels, the deduction for the Tank Heels purchased by Seller pursuant to Appendix 11 on the Delivery Commencement Date shall remain consistent for the duration of the Agreement.

(2) The costs and expenses of the preparation of such Inventory Assessment, including any fees paid to the Independent Inspector, shall be shared equally by the Parties.

(ii) MonthEnd date Selection. At a time reasonably close to MonthEnd, Buyer and Seller shall assess the likelihood of Vessels actively transferring Oil in or out of the Storage Facilities at or close to MonthEnd and shall deem the day of such MonthEnd so as to avoid having to determine the Inventory during such transfer of Oil. The “Supplied Volume” shall be the total NSV recorded by an Independent Inspector(s) for all Vessels Supplying Oil during the Month M between such deemed MonthEnds.

(b) Adjustment. The Seller shall compare the total amount paid by or on behalf of Buyer in M, including any amount that Seller has received from an Off-Taker pursuant to a PDA (collectively, the “Pre-Adjustment Payments”), to the amount that should have been paid to Seller (“Calculated Payment Obligation”), for the Delivered Volume for M. The Parties acknowledge that the Calculated Payment Obligation may include quantities of Oil and Indigenous Feedstock that was Delivered in Month M but was originally priced in anticipation of delivery in M-1, M or M+1.

(c) If the Calculated Payment Obligation for M is greater than the Pre-Adjustment Payments for M, then Buyer will pay Seller the amount of such underpayment. If the Pre-Adjustment Payments for M are greater than the Calculated Payment Obligation for Month M, then Seller will refund to Buyer the amount of such overpayment. The amount of any such underpayment or overpayment shall be due and payable (together with interest at the Base Rate charged from the 15th day of Month M until the reconciliation payment is made) on the same date that payment is due with respect to the next EPQ delivered by Seller in accordance with Clause 10 following completion of the above-described calculation of the Calculated Payment Obligation.

(d) Notwithstanding anything to the contrary in this Agreement, any amounts not paid when due under this Agreement shall bear interest from and including the date payment was originally to be made but excluding the date payment is actually made at the Default Rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Acceptance of late payments shall not constitute a waiver of rights to interest and shall in no circumstance be considered as an agreement to provide extended credit.

12.	PETTY CASH BANKS

(a) When each Requirement is filled by a Cargo, Buyer and Seller shall work together to agree on the following components of the Cargo Final Price for that Cargo. Not withstanding if the components remain an estimate or not, 10 days prior to the Month of Delivery of that Cargo, Buyer and Seller agree to use the latest estimates, or the best information available to finalize all components of the Cargo Final Price including, without limitation:

(i) Final Quality Differential at point of acquisition by Seller;

(ii) estimated freight;

(iii) estimated Taxes including any charges pursuant to Clause 20;

(iv) estimated demurrage;

(v) estimated outturn loss; and

(vi) estimated Cargo insurance.

(b) The Parties acknowledge that this Cargo Final Price is final only in the sense that it will be used for invoicing purposes between the Parties and does not fully reflect the value of the Oil upon Delivery. The difference in the actual value of the Oil and the value contained in the Cargo Final Price will be taken into account by the Petty Cash Bank.

(c) The Petty Cash Bank shall contain the continuous detailed outstanding account for elements of the price of Oil not contained in the Cargo Final Price, including, but not limited to:

(i) Freight outside of the Cargo Final Price;

(ii) Taxes outside of the Cargo Final Price;

(iii) Demurrage outside of the Cargo Final Price;

(iv) Outturn loss outside of the Cargo Final Price;

(v) Supplier and vendor costs.

(d) The construction of the “Petty Cash Bank” shall follow the format set out in Appendix 18.

(e) When the Petty Cash Bank value exceeds $500,000 (either in favor of Buyer or Seller) or, if no other payment was made pursuant to this subclause (e) during such calendar quarter, on March 30, June 30, September 30 and December 30 of each year (or if such day is not a Business Day, on the next Business Day thereafter) the balance of the Petty Cash Bank shall be paid down to $0 by the owing Party.

13.	VESSEL, BERTH AND SUPPLY PORT

(a) Vessel.

(i) Oil relating to this Agreement shall be Supplied on Vessels acceptable to Buyer. Buyer shall accept such nominated Vessel, and such acceptance shall not be unreasonably withheld. Buyer shall, within one Business Day after having received Seller’s nomination of a Vessel, notify Seller of:

(1) All instructions regarding customary Refinery documentation required at the Supply Port.

(2) The intended Berth at the Supply Port, with instructions to enable the Vessel to prepare and submit necessary information to the customs or border authorities in a timely manner so as to enable compliance with regulatory requirements as may be applicable.

(3) Whether the Vessel is acceptable to Buyer. If the Vessel is not acceptable to Buyer, Buyer shall notify Seller of the specific reason or reasons for such unacceptability so that Seller may take such reasonable corrective action to correct such unacceptability, if possible.

(ii) Seller shall instruct all Vessels to comply with Buyer’s then-current rules and regulations and to comply with all applicable Laws in force at the Supply Port, including the U.S. Federal Water Pollution Control Act, as amended, the U.S. Federal Oil Pollution Control Act of 1990 and regulations issued pursuant thereto. Buyer shall provide Seller with an electronic copy of its rules and regulations and any amendments thereto. Seller shall ensure that all Vessels secure and carry on board the vessel a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution). Vessels shall also have onboard any other Federal and/or state proof of financial responsibility certificate that may be required at the Refinery, as communicated by Buyer to Seller in a manner that reasonably allows the Vessel owner to obtain such certificate in a timely manner. Seller shall exercise due diligence to ensure that any Vessel shall fully comply or hold waivers for non-compliance with all applicable US Customs and Border Protection regulations in effect as of the date of Berth. Seller shall provide all required Customs information to the US Customs and Border Protection and Buyer prior to a Vessel’s arrival.

(iii) Seller shall arrange that each Vessel shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (“ISPS Code”) and the US Maritime Transportation Security Act of 2002 (“MTSA”). Each Vessel shall, when required, submit a Declaration of Security to the appropriate authorities prior to arrival at the Supply Port. Notwithstanding any prior acceptance of any Vessel by Buyer, if at any time prior to the passing of risk such Vessel ceases to comply with the requirements of the ISPS Code and the MTSA, then:

(1) Buyer shall have the right not to berth such nominated Vessel.

(2) Seller shall be obliged to substitute such nominated Vessel with a Vessel complying with the requirements of the ISPS Code and the MTSA

(iv) Seller may substitute a different Vessel of a similar size and characteristics provided that Seller fulfills its obligations under this Clause 13.

(v) Notwithstanding any prior acceptance of any Vessel by Buyer, Buyer has the right to reject a Vessel on reasonable grounds if it has been involved in any material incident subsequent to approval that could be construed to have a negative impact on its performance, or more recent information regarding the Vessel becomes available to Seller at any time after such prior acceptance.

(vi) Seller shall use reasonable efforts to ensure that all Vessels used by Seller shall provide for the replacement of the master, officers or crew of the Vessel should (i) Seller have reason to complain of their performance and (ii) the owner of such Vessel, after due investigation, finds the complaint justified.

(vii) Seller shall supply to Buyer copies of bills of lading or other shipping papers as reasonably requested by Buyer.

(b) Berth and Supply Port.

(i) Buyer shall exercise due diligence to provide free of charge, a safe Berth or Berths at the Supply Port which Vessels can safely reach and leave and at which Vessels can lie and transfer cargo always afloat and always within the limits of possible air draft(s) or other physical or material restrictions.

(ii) Seller warrants to Buyer that all Seller-designated loading ports, facilities, or terminals for this Agreement are in compliance and will remain in compliance with the ISPS Code and similar Laws pertaining to the security of ports, facilities, or terminals. Buyer warrants to Seller that all Buyer-designated unloading ports, facilities, or terminals for this Agreement are in compliance and will remain in compliance with the ISPS Code and similar Laws pertaining to the security of ports, facilities, or terminals.

(iii) This Agreement is based on Buyer’s confirmation that any Vessel can safely transit to, lie alongside and transfer cargo with a draught up to and including 40 feet fresh water. In the event that the permissible draught is reduced to less than 40 feet fresh water, then any reasonable associated costs, including possible deadfreight, will be for Buyer’s account so long as Seller takes reasonable measures to mitigate its damages and follows the reasonable recommendations of Buyer. Any reasonable costs associated with the Supply of the Oil into a port other than the Supply Port, or to a Berth other than at the Refinery at the Supply Port, shall, unless for a reason attributable to the Vessel or Seller, be for the account of Buyer.

(iv) Any costs for normal cargo transfer not designated by Worldscale as freight, or any additional costs that occur subsequent to this Agreement being initiated, shall be for the account of Buyer.

(v) Any costs or expenses in respect of any Vessel including demurrage or any additional charge, fee or duty levied in respect of such Vessel at the Supply Port and actually incurred by Seller resulting directly from the failure of the Supply Port to comply with the requirements of the ISPS Code and, if located within the US and US territories or waters, with the MTSA, shall be for the account of Buyer, including but not limited to the time required or costs incurred by Seller in taking any action or any special or additional security measures required by the ISPS Code or MTSA; provided, however, Buyer’s liability to Seller for any costs, losses or expenses incurred by Seller in respect of any Vessel, the charterers, or the Vessel owners (excluding consequential damages) resulting from the failure of the Supply Port to comply with the requirements of the ISPS Code and, where located within the US and US territories or waters, with the MTSA, shall be limited to the payment of demurrage and costs actually incurred by Seller in accordance with the provisions herein, except to the extent such failure was due to Buyer’s willful breach of these provisions or applicable Law.

(vi) Except as otherwise expressly set forth in this Agreement, Buyer will be responsible for the costs of any actions of third parties with respect to loading/lifting procedures that are outside of the direct control of Seller, including vessels arriving at the Refinery late due to mechanical difficulties, weather conditions, ship owner directive or otherwise, provided that Seller will use reasonable commercial efforts to minimize costs to Buyer relating to any such event or circumstance.

(vii) Buyer shall have the right to shift the Vessel from one Berth to another within its Refinery, or to anchorage. Any expenses incurred in such shifting or anchoring of a Vessel shall be for the account of Buyer. Any expenses incurred where the shifting of the Vessel within the Refinery is directed or mandated by any Person (including the US Coast Guard, US Customs Service and Border Protection, the applicable port authority, or any other Governmental Authority having proper jurisdiction over either the Vessel or its crew) other than Buyer shall be for the Vessel’s Account and shall be applied pursuant to the terms of the method of acquisition selected by the Parties in accordance with Clause 5.

(viii) The cost of all pumping of Oil or cargo from the Vessel to the Storage Facilities shall be arranged by and be at the cost of the Vessel. All wharfage or dock fees incurred for delivery or receipt of cargo shall be borne by the Vessel, including all duties and other charges on the Vessel, including those incurred by tugs and pilots, other port costs, such as harbor maintenance fees, and taxes on freight shall be for the Vessel’s account. Additionally, the Vessel shall pay any marine charge incurred by Buyer, including but not limited to, booming of the Vessel during marine transfers of cargo when such booming is required by Law, and tie up and release of Vessels and oil spill fees. The allocation of such costs borne by the Vessel shall be applied pursuant to the terms of the method of acquisition selected by the Parties in accordance with Clause 5.

(c) War Risk to Cargo & Vessel. Seller reserves the right to refuse at any time, without being considered in breach of this Agreement:

(i) to direct any Vessel to undertake or to complete a voyage to the Supply Port if such Vessel is required in the performance of such voyage:

(1) to transit, or to proceed to, or to remain in, waters so that the Vessel concerned (x) would be involved in a breach of any institute warranties (if applicable) or (y) would, in Seller’s reasonable opinion, risk such Vessel’s safety; or

(2) to transit, or to proceed to, or to remain in, waters where there is war or terrorist activity (de facto or de jure) or threat thereof.

(ii) prior to the commencement of loading a Cargo acquired for Buyer, to direct any Vessel to undertake the voyage to the intended Supply Port if such Vessel is required in the performance of the terms of this Agreement to transit waters which, in Seller’s reasonable opinion, would involve abnormal delay; or

(iii) to undertake any other activity in furtherance of a voyage to the Supply Port which in the opinion of the Vessel’s master or owner could place the Vessel, its cargo or crew at risk.

However, at Buyer’s request, if Seller agrees to direct a Vessel to undertake or to complete the voyage despite the conditions referred to in subclauses (i), (ii) or (iii) above, then Buyer shall reimburse Seller, in addition to the price payable under this Agreement, for costs incurred by Seller in respect of any additional insurance (Cargo or Vessel) premium and any other sums that Seller may be required to pay to the Vessel’s owner including any sums in respect of any amounts deductible under such owner’s insurance and any other costs and/or expenses incurred by Seller.

(d) The Parties shall additionally adhere to the Refinery Marine Terms set forth in Appendix 19. Subject to Clause 40(d), Appendix 19 contains terms in addition to those in Clauses 13, 14, 15 and 16 related to marine activities at the Refinery’s dock.

14.	SHIPPING AND LIGHTERING

(a) Seller will only provide Shipping Services to Buyer in relation to the Supply of Oil pursuant to this Agreement. All shipping of Oil will be performed on Vessels which are acceptable to Seller in its reasonable discretion in consideration of Seller’s vetting policy in effect at the time. For Cargoes shipped using the Supply Point Method all shipping considerations upstream of the Supply Port are for the account of Seller. For Cargoes shipped using the Execution Method all Shipping Services will be provided under the following provisions:

(i) As part of the acquisition process when freight is fixed for a Cargo, at the appropriate time the Parties shall discuss the freight market and opportunities prior to fixing a Vessel with respect to a Cargo.

(ii) Seller shall at its sole discretion accept or reject charterparties for use in the Vessel fixtures. The terms of the performing Vessel charterparty will be the basis for the freight rate, and any claims, costs, charges, including demurrage, which will be passed through to Buyer.

(iii) In the event that the Seller wishes to use a Time Chartered Vessel or re-let a Vessel it already has on charter then the Parties will agree on a rate for the Vessel based on the prevailing market rate using BITRA publications as a guide. Additionally, when a Time Chartered Vessel is used for shipping a Cargo, a demurrage rate will be agreed between the Parties for the voyage.

(iv) The Parties acknowledge that freight costs can be optimized and that the benefits will be shared between the Parties pursuant to Clause 5(g)(ii). For example, for a Cargo shipped using the Execution Method:

(1) If a reasonable demurrage claim with respect to a Vessel used to ship a Cargo is successfully negotiated down by Seller to a lower dollar amount then the savings will be shared in an appropriately equitable manner; or

(2) If Seller identifies a co-load opportunity, then the freight savings in comparison to the original freight option will be assessed using the relevant BITRA Worldscale assessment for the Loading Terminal and will be shared in an appropriately equitable manner, or if there are any losses as a result of such a co-load, such losses will be shared in an appropriately equitable manner.

(b) Buyer anticipates a transit and alongside draft restriction of 40 feet fresh water at the Supply Port. In order to reach this safe draft, the Mother Vessel may have to lighter at a recognized and approved safe offshore location. Seller shall engage and maintain contract(s) with a company or companies which engage in and are approved and recognized for Lightering operations. Lightering operations shall be conducted in compliance with all applicable Law, and in strict compliance with Seller’s HSE policy.

(c) The cost of the Lightering operation shall be applied pursuant to the terms of the method of acquisition selected by the Parties in accordance with Clause 5.

(i) Under the Execution Method of supply as set forth in Clause 5, all costs related to the Lightering operation shall be consistent with the terms as outlined under the Execution Method Clause and shall be performed under Seller’s Lightering contract(s).

(ii) Under the Supply Point Method of supply as set forth in Clause 5, Lightering costs shall be as agreed to at the appropriate times between the parties.

(d) Should the draft restriction as noted above not be the same as the anticipated draft described in subclause (b) above, thus requiring Seller to lighter a higher volume from the Mother Vessel to allow for safe transit and berthing, the cost of the additional Lightering shall be for Buyer’s account. The cost of the Lightering may consist of a per Barrel transfer fee, fuel surcharge fee, Mother Vessel and service Vessel demurrage, any additional costs related to additional waiting time for a Mother Vessel, and/or additional inspection and analysis costs for Vessels at discharge.

(e) On or about the Delivery Commencement Date, Seller intends to enter into a term Lightering contract (the “Initial TLA”) with a third party which will include, among other things, a minimum volume requirement. From time to time throughout the term of this Agreement, Seller may enter into one or more additional term Lightering agreements (each, a “TLA”). Buyer shall by separate written instrument in its reasonable discretion consent to the terms of the Initial TLA and each TLA, each such consent to provide that Buyer shall be financially responsible for any costs, fees or expenses incurred by Seller resulting from Seller not utilizing the minimum volume requirement under the Initial TLA or any subsequent TLA.

(f) Any partial Lightering or Lightering to extinction, at sea or at a place outside a designated port, shall be conducted in accordance with the latest Oil Companies International Marine Forum guidelines for ship-to-ship transfers and with port authority approval, if applicable.

(g) Any Lightering Vessel utilized by either Seller or Buyer shall be subject to the approval of the other Party.

15.	DETERMINATION OF QUANTITY AND QUALITY

(a) The quality and quantity of product Supplied by Seller to Buyer shall be determined by an Independent Inspector. The Independent Inspector’s determinations as to quantity, quality and line displacements shall be binding on both Parties and shall form the basis for invoicing, except for cases of manifest error or fraud. [REDACTED]. If the Parties are ever unable to agree on an Independent Inspector, Seller shall have the right, in good faith, to designate an entity as the Independent Inspector, provided such entity has been approved by US Customs. Each Party shall provide or cause to be provided to the Independent Inspector all necessary rights of access.

(b) Seller reserves the right to have, at Seller’s cost, a representative to attend the Supply and to witness all aspects of the measurement of the Oil outlined below, including, but not limited to, witnessing of shore tank gauging, meter setting and any analysis. Buyer shall arrange necessary clearance for Seller’s representative to gain access to all areas necessary to conduct such witnessing. Such clearance shall not be unreasonably denied.

(c) The quantity determined will reflect full deduction for sediment and water, measured in accordance with the latest API/ASTM standards and methods in effect at the time of Supply, as determined from a representative sample drawn by an automatic in-line sampler. In the event that an automatic in-line sampler is not available, malfunctions during the transfer, the Independent Inspector cannot verify the integrity of the sampler or the sampler container before or after Supply, or the Independent Inspector determines that the samples drawn by such sampler are not representative of the product on board the Vessel on arrival at the Supply Port (including, but not limited to, making a comparison with total of Vessel’s arrival composite sample analysis results and Vessel’s arrival freewater), then sediment and water deduction shall be determined from Vessel’s arrival volumetrically correct composite sample and Vessel’s arrival free water.

(d) The measurement of the quantity of Oil shall be carried out at the Supply Port in accordance with the latest API standards in effect at the time of Supply. The quantity of Oil shall be determined by proven meters in the immediate vicinity of the Berth, at the Supply Port. If meters are unavailable, not proven, not functioning correctly, or determined by the Independent Inspector to be inaccurate or not to represent the volume Supplied by the Vessel or the line displacement as detailed below is not performed, then the outturn quantity shall be based on static shore tank measurements at the Supply Port, with receiving shore tanks in conditions recommended in API for determining accurate measurement, and meeting the criteria specified below. If the shore tanks(s) are active, do not meet the criteria below, or the Independent Inspector cannot verify the shore tank measurements prior to or after Supply, or the Independent Inspector determines that these shore tank measurements are inaccurate or are not representative of the volume Supplied by the Vessel, or the receiving tanks are located at a location other than the Storage Facilities where the Vessel is berthed, or Seller’s representative is unable to witness any aspect of the measurement, then the Vessel’s arrival figure, less any remaining on board quantities (“ROB”), adjusted by the Vessel’s load experience factor (“LVEF”) as calculated by the Independent Inspector, shall be used to determine the Supplied quantity.

(e) In the event that the Supplied quantity is to be based on shore tank measurements, then all shore tanks taking Supply shall be static and shall contain sufficient Oil, prior to Supply, to ensure that the floating roofs are afloat and clear of the “critical zone” by a minimum of 6 inches.

(f) In the event that the Supplied quantity is to be based on shore tank measurements, or if meters are to be used, but are not located in the immediate vicinity of the Berth, then, at the commencement of Supply, after opening shore tank gauges have been established, the Independent Inspector shall monitor the performance of a line displacement consisting of the Vessel pumping Oil to the furthest shore tank taking Supply. The line displacement is to be carried out in accordance with API guidelines. The Independent Inspector’s conclusions regarding the results of the line displacement shall be binding on both Parties, except for cases of manifest error or fraud, and the final shore outturn volume shall, if the results of the line displacement are found to be outside the “precision of measurement” limits detailed in API, be credited to the outturn, as necessary. In cases when the line is found to be slack, the entire difference between the volume that the shore tank receives and the volume that the vessel Supplies shall be credited to the final outturn volume.

(g) The Refinery shall confirm the line displacement volumes before the Supply resumes. The Refinery personnel present at Supply are required to have the necessary authority to agree to all measurements carried out in relation to the line displacement. Any delays incurred while in dispute after the first line displacement, including the carrying out of a second displacement at Buyer’s option, and until Supply has resumed, are for Buyer’s account.

16.	LAYTIME AND DEMURRAGE

Buyer has two methods of requesting Seller to provide a Cargo to meet Buyer’s Requirement, the Execution Method and the Supply Point Method.

(a) As used herein, “demurrage” means the time in excess of the laytime allowed to Buyer calculated as per this Clause 16 and/or the agreed damages payable by Buyer to Seller for the excess time for Time Chartered Vessels as will be agreed upon pursuant to Clause 14(a)(iii).

(b) For the Execution Method, Buyer’s liability for demurrage will be directly to the ship-owner through Seller. Seller shall negotiate in a commercially reasonable manner directly with the owner of the Vessel on behalf of the Parties. The cost of demurrage shall be estimated as per Clause 12 and shall form a component of the Cargo Final Price. Any additional or rebated demurrage different from that estimate shall be accrued to the Petty Cash Bank as described in Clause 12. The final agreed settlement of demurrage with the owner shall be used to determine any addition or deduction from the Petty Cash Bank; provided that if Seller negotiates the owner’s claim so that the total liability is reduced, the amount apportioned to the Petty Cash Bank shall be [REDACTED]% of such liability reduction.

(c) For the Supply Point Method, Buyer’s liability for demurrage will be directly to Seller through the following method:

(i) Laytime allowed to Buyer for Seller to make Supply of the Cargo shall be [REDACTED] hours, unless the Cargo is a Part Cargo. In the event the Cargo is a Part Cargo, the laytime shall be pro rata portion of the total laytime allowed for a full Cargo in accordance with this Clause 16. The laytime allowed under this Agreement shall include Sundays and holidays and nighttime, unless working on Sundays, holidays or during night is prohibited by the Laws in force at the place of Supply.

(ii) Laytime shall not commence until a valid NOR is tendered by the master or owner of the Vessel to Buyer or the owner or operator of the Refinery or any of their representatives (as the case may be) upon arrival at the customary anchorage or the place where the Vessel is ordered to wait for Supply, whichever is applicable.

(iii) For Vessel tendering NOR in accordance with this Clause 16 within the [REDACTED] as detailed in Clause 6, laytime shall commence at the earlier of (1) [REDACTED] or (2) when the Vessel is securely moored at the Berth.

(iv) If Vessel tenders NOR outside the [REDACTED], the commencement of laytime shall be either:

(1) For a Vessel tendering NOR prior to the [REDACTED]; laytime shall commence at the earlier of (A) [REDACTED] or (B) when the Vessel is securely moored at the Berth, or

(2) For a Vessel tendering NOR after [REDACTED], and without prejudice to Buyer’s rights under this Agreement laytime shall commence when the Vessel is securely moored at the Berth, and Buyer shall make best efforts to berth the Vessel as soon as possible after arrival

(v) The following shall not count as laytime, or as demurrage if the Vessel is on demurrage:

(1) [REDACTED]

(2) [REDACTED]

(3) [REDACTED]

(4) [REDACTED]

(vi) Seller warrants that all Vessels shall be capable of Cargo transfer within [REDACTED] or can maintain an average backpressure of [REDACTED] at the Vessel’s manifold provided the Storage Facilities permit. Time lost as a result of Vessel being unable to transfer the Cargo as warranted above shall be adjusted as per the ASDEM pumping performance calculation.

(vii) In the event of a Force Majeure, any increase in the expense of laytime or demurrage, as applicable, shall be borne equally by the Parties.

(viii) Laytime shall cease upon Completion of Supply.

(ix) If the laytime is exceeded, Buyer shall, subject to the provisions of this Clause 16, pay demurrage to Seller in respect of the excess time. In the event that there is any delay in the process of Supply at the Supply Port for any reason whatsoever, the rights of Seller against Buyer in respect of such delay, shall be limited to a claim for demurrage in accordance with the provisions of this Clause 16.

(x) The demurrage to be paid shall be calculated at the agreed demurrage rate per day pro rata for part of a day. If no demurrage rate is agreed to between the Parties, the demurrage rate shall be:

(1) the “Average Freight Assessment Rate” of Worldscale appropriate to the size of the Vessel and current on the date of Completion of Supply, or

(2) the market rate for the appropriate/applicable size of Vessel on the date of Completion of Supply as shall be assessed by a mutually agreed independent and reputable broker.

(xi) Buyer’s obligation to pay demurrage shall be absolute and not subject to qualification by the provisions of Clause 18. In no event shall Buyer be liable for a demurrage claim if such claim, supported by appropriate documentation, is not received by Buyer in writing within [REDACTED] of Completion of Supply.

17.	UNSCHEDULED DISRUPTION TO NORMAL REFINERY OPERATIONS

Unscheduled downtime at the Refinery due to an event of Force Majeure shall be handled in accordance with Clause 18. During any period of unscheduled downtime not caused by an event of Force Majeure, Buyer shall make reasonable attempts to take Delivery of Oil under this Agreement. Should unscheduled downtime not caused by an event of Force Majeure exceed [REDACTED], Buyer is entitled to request the rescheduling of future Cargoes. However, Seller shall not be required to reschedule or delay any Cargo that has been accepted by Buyer for Supply within a [REDACTED] period immediately following the date Buyer gives Seller notice of unscheduled downtime. Further, Buyer shall not make any such rescheduling request primarily for the purposes of commercial gain.

The Parties agree to take reasonable actions in order to minimize any losses to Buyer for Cargoes already committed to prior to any such unscheduled downtime at the Refinery not caused by an event of Force Majeure.

18.	FORCE MAJEURE

(a) Neither Seller nor Buyer shall be responsible for any failure to fulfill their respective obligations, in whole or in part, under this Agreement if fulfillment has been prevented or curtailed by Force Majeure, and the affected Party shall be relieved of liability for failing to perform, wholly or in part, from the inception of such event of Force Majeure and during the continuance thereof. The foregoing right shall not be construed to limit or restrict either Party’s right to invoke any other subsequent Force Majeure event (even if the other, subsequent Force Majeure event relates to events or circumstances similar or identical to the events or circumstances underlying the subject Force Majeure event) or other Force Majeure event which occurs during all or any portion of the subject Force Majeure event. For purposes hereof, “Force Majeure” means any circumstances whatsoever that are beyond the reasonable control of Seller or Buyer, as the case may be, including without prejudice to the generality of the foregoing, but not limited to:

(i) compliance with any order, demand or request of any Governmental Authority;

(ii) any strike, lockout or labor dispute;

(iii) adverse weather, perils of the sea, or embargoes;

(iv) fires, earthquakes, lightning, floods, explosions, storms, and other acts of natural calamity or acts of God;

(v) accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors or other navigational or transportation mechanisms;

(vi) disruptions, breakdowns, explosions or accidents which may have a materially adverse effect on storage facilities, refineries, Storage Facilities, Vessels, lightering equipment or other facilities; and

(vii) acts of war, hostilities (whether declared or undeclared) civil commotion, blockades, terrorism, sabotage or acts of the public enemy;

provided, however, that nothing contained herein shall relieve either Party of any of its obligations to make payments due to the other Party under this Agreement, which obligations are absolute.

(b) The Party seeking relief under (a) of this Clause 18 (the “Affected Party”) shall advise the other Party in writing as soon as practicable of the circumstances causing the failure to fulfill its obligations and shall thereafter provide such information as is available regarding the progress and possible cessation of those circumstances, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Oil or Indigenous Feedstock affected. The Affected Party shall notify the other Party when the Force Majeure event is terminated. Subject to the provisions of Clause 17, performance of obligations under this Agreement shall be resumed as soon as reasonably possible after such circumstances have ceased.

(c) The Affected Party shall use all reasonable efforts to, and the other Party shall use all reasonable efforts to assist the Affected Party in its efforts to, (i) attempt to prevent a Force Majeure and (ii) mitigate the effects of any Force Majeure. [REDACTED]

(d) [REDACTED]

(e) [REDACTED]

(f) In the event that either Party sends a proper notice of an event of Force Majeure and such event of Force Majeure is not remedied within 120 days from the date that notice of such event is given, and so long as such event is continuing, the Party receiving the notice of Force Majeure may terminate this Agreement by written notice to the Party that sent the notice of Force Majeure, and neither Party shall have any further liability to the other in respect of this Agreement except for the rights and remedies previously accrued under this Agreement.

19.	CREDIT CONDITIONS

(a) Guaranties. On the Delivery Commencement Date, Buyer shall provide a parent guaranty from Buyer’s Guarantor to Seller in an amount, for a term, and in a format acceptable to Seller. Additionally, prior to any assignment or transfer of any rights or obligations of Buyer under this Agreement, Buyer shall provide to Seller its written guaranty of all of Buyer’s obligations, which guaranty shall be in an amount, for a term, and in a format acceptable to Seller. Buyer shall insure that any and all guaranties required under this Clause 19 shall continue to be in full force and effect throughout the term of this Agreement.

(b) [REDACTED]

(c) Financial Covenants. At all times Buyer shall ensure that the following financial covenants shall be satisfied. Buyer shall provide consolidated financial statements with respect to its ultimate parent company which shall also be a guarantor under this Agreement. Each of these financial covenants set forth herein shall be based on the consolidated financial information of such ultimate parent company guarantor and all of its subsidiaries.

(i) Minimum Shareholder’s Equity, excluding goodwill and intangibles, shall be greater than $[REDACTED] as measured quarterly.

(ii) The ratio of Long-term Debt (excluding bank revolving working capital debt) to Shareholders Equity (excluding goodwill and intangibles) shall be less than [REDACTED] as measured quarterly.

(iii) At all times on or after the completion of the first 4 quarters of operation under this Agreement, the sum of (1) the rolling 4 quarter Consolidated Average EBITDA plus (2) cash on hand shall be greater than $[REDACTED].

Buyer’s current ultimate parent company guarantor is Buyer’s Guarantor, and Buyer covenants that there shall be no change to its ultimate parent company unless the new ultimate parent company executes a parent company guaranty of Buyer’s obligations under this Agreement in substantially the form of the current ultimate parent company’s guaranty, and the new ultimate parent company’s consolidated financials will satisfy the above described financial covenants.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either Buyer or Seller shall so request, the Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (2) Buyer shall provide to Seller financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d) [REDACTED]

(e) Reporting. Buyer shall provide or cause to be provided to Seller:

(i) The Guarantors’ consolidated unaudited monthly, and quarterly financial statements within 30 days and 60 days, respectively, after the end of such period; provided that the 60-day period shall be equal to the lesser of (1) 60 days or (2) the number of days following the end of the applicable period after which such financial statements are required to be reported or delivered under applicable Law.

(ii) The Guarantors’ consolidated audited annual financial statements within 120 days of the fiscal year end of the Guarantors.

(iii) The Refinery Subsidiaries’ consolidated unaudited monthly, and quarterly financial statements within 30 days and 60 days, respectively, after the end of such period; provided that the 60-day period shall be equal to the lesser of (1) 60 days or (2) the number of days following the end of the applicable period after which such financial statements are required to be reported or delivered under applicable Law.

(iv) A simultaneous copy of all notices that are provided to Buyer’s lenders, including:

(1) Loan covenant compliance certificates;

(2) Financial forecasts and bank line availability; and

(3) Certificates of good standing.

(f) Intercreditor Agreement(s). At all times Buyer shall ensure that the Intercreditor Agreement(s) required pursuant to Clause 7(b) are in place and in full force and effect.

(g) [REDACTED]

(h) True Sale; Security Agreement.

(i) Seller and Buyer intend that the sales and purchases of Oil and Indigenous Feedstock pursuant to this Agreement shall be treated as a true sale in accordance with the terms of this Agreement. Notwithstanding the foregoing, however, if title to any Oil or Indigenous Feedstock is recharacterized as having remained with or been transferred to Buyer other than as provided by the terms of this Agreement, or if the transaction evidenced by this Agreement is deemed to be a financing and not a true sale or determined to create, in substance, a security interest, Seller and Buyer agree that such Oil and/or Indigenous Feedstock are and shall be subject to the lien and security interest granted by Buyer to Seller pursuant to subclause (ii) below and that Seller shall have the rights and remedies set forth in subclause (iii) below.

(ii) As security for the payment of the obligations of Buyer under and in connection with this Agreement [REDACTED], together with any increases, extensions, and rearrangements of such obligations under any amendments, supplements, and other modifications hereof or thereof, Buyer hereby grants to Seller a first priority security interest in all of Buyer’s present and future right, title and interest in and to (1) the Oil and Indigenous Feedstock; (2) all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing; and (3) all proceeds of any of the foregoing. In connection with the foregoing, Buyer authorizes Seller to file such financing statements pursuant to the UCC as Seller deems necessary to perfect the foregoing interest. Buyer shall not grant or permit any other security interest in any of the foregoing collateral.

(iii) In the event of such re-characterization, upon any Event of Default, Seller may exercise all of the rights and remedies of a secured party under the UCC, whether or not the UCC applies to the affected collateral. Such remedies shall be cumulative with all other remedies of Seller hereunder and available at law or equity, and no delay in enforcing the foregoing shall act as a waiver of Seller’s rights hereunder or thereunder.

(i) Security Interest in Refined Products Sales Agreement. As security for the prompt and complete payment and performance in full of all obligations of Buyer to Seller hereunder, Buyer hereby grants to Seller a security interest in all of Buyer’s right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising and wherever located:

(i) All sales agreements with Off-Takers, for the Refined Products, including the MSCG Sales Agreement;

(ii) The proceeds of Buyer’s sale of Refined Products from the Refinery, which includes all receivables of Buyer from Off-Takers including MSCG; and

(iii) All rights of Buyer to guaranties delivered to Buyer by parent companies of Off-Takers covering the payments due under sales agreements with such Off-Takers; and

(iv) All proceeds, products, accessions, additions, substitutions, replacements, rents and profits of or in respect of any or all of the foregoing.

In connection with the foregoing, Buyer authorizes Seller to file such financing statements pursuant to the UCC as Seller deems necessary to perfect the foregoing interest. Buyer shall not grant or permit any other security interest in any of the foregoing collateral.

20.	TAXES, DUTIES AND CHARGES

(a) Ordinary agency fees, towage, pilotage and similar port charges, port duties and other taxes against the Vessel at the Supply Port, shall be paid by Seller.

(b) Buyer shall be the importer of record and shall comply with all applicable Laws governing said importation, procure all necessary licenses and permissions, and shall timely pay or cause to be timely paid all federal, state and local duties, taxes, imposts and customs fees related to the transportation and/or importation of all Oil, including the Taxes imposed by Section 4081 and the registration and bonding requirements imposed by Section 4101 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, Buyer shall comply with the information and reporting requirements imposed by Section 4102 of the Code with respect to allowing the inspection of records by state and local Tax officers. Seller shall provide Buyer with sufficient information upon request to the extent its own records are inadequate to timely facilitate such importation and reporting.

(c) Each Party shall be solely responsible for its own federal and state income taxes. Buyer shall be liable for and shall pay (and shall indemnify and hold harmless Seller against) all Taxes, including sales, transfer, use, stamp, documentary, filing, recording, or similar fees or taxes or governmental charges as levied by any Governmental Authority (including any interest and penalties) that are attributable to the transactions provided for herein.

21.	INSURANCE

(a) Insurance Required for Buyer. Buyer shall, at its sole expense, carry and maintain in full force and effect throughout the term of this Agreement insurance coverages, with insurance companies rated not less than A-, IX by A.M. Best or otherwise reasonably satisfactory to Seller, of the following types and amounts:

(i) Workers compensation coverage in compliance with the Law of the states having jurisdiction over each employee and employer’s liability coverage in a minimum amount of $[REDACTED] per accident.

(ii) Automobile liability coverage in a minimum amount of $[REDACTED].

(iii) Commercial general liability insurance and umbrella or excess liability insurance covering all of Buyer’s operations, including bodily injury, property damage and contractual liability with a minimum limit of $[REDACTED] per occurrence.

(iv) Pollution liability coverage for “sudden and accidental pollution” liability with a minimum limit of $[REDACTED] per occurrence.

(v) All risk” insurance covering the Refinery including full replacement cost of any Oil owned by Seller or Delivered to Seller.

(b) Seller’s Insurance. Seller shall, at its sole expense, carry and maintain in full force and effect throughout the term of this Agreement insurance coverages, with insurance companies rated not less than A-, IX by A.M. Best or otherwise reasonably satisfactory to Buyer, of the following types and amounts:

(i) Pollution liability coverage for “sudden and accidental pollution” liability with a minimum limit of $[REDACTED] per occurrence.

(ii) All risk insurance covering full replacement cost of any Oil owned by Seller while stored in the Storage Facilities.

(iii) Cargo insurance on Oil while on board sea going vessels at [REDACTED]% of their full CIF value based on Institute Cargo Clauses (A) “All Risks.”

(c) Additional Insurance Requirements.

(i) Seller will ensure that Vessels carry the liability and pollution insurance required by all applicable Laws.

(ii) Seller will only charter Vessels with an IACS Classification and such Vessel is to maintain such class during its full charter period. All Vessels nominated to load or discharge at the Supply Port shall have a valid and full entry with an International Group Associations P&I Club thus carrying a current limit of $[REDACTED] for pollution liabilities and related clean up costs.

(iii) The Parties shall cause their respective insurance carriers to furnish to the other Party insurance certificates, in a form and from a party reasonably satisfactory to the other Party, evidencing the existence of the coverages and endorsements required. The certificates shall specify that no insurance shall be canceled or materially changed during the term of this Agreement unless the other Party is given 30 days notice prior to cancellation or prior to a material change becoming effective. Each Party shall promptly provide the other Party with renewal certificates.

(iv) Seller shall be named as an “additional insured as its interests may appear” on each of Buyer’s insurance policies described in subclause (a) above.

(v) The insurance policies described in subclauses (a) and (b) above shall include an endorsement that the underwriters waive all rights of subrogation against the other Party, and shall be primary and non-contributory with respect to any insurance or self-insurance that is maintained by the other Party.

(vi) Each Party shall notify the other Party if any self-insured retentions or deductibles exist in the foregoing policies, and all self-insured retentions or deductibles that exist in the foregoing policies shall be the sole responsibility of the Party responsible for providing such policy.

(vii) The mere purchase and existence of insurance does not reduce or release either Party from any Liability incurred or assumed under this Agreement.

22.	REPRESENTATIONS, WARRANTIES AND COVENANTS

(a) Mutual Representations and Warranties. Buyer and Seller each represents and warrants to the other as of the Effective Date, the Delivery Commencement Date and as of each Delivery that:

(i) There are no suits, proceedings, judgments, ruling or orders pending, or to its Knowledge, threatened, by or before any court or any Governmental Authority that materially and adversely affect its ability to perform, or the rights of the other Party, under this Agreement.

(ii) It is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business and perform its obligations hereunder.

(iii) The making and performance by it of this Agreement is within its powers and has been duly authorized by all necessary action on its part.

(iv) This Agreement constitutes a legal, valid and binding act and obligation of it, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditor’s rights generally.

(v) No Event of Default under Clause 24 with respect to it or, to its Knowledge, event, which with notice and or a lapse of time would constitute such an Event of Default, has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

(vi) It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended.

(vii) It is a “forward contract merchant,” as defined in Section 101(26) of the Bankruptcy Code, in respect of this Agreement and each sale of Oil hereunder, and each sale of Oil hereunder is a forward contract for purposes of the Bankruptcy Code.

(viii) It is a “master netting agreement participant,” as defined in Section 101(38B) of the Bankruptcy Code, in respect of this Agreement and each sale of Oil hereunder, and each sale of Oil hereunder is a master netting agreement for purposes of the Bankruptcy Code.

(ix) Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Oil hereunder who is entitled to any compensation with respect thereto.

(x) All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Agreement and its performance hereunder and the consummation by it of the transactions contemplated hereby have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.

(xi) The execution, delivery and performance of this Agreement do not violate or conflict with (a) any Law applicable to it, (b) any provision of its constitutional documents, (c) any order or judgment of any court or Governmental Authority applicable to it or any of its assets or (d) any contractual restriction binding on or affecting it or any of its assets, except to the extent such conflict or violation has not and could not be reasonably expected to cause a Material Adverse Change.

(xii) It possesses all necessary permits, authorizations, registrations and licenses required to perform its obligations hereunder and to consummate the transactions contemplated hereby, except to the extent such conflict or violation has not and could not be reasonably expected to cause a Material Adverse Change.

(xiii) It is not bound by any other agreement that would preclude its execution, delivery, or performance of this Agreement.

(b) Representations of Buyer. Buyer represents and warrants to Seller as of the Delivery Commencement Date and as of each Delivery, and to its Knowledge, as of the Effective Date, that:

(i) The Storage Facilities are structurally sound and safe and Buyer does not Know, and has no reason to Know, of any leaks in the storage tanks, pipelines, or other equipment or of any other situation at the Storage Facilities which could cause environmental danger or be detrimental to the environment or to Seller’s interests.

(ii) The Storage Facilities are being maintained and operated in accordance with standard industry practices, all practices, methods, acts, standards and criteria employed and in force at the Refinery and all Environmental Laws and all other applicable Laws. Buyer specifically warrants that the Storage Facilities will operate in compliance with the oil spill response plan as may be required under the foregoing Laws.

(iii) Buyer has all operational and health and safety manuals relevant to the maintenance and operation of the Storage Facilities in compliance with standard industry practices and that all relevant personnel responsible for the maintenance and operation of the Storage Facilities are, and at all times during the term of this Agreement will be, familiar with the procedures set forth in such manuals. Buyer further represents all personnel responsible for the maintenance and operation of the Storage Facilities are, and at all times during the term of this Agreement will be, routinely trained on health and safety and disaster procedures in accordance with standard industry practices.

(iv) Except as permitted pursuant to the Intercreditor Agreement(s), there are no Liens on the Storage Facilities or any property that is necessary for Buyer’s performance of this Agreement.

(c) Mutual Covenants.

(i) Each Party shall, in the performance of its duties under this Agreement, comply in all material respects with all Laws, including all Environmental Laws. Buyer and Seller each shall maintain the records required to be maintained by Environmental Law and shall make such records available to the other upon their request. Buyer and Seller each shall also immediately notify the other of any violation or alleged violation with respect to the Oil sold or purchased under this Agreement, and, upon request shall provide the other with all evidence of environmental inspections or audits by any Governmental Authority with respect to such Oil.

(ii) All reports or documents rendered by Buyer or Seller to the other shall, to the best of its knowledge and belief, accurately and completely reflect the facts about the activities and transactions to which they relate. Buyer and Seller each promptly shall notify the other if at any time it has reason to believe that the records or documents previously furnished by such Party are no longer are accurate or complete.

(iii) During the first full year of the term of this Agreement neither Party shall, without the prior written consent of the other Party, suffer or permit any change in more than 50% of the direct or indirect ownership of such Party, (2) sell all or substantially all of its assets, or (3) have one or more subsidiaries sell all or substantially all of their assets, if such sale would have a material effect on the ownership or operation of the Refinery. After the first full year of the Term, if either Party shall suffer or permit any change in more than 50% of the direct or indirect ownership of such Party, (2) sell all or substantially all of its assets, or (3) have one or more subsidiaries sell all or substantially all of their assets and such sale could have a material effect on the ownership or operation of the Refinery, then the other Party shall have the option to terminate this Agreement on the effective date of any such transaction. The Party entering into the transaction shall give notice to the other Party within five (5) Business Days of entering into definitive agreements for the transaction, which notice shall also be no less than 60 days prior to the anticipated effective date of the transaction.

(d) Covenants of Buyer.

(i) From and after the Delivery Commencement Date, Buyer shall (1) maintain all material licenses, permits and franchises required by any Governmental Authority, (2) cause or ensure that any material subsidiary of Buyer’s Guarantor maintains and renews, all material licenses, permits and franchises required by any Governmental Authority.

(ii) Buyer shall ensure that no Lien, through Buyer’s or its Affiliate’s action or inaction, shall attach to Oil owned by Seller.

(iii) Prior to the Delivery Commencement Date, Buyer shall provide Seller with a copy of the current commitment for title insurance and on the Delivery Commencement Date a copy of a bring down certificate issued to Buyer in each case in form and substance reasonably satisfactory to Seller and reflecting an obligation of an acceptable title insurance company to issue a title insurance policy evidencing that (i) the use and operation of the Refinery in the manner contemplated herein does not violate in any material respect any instrument of record or agreement affecting the Refinery, and (ii) Buyer holds good and marketable title to the Refinery, free and clear of all Liens, except for those Liens governed by the respective Intercreditor Agreement(s).

(iv) As soon as reasonably practicable after the Effective Date and prior to the Delivery Commencement Date, Buyer shall provide or cause Valero and its affiliates to provide Seller with full information with regard to all third party contracts (including the Oil supply and the vessel and transportation contracts), that Seller determines are to be assigned to, assumed by or conveyed to Seller in connection with this Agreement, which information shall include copies of relevant contracts and agreements and full descriptions of related business terms and arrangements. Buyer shall ensure that all such contracts shall be assigned to Seller on the Delivery Commencement Date pursuant to one or more assignments in form and substance reasonably acceptable to Seller.

(e) HSE Covenants of Buyer. Buyer represents and warrants as of the Delivery Commencement Date, and covenants throughout the term of this Agreement that:

(i) Buyer is and shall be in material compliance with Environmental Law applicable to operations at the Refinery and has not received any formal notification that it is not presently so in compliance.

(ii) The Refinery is and shall remain structurally sound and safe, and Buyer does not Know of any leaks in the storage tanks, pipelines or other equipment or of any other situation at the Refinery that could cause significant environmental danger, generate significant environmental Liabilities or have a significant detrimental impact on the environment or to Seller’s interests.

(iii) Buyer shall maintain and operate the Refinery in good serviceable condition and in a manner that materially complies with reasonable and prudent industry standards adopted and used in petroleum refineries and with all Laws, including all Environmental Law.

(iv) Buyer shall maintain and operate the Refinery in accordance with HSE Standards acceptable to Seller, using API (including API-653), Coast Guard, ISGOTT and other industry standards as a guide.

(v) Buyer is and shall remain in material compliance with all Laws regarding worker occupational safety and training.

(vi) Buyer is and shall remain in material compliance with all Laws relating to marine oil pollution.

(vii) All tanks used for the storage and throughput of Seller’s Oil are and shall continue to be above ground.

(viii) Buyer promptly will provide Seller with notice of any changes to the representations and covenants in this subclause (e).

(ix) Upon request from Seller, Buyer promptly will provide Seller with copies of all of Buyer’s non-privileged environmental auditing materials that Buyer has in its possession or control with respect to the Refinery.

(x) In the event of any Oil, Feedstock, Refined Products or Hazardous Substances spill or discharge reportable under Law, or other environmental pollution occurring at the Refinery or the Storage Facilities or in a location that could impact the storage, transfer, delivery, transportation or receipt of Oil or Indigenous Feedstock, Buyer shall take all steps (if any) required under Law, including undertaking measures to prevent or mitigate resulting pollution damage. Even if not required by Law, Buyer nevertheless may determine to undertake such measures to prevent or mitigate pollution damage as it deems appropriate or necessary or is required by any Governmental Authority. Buyer shall notify Seller as soon as practicable of any such operations, and shall perform such operations in accordance with applicable plans and any other Law or National Contingency Plan, or as may be directed by the US Coast Guard or any other Governmental Authority.

(xi) In the event that a Party incurs costs to clean up or contain a spill or discharge or to prevent or mitigate resulting pollution damage, such Party reserves any rights provided by Law to recover such costs from the other Party, as well as any third party. In the event a third party is legally liable for such costs and expenses, each Party shall cooperate with the other Party for the purpose of obtaining reimbursement. Each Party shall also cooperate with the other Party for the purpose of obtaining reimbursement from any other applicable entity or source under Law.

23.	AUDITING AND INSPECTION RIGHTS

(a) Auditing. Each Party shall keep and maintain true and correct books, records, files, and accounts of all information reasonably related to the transactions contemplated by this Agreement, including all measurement and test results, all information used to determine price adjustments, and calculate invoices, and all invoices, statements, and payment records. Each Party and its duly authorized representatives shall have the right to inspect or audit such other Party’s records at any reasonable time or times during the term of this Agreement or within 3 years after the termination of this Agreement.

(b) Inspection Rights. Prior to the Delivery Commencement Date, Buyer shall provide Seller or Seller’s designated agents sufficient access to the Refinery for Seller to update its previously completed health, safety and environmental vetting survey (the “HSE Diligence”). During the term of this Agreement, Seller shall have the right, during Buyer’s normal business hours and after reasonable advance notice to Buyer so as not to disrupt Buyer’s operations: to make periodic operational and HSE inspections of the Refinery and to conduct physical verifications of the amount of Oil stored at the Refinery upon one Business Day’s notice. Seller shall have the right to conduct physical inspections of the storage facilities at the Refinery for a period of 90 days following the Termination Date. During any inspections, Seller shall comply with all applicable rules and regulations of the Refinery, as well as any applicable Law. Buyer shall provide Seller or its designated agents with such materials, documents, governmental certificates and agreements as Seller or its designated agents may request from time to time to conduct the HSE Diligence.

24.	DEFAULT, SUSPENSION AND TERMINATION

(a) Events of Default. Upon the occurrence of any of the events listed below (each, an “Event of Default” or “Default”) with respect to a Party (the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) may, in its sole discretion, and in addition to any other legal remedies it may have, in law or equity, upon giving notice to the Defaulting Party (i) suspend its performance under this Agreement, including, the suspension of Seller’s Supply of Oil and Buyer’s taking Delivery of Oil, (ii) terminate this Agreement, or (iii) if Buyer is the Defaulting Party, Seller may (1) reduce the PBF Line of Credit to zero, (2) deliver a Termination of Deliveries Notice and/or (3) enter upon Buyer’s property and immediately remove all Oil from the storage facilities at the Refinery:

(i) Any Party fails to make payment when due under this Agreement; provided, however, that no Default or Event of Default shall be deemed to have occurred if the relevant failure is caused solely by an error or omission of an administrative or operational nature; provided further that (a) funds were available to such Party to make the relevant payment when due and (b) such payment is made within one Business Day after notice of such failure is given to such Party.

(ii) Any Party fails to perform, breaches or repudiates any obligation or covenant to the other Party under this Agreement, other than an Event of Default described in Clause 24(a)(i) above or Clauses 24(a)(iii) through (xiv) below, or breaches any representation, or warranty in any material respect under this Agreement, that, if capable of being cured, is not cured to the satisfaction of the other Parties, within 5 Business Days from notice to such Party that corrective action is needed, or longer than 5 Business Days if the Party that fails to perform, breaches or repudiates demonstrates to the other Party within 5 Business Days after receiving notice that corrective action is needed, to the reasonable satisfaction of the other Party, that such cure will be successful and such Party provides a reasonable estimate of the time necessary in order to complete the curative actions;

(iii) A Party or a Guarantor becomes Bankrupt;

(iv) A Party fails to perform, breaches or repudiates Clause 22(c)(iii);

(v) A Party fails to give adequate assurances of its ability to perform within 5 Business Days upon a reasonable request therefor by the other Party;

(vi) A Party ceases, or threatens to cease, to carry on its business or a major part thereof, or a distress, execution, or other process is levied or enforced upon or against any significant part of the property of such Party that has a material adverse effect on a Party’s business or a major part thereof, or the other Party reasonably determines that any of the foregoing events is reasonably likely to occur;

(vii) Buyer or any material subsidiary of Buyer’s Guarantor directly or indirectly suffers the imposition of any restraining order or suspension in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise which has a material adverse impact on Buyer’s business or a major part thereof;

(viii) Buyer fails to maintain a guaranty required under this Agreement in a form reasonably acceptable to Seller and covering all obligations due under this Agreement, or such Guaranty is for any reason partially or wholly revoked or invalidated or otherwise ceases to be in full force and effect, or a Guarantor denies that it has any further liability or obligation thereunder;

(ix) Buyer fails at any time to satisfy all of the collateral requirements that are set forth in Clauses 19(a), (b), (f) and (g);

(x) Except as otherwise agreed by the Parties, any event of default or automatic early termination event under any other agreement or contract that may from time to time be entered into between Buyer and Seller, including the Intercreditor Agreement(s);

(xi) Any early termination event occurs with respect to any other crude oil supply contract between Seller or any Affiliate of Seller and any Affiliate of Buyer;

(xii) Any automatic early termination event or material event of default under Buyer’s Credit Agreement or the Guaranty;

(xiii) A Material Adverse Change with respect to Buyer or any Guarantor; and

(xiv) Buyer fails to provide Seller with the full amount of Additional Acceptable Security required in accordance with Clause 24(c).

In the case of an Event of Default described in this Clause 24 above, the Non-Defaulting Party shall have the right at any time upon and for 10 Business Days after (and so long thereafter during the continuation of such Event of Default) to terminate this Agreement. In addition to the foregoing, in the case of an Event of Default described in this Clause 24 above that occurs as the result of acts or omissions of Buyer, Seller shall have the immediate right to deliver a Termination of Deliveries Notice and Buyer shall immediately comply with its obligations as set out in Clause 24(d).

(b) Remedies. The Non-Defaulting Party’s rights under this Clause 24 shall be in addition to, and not in limitation or exclusion of, any other rights that it may have (whether by agreement, operation of law or otherwise), including any rights and remedies under the UCC. The Non-Defaulting Party may enforce any of its remedies under this Agreement successively or concurrently at its option. No delay or failure on the part of a Non-Defaulting Party to exercise any right or remedy to which it may become entitled on account of an Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. All of the remedies and other provisions of this Clause 24 shall be without prejudice and in addition to any right to which any Party is at any time otherwise entitled (whether by operation of law, in equity, under contract or otherwise).

The Parties recognize and agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, in addition to other remedies, each Party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or to specific performance or other equitable relief to enforce the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither Party shall allege, and each Party hereby waives the defense, that there is adequate remedy at law. The Parties further agree that resort to the dispute resolution provisions contained in this Agreement shall not bar or restrict any Party from seeking any of the foregoing injunctive or equitable relief.

(c) Termination of PBF Line of Credit. Upon the occurrence of any of the events listed below, (each, a “Credit Default”) with respect to Buyer, Seller may, in its sole discretion, and in addition to any other legal remedies it may have, in law or equity, upon giving notice to Buyer reduce the PBF Line of Credit to zero:

(i) Buyer or any of Buyer’s Affiliates fails to make any payment in respect of indebtedness of more than $[REDACTED] when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues and is not discharged within 5 Business Days; and

(ii) Buyer fails to comply with the terms of Clauses 19, (c), (d) and (e).

In the case of the occurrence of any Credit Default, Seller may notify Buyer that the PBF Line of Credit has been reduced to zero. Within 1 Business Day after receipt of such notice by Buyer, Buyer shall provide Seller with Additional Acceptable Security in an amount equal to at least the total amount that will be owed to Seller hereunder through the next Business Day, and Buyer shall continue to provide Additional Acceptable Security in an amount equal to at least the total amount that will be owed to Seller hereunder through the next Business Day for the remaining term of this Agreement.

(d) Termination of Deliveries Notice. If Seller delivers to Buyer a Termination of Deliveries Notice, Buyer shall immediately cease taking any Deliveries of Oil or Indigenous Feedstock and all rights of Buyer to take deliveries of Oil and Indigenous Feedstock from the Storage Facilities shall terminate. With respect to the delivery of a Termination of Deliveries Notice, Buyer acknowledges Seller will suffer irreparable harm should Buyer, following delivery of a Termination of Deliveries Notice, continue to take quantities of Oil and that there is no adequate remedy at law with respect to such failure to comply. Buyer acknowledges that a temporary restraining order and temporary injunction are appropriate remedies for a failure by Buyer to comply with a Termination of Deliveries Notice and as such, Buyer waives any requirement that Seller post a bond in the event that Seller seeks either a temporary restraining order or temporary injunction as a result of Buyer failing to comply with a Termination of Deliveries Notice.

(e) Indemnification. The Defaulting Party shall indemnify and hold harmless the Non-Defaulting Party for all Liabilities incurred as a result of the Event of Default or in the exercise of any remedies under this Clause 24, including any damages, losses and expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges relating to the Oil sold and purchased hereunder, all as determined in a commercially reasonable manner by the Non-Defaulting Party.

(f) Seller Termination Option. If Buyer (i) fails to acquire Refinery Project Company by February 1, 2011 or (ii) fails to assign this Agreement to Refinery Project Company pursuant to an assignment acceptable to Seller immediately after closing of the acquisition of Refinery Project Company, then Seller shall have the right at anytime thereafter to terminate this Agreement.

(g) Buyer Termination Option. If Buyer does not close the acquisition of Refinery Project Company, Buyer shall have the right to terminate this Agreement by providing notice of termination to Seller promptly after such acquisition has been terminated, along with evidence of the termination of the acquisition of Refinery Project Company; provided, that (i) such termination shall not affect the obligation of the Parties with respect to that certain Memorandum of Understanding dated September 23, 2010, Re: Delaware City Refinery and Paulsboro Refinery between Buyer, Seller and DCRC and (ii) if Buyer or any of its Affiliates shall acquire the Refinery or Refinery Project Company within 6 months of such termination, Seller shall have the right to, and Buyer shall, and shall cause its Affiliates to, enter into an agreement on terms equivalent to those in this Agreement, with such revisions as may be agreed upon by Seller.

25.	OBLIGATIONS AT TERMINATION

(a) Action Upon Termination. Upon expiration or termination of this Agreement for any reason, the Parties agree and shall undertake to do the following:

(i) Notwithstanding anything to the contrary herein, on the date of expiration of this Agreement or the date of early termination (the “Termination Date”), Buyer shall purchase from Seller:

(1) all Inventories located at the Refinery or held on Buyer’s behalf at a Statoil Storage Facility, as well as any Oil nominated for Supply to Buyer, subject to the provisions of subclause (b) below. Any Oil and Indigenous Feedstock, other than the IF Staring Volume and Tank Heels, which are addressed by subclauses (2) and (3) below, both in-tank and in transit will be sold back to Buyer at the appropriate fully Delivered ex-tank price pursuant to this Agreement, including any accrued TVM Payment charge.

(2) All Indigenous Feedstock at the Refinery or held on Buyer’s behalf at any Statoil Storage Facility, and the price for such Indigenous Feedstock shall be the same as would apply under Clause 5(i)(i)(2) and Clause 5(i)(iii) as if such Termination Date were the IF Conclusion Date except that: (A) the IF Ending Price will be based on the Month in which the Termination Date occurs, and (B) Buyer will pay Seller an amount equal to the loss caused by Seller receiving such adjusted IF Ending Price rather than the compensation Seller would have received from being paid on the IF Conclusion Date in accordance with the original terms of this Agreement.

(3) All Tank Heels at the Refinery or held on Buyer’s behalf at any Statoil Storage Facility, and the price for such Tank Heels shall be the same as would apply under Clause 5(j)(i)(2) and Clause 5(j)(ii) as if such Termination Date were the TH Conclusion Date except that: (A) the TH Ending Price will be based on the Month in which the Termination Date occurs, and (B) Buyer will pay Seller an amount equal to the loss cause by Seller receiving such adjusted TH Ending Price rather than the compensation Seller would have received from being paid on the TH Conclusion Date in accordance with the original terms of this Agreement.

Seller shall prepare and provide Buyer with an invoice for the sale of such Inventories. In each case, title to the Inventories shall pass from Seller to Buyer upon receipt of payment into Seller’s designated account.

A full reconciliation of book stock, in accordance with the same procedures used in Clause 11 for reconciliation of month end volumes, will be conducted by Seller to ensure that all volumes are properly accounted for and any outstanding payments due are identified and promptly settled.

(ii) If this Agreement is terminated by Seller because of a Default by Buyer, Seller shall calculate within 10 days of the Termination Date (or within such longer period as is necessary under the circumstances) all damages incurred by Seller, including damages, losses and expenses incurred by Seller in liquidating all Inventories including any hedging losses, all as determined in a commercially reasonable manner by Seller, and Buyer shall be required to compensate Seller for all such damages, losses and expenses upon demand. Seller shall be entitled to deduct any such damages from any deposits or other available credit support or collateral.

(iii) If this Agreement is terminated due to a Default by Seller, Buyer shall calculate within 10 days of the Termination Date (or within such longer period as is necessary under the circumstances) all damages incurred by Buyer, as determined in a commercially reasonable manner by Buyer, and Seller shall be required to compensate Buyer for all such damages upon demand.

(iv) An estimate of all amounts owing between the Parties under this Agreement shall be paid on the Termination Date; provided that if any amounts required to be calculated cannot be determined as of the Termination Date, the Parties shall rely on a good faith estimate prepared as of the Termination Date and thereafter shall make a final settlement to true-up any such amounts when they become ascertainable. Any such true up payment shall be due within 10 days after submission of the final invoice from Seller.

(b) Nominated Volumes.

(i) If this Agreement is terminated due to a Default by Buyer, Seller shall have the option to sell to Buyer any volumes of Oil nominated by Buyer but not yet Delivered at such payment terms as it determines are appropriate in its sole discretion or to sell such volumes to a third party. Buyer shall compensate Seller for any resulting commercially reasonable additional costs, damages, losses or expenses.

(ii) If this Agreement is terminated due to a Default by Seller, Buyer shall have the option either: (1) to take Delivery of any or all volumes of Oil nominated by Buyer but not yet Delivered (applying the payment terms that would have been applied if there had not been a termination); or (2) to cancel such volumes. Seller shall compensate Buyer for any resulting additional costs, damages, losses or expenses.

(iii) In either event, if nominated volumes are sold to Buyer, the purchase price shall be the price that would have applied had the nominated volumes been timely Delivered prior to the date of termination of this Agreement.

(c) Failure to Repurchase Oil. If Buyer fails to pay Seller for the Inventories on the Termination Date, Seller may elect at its sole discretion to sell any or all of the Inventories to third parties pursuant to such terms and conditions as it deems appropriate in its sole discretion. Seller shall notify Buyer of this election and the instructions for delivery of the Oil to Seller or Seller’s consignees.

(i) If Seller elects to sell the Oil to third parties pursuant to this Clause 25, then Seller shall be entitled to a reasonable period of time from the Termination Date to remove the Oil from the Refinery or other storage facilities. Seller shall have reasonable access to such storage facilities for the purpose of removing its Oil or effectuating any third-party sales.

(ii) Buyer shall indemnify and hold harmless Seller against any Liabilities incurred in connection with its failure to purchase the Inventories in accordance with this Clause 25, including any losses and expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges or related trading positions, all as determined by Seller in a commercially reasonable manner.

26.	INDEMNIFICATION AND CLAIMS

(a) Indemnification.

(i) To the fullest extent permitted by Law and except as specified otherwise elsewhere in this Agreement, Buyer shall defend, indemnify and hold harmless Seller, its affiliates, and their directors, officers, employees, representatives, agents and contractors from and against any Liabilities accruing at any time during or following Supply of the Oil to the Storage Facilities (1) (A) arising out of or relating to injury, disease, or death of any person or damage to or loss of any property, fine or penalty, to the extent caused by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, in performing its obligations under this Agreement or (B) arising out of or relating to violations of Law including Environmental Law, (2) arising out of or in connection with the transshipment or the import, storage, custody, transfer, or export of Oil, including any Liabilities directly or indirectly arising out of or related to (A) any loss, spill, discharge or Release of the Oil or Hazardous Substances; (B) any act or omission in connection with or related to this Agreement on the part of Buyer its Affiliates or their employees, directors, officers, representatives, agents or contractors, or any vessel or barge, receiving connection, receiving facilities and/or transport, arranged or furnished by or for the account of Buyer; (C) Liabilities arising out of or in connection with the operation of the Storage Facilities by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, any emissions or discharges from the Storage Facilities or the delivery, custody or storage of Oil or other products of any other party; or (D) any breach or violation of Environmental Laws by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors and (3) relating to any loss, contamination or damage to the Oil or Indigenous Feedstock in the custody of Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, stored in the Storage Facilities storage tanks, or while it is in the process of being imported into or exported out of storage, which have been caused by (A) the negligence or willful misconduct on the part of Buyer, its Affiliates or their employees, representatives, agents or contractors, (B) a breach of any representation, warranty, covenant or other responsibility under this Agreement by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors or (C) failure by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, to exercise due diligence in accordance with the standard of care applicable in the industry.

(ii) To the fullest extent permitted by Law and except as specified otherwise elsewhere in this Agreement, Seller shall defend, indemnify and hold harmless Buyer and its Affiliates, and their directors, officers, employees, representatives, agents and contractors, from and against any Liabilities accruing at any time prior to the Supply of the Oil to the Storage Facilities arising out of or relating to (1) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, to the extent caused by Seller, its Affiliates or their employees, directors, officers, representatives, agents or contractors in performing its obligations under this Agreement; (2) violations of Law including Environmental Law; or (3) the transshipment or the import, storage, custody, transfer, or export of Oil by Seller prior to Supply, including any Liabilities directly or indirectly arising out of or related to any loss, spill, discharge or Release of the Oil or Hazardous Substances.

(iii) In addition to the other indemnification obligations set forth in this Clause 26 and elsewhere in this Agreement, each Party (the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”), its Affiliates, and their employees, directors, officers, representatives, agents and contractors, harmless from and against any and all Liabilities arising from (1) the Indemnifying Party’s breach of this Agreement, (2) the Indemnifying Party’s failure to comply with Law with respect to the sale, transportation, storage, handling or consumption of Oil, except to the extent that such liability results from the Indemnified Party’s gross negligence or willful misconduct or (3) any material inaccuracy in or breach of any of the Indemnifying Party’s representations and warranties made herein at the time such representations and warranties were made.

(iv) A Party’s obligation to indemnify the other Party pursuant hereto shall not be nullified or otherwise effected by the allocation of risk of loss pursuant to Clause 8 hereof, or the transfer of title to the Oil pursuant to Clause 7 hereof, at the time any such Liabilities arise.

(v) The Parties’ obligations to defend, indemnify, and hold each other harmless under the terms of this Agreement shall not vest any rights in any third party (whether a Governmental Authority or private entity) other than those Persons who are expressly designated hereunder as Persons to be indemnified by a Party, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.

(b) Claims. Upon receipt by the Indemnified Party of notice of any claim, demand, suit or proceeding brought against it that might give rise to an indemnity claim under this Agreement (such claim, demand, suit or proceeding, a “Third Party Claim”), the Indemnified Party shall as soon as practicable send to the Indemnifying Party a notice specifying the nature of such Third Party Claim and the amount or estimated amount thereof if known (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or suit); provided, however, that any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent, if at all, that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure. The Indemnifying Party shall have the right to assume the defense, at its own expense and by its own counsel, of any Third Party Claim; provided, however, that such counsel is reasonably acceptable to the Indemnified Party and the Third Party Claim could not (i) result in a conflict of interest between the Indemnified Party and the Indemnifying Party or (ii) involve a criminal or quasi-criminal charge. Notwithstanding an Indemnifying Party’s election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel at its own expense provided, however, that the Indemnifying Party and its counsel shall have control of the defense of the Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or suit that the Indemnifying Party defends, or, if appropriate and related to the claim, demand, suit or proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. All reasonable costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party. No Third Party Claim may be settled or compromised (x) by the Indemnified Party without the prior consent of the Indemnifying Party or (y) by the Indemnifying Party without the prior consent of the Indemnified Party unless such settlement would result in no payment or other obligation from the Indemnifying Party. Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceeding if such proceeding involves an Event of Default by the Indemnifying Party under this Agreement which shall have occurred and be continuing.

27.	DAMAGES

(a) The Parties’ liability for damages under this Agreement is limited to direct, actual damages only and neither Party shall be liable for, except when claimed by a third party and covered under Clause 26 above, lost profits or other business interruption damages, or special, consequential, punitive, exemplary damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform, or the termination of this Agreement. Each Party acknowledges the duty to mitigate damages hereunder.

(b) To the maximum extent permissible by Law, Seller shall not be responsible in any respect whatsoever for any loss, damage or injury resulting from any hazards inherent in the nature of the Oil delivered under this Agreement.

28.	ASSIGNMENT

(a) This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.

(b) Except as specifically provided herein, neither Party shall assign, transfer or otherwise dispose of any of its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party, which consent may be given and/or conditioned in such Party’s discretion; provided, however, that, (i) on the Delivery Commencement Date, Buyer shall assign its rights and obligations under this Agreement to Refinery Project Company pursuant to an assignment agreement in form and substance reasonably satisfactory to Seller, which shall include a bring-down as of the Delivery Commencement Date of all representations, warranties and covenants made by Buyer hereunder by Refinery Project Company; (ii) Seller may assign this Agreement to an Affiliate of Seller without the consent of Buyer, and (iii) subject to the terms of the Intercreditor Agreement(s), either Party shall be entitled to pledge their respective rights under this Agreement as collateral security to internationally recognized financial institutions without the consent of the other Party. Any assignment or transfer made shall be done so expressly subject to this Agreement with such assignee agreeing in writing to be bound by the terms of this Agreement. The assigning Party shall remain liable hereunder for due and proper performance of all provisions of this Agreement, including any provisions governing the credit aspects of this Agreement.

(c) Any assignment by Buyer hereunder shall be contingent on such assignee’s compliance with Clauses 19(a) and 19(c).

(d) Any attempted assignment, transfer or other disposition in violation of this Clause 28 shall be null and void ab initio.

29.	NOTICES AND ADDRESSES

Any notices, statements, requests or other communications to be given to either Party pursuant to this Agreement shall be in writing and, except to the extent provided in the other provisions of this Agreement, shall be given by messenger, telecopy or other electronic transmission, or registered or certified mail, postage prepaid, return receipt requested, addressed to such Party at its address, telecopy number shown below, or at such other address as either Party shall have furnished to the other by notice given in accordance with this Clause 29. Any notice delivered or made by messenger, telecopy, or mail shall be deemed to be given on the date of actual delivery as shown by messenger receipt, the addressor’s telecopy machine confirmation or other verifiable electronic receipt, or the registry or certification receipt; provided that if notice is actually delivered on a day which is not a Business Day, notice shall be deemed given on the next Business Day after such delivery.

If to Seller:	Statoil Marketing & Trading (US) Inc.
1055 Washington Boulevard – 7th Floor
Stamford, CT 06901
Attention: Crude Oil Operations
Fax Number: (203) 978-6958
Telephone Number: (203) 978-6900
E-mail: uscrudeops@statoil.com

With a copy (which	Statoil Marketing and Trading (US) Inc.
shall not constitute	1055 Washington Blvd. – 7th Floor
notice) to:	Stamford, CT 06901 Attention: General Counsel
Fax Number: (203) 978-6952
Telephone Number: (203) 978-6900

If to Buyer:	PBF Holding Company LLC
1 Sylvan Way, 2nd floor
Parsippany, NJ 07054-3887
Attention: Executive Vice President, Commercial
Fax Number: (973) 455-7562
Telephone Number: (973) 455-7500
E-mail: dlucey@pbfenergy.com

With a copy (which	PBF Holding Company LLC
shall not constitute	1 Sylvan Way, 2nd floor
notice) to:	Parsippany, NJ 07054-3887 Attention: General Counsel
Fax Number: (973) 455-7562
Telephone Number: (973) 455-7500

30.	WARRANTIES; DISCLAIMER

Seller warrants good and marketable title to the Oil sold to Buyer under this Agreement, free and clear of all Liens arising by, through or under Seller and, subject to any deficiencies that are taken into account through the Final Quality Differential, warrants the Oil sold to Buyer under this Agreement conforms to the quality specifications for the Grade of Oil Delivered by Seller. EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY

REPRESENTATION OR WARRANTY WITH RESPECT TO (A) ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT; OR (B) THAT THE OIL SOLD TO BUYER WILL (I) BE MERCHANTABLE OR FIT FOR A PARTICULAR PURPOSE, (II) CONFORM TO MODELS OR SAMPLES, OR (III) MEET CERTAIN SPECIFICATIONS.

31.	APPLICABLE LAW, LITIGATION AND ARBITRATION

(a) Except as otherwise expressly provided in this Clause 31, the existence, validity, interpretation and enforcement of this Agreement, and any controversy, claim or dispute hereunder, whether in contract, tort, equity or otherwise, shall be governed by, construed and enforced in accordance with the Laws of the State of New York, without giving effect to its conflict of laws principles, and the federal Laws of the United States applicable therein. The United Nations convention on contracts for the international sale of goods (1980) shall not apply.

(b) The Parties shall attempt in good faith and within 10 days following receipt from either Party of a written notice of any cause of action, controversy, claim, counterclaim, demand, dispute or other matter in question arising out of or in connection with this Agreement, or the alleged breach thereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement, including any question regarding the existence, validity, or termination of this Agreement (each, a “Dispute”), to resolve by mutual agreement such Dispute by direct dialogue between senior management of both Parties during which period the applicable statute of limitations shall be tolled, regardless of whether some or all of such Disputes allegedly (i) are extra-contractual in nature, (ii) sound in contract, tort, or otherwise, (iii) are provided by statute, common law or otherwise, or (iv) seek damages or any other relief, whether at law, in equity or otherwise. If a resolution is not achieved within 30 days from the initiation of such discussions, the matter shall be settled as provided in this Clause 31.

(c) Except as provided for in subclauses (d), (e) and (f) below, each Party irrevocably: (i) submits to the exclusive jurisdiction of the US Federal District Court for the Southern District of New York located in the Borough of Manhattan or, if such court declines to exercise or does not have jurisdiction, in any New York state court in the Borough of Manhattan or any other Federal court in the State of New York, and to service of process as provided by New York Law, and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such Party. Further, each Party waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any proceedings relating to this Agreement. Nothing in this Agreement precludes either Party from bringing proceedings in any other jurisdiction in order to enforce any judgment obtained in any proceedings referred to in this Clause 31, nor will the bringing of such enforcement proceedings in any one or more jurisdictions preclude the bringing of enforcement proceedings in any other jurisdiction. Either Party may file a copy of this Clause 31(c) with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to jurisdiction, venue or to convenience of forum.

(d) Any Dispute (other than such as described in subclauses (e) and (f) below) where the amount in controversy does not exceed $[REDACTED] which the Parties are unable to resolve by mutual agreement, as provided in Clause 31(b) above, shall be settled by arbitration in New York, New York before 3 disinterested arbitrators in accordance with the international arbitration rules of the American Arbitration Association; provided, however, that the Parties may elect to proceed with only one arbitrator by mutual agreement. Each Party shall appoint one arbitrator and the third arbitrator, who shall act as chairman, shall be appointed by the other two arbitrators chosen by the Parties, and if they cannot reach mutual agreement, then by the American Arbitration Association, provided that each arbitrator shall be knowledgeable and experienced in the international sale and purchase of crude oil. The arbitration shall be conducted in English, the arbitral award shall be final and binding on both Parties without appeal to any court, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(e) Any Dispute that may arise in connection with or as a result of Clause 16 or Clause 15 where the amount in controversy does not exceed $[REDACTED] which the Parties are unable to resolve by mutual agreement, as provided in subclause (b) above, shall be settled by the “Shortened Arbitration Procedure” of the Society of Maritime Arbitrators, Inc. (“SMA”) in New York, New York pursuant to the “Rules for the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc.” then in force. The arbitration shall be conducted in English and the arbitral award shall be final and binding on both Parties without appeal to any court, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In addition to the choice of law described in subclause (a) above, any such Dispute shall also be governed by, construed and enforced under the maritime Law of the US without giving effect to its conflict of laws principles, and in the case of any conflict between New York Law and the maritime Law of the US, the maritime Law of the US shall control.

(f) Any Dispute that may arise in connection with or as a result of Clause 16 or Clause 15 where the amount in controversy equals or exceeds $[REDACTED] but is less than $[REDACTED] which the Parties are unable to resolve by mutual agreement, as provided in subclause (b) above, shall be settled by arbitration in New York, New York pursuant to the “Maritime Arbitration Rules” of the SMA then in force before 3 disinterested arbitrators; provided, however, that the Parties may elect to proceed with only one arbitrator by mutual agreement. Each Party shall appoint one arbitrator and the third arbitrator, who shall act as chairman, shall be appointed by the other two arbitrators chosen by the Parties, and if they cannot reach mutual agreement, then by the SMA, provided that all 3 arbitrators shall be knowledgeable and experienced in the international sale and purchase of crude oil and further that all 3 arbitrators shall be members of the SMA. The arbitration shall be conducted in English and the arbitral award shall be final and binding on both Parties without appeal to any court, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In addition to the choice of law described in subclause (a) above, any such Dispute shall also be governed by, construed and enforced under the maritime Law of the US without giving effect to its conflict of laws principles, and in the case of any conflict between New York Law and the maritime Law of the United States, the maritime Law of the United States shall control.

(g) The Parties agree that if at any time during the term of the Agreement, any Laws are changed or new Laws have become or are due to become effective, whether by Law or by response to the insistence or request of any Governmental Authority or any Person purporting to act for a Governmental Authority (a “Change in Law”), and the material effect of such Change in Law is (i) not covered by any other provision of the Agreement; and (ii) has or will have a material and substantial adverse regulatory effect on Seller or Buyer, then the affected Party shall have the option to notify the other Party of such event. The Party providing such notice shall provide as much notice as possible and include in such notice the change(s) and related consequences causing the issues covered by the notice. Thereafter, the Parties shall promptly negotiate in good faith and shall make such changes as are necessary to mitigate the consequences of the Change in Law.

32.	HSE, DRUG AND ALCOHOL POLICY

The Parties represent that they are fully conversant with one another’s respective HSE policy and the ethical standards and requirements as provided to each other under separate cover, as the same may be amended from time to time, or as set forth in Clause 22(e) and on Appendix 21. All business between the Parties under this Agreement will be conducted in a commercially reasonable and responsible manner to further the Parties’ objective that the operations involve a minimal level of risk to people, the environment and equipment. The shared targets for the operation of the trade are zero personnel injuries, zero spills and environmental damage and zero equipment damage.

Each Party shall notify the other of any incidents in connection with its performance under this Agreement related to HSE issues including any pollution incidents that require notice to any Governmental Authorities, further investigation or other response action under applicable Environmental Laws.

Each Party agrees to issue HSE performance data in connection with its performance under this Agreement not older than 6 months upon reasonable request of the other Party covering any recordable incidents during the relevant period. Such reports shall provide a brief description of the incident and appropriate follow-up action taken.

The Party responsible for employing a Vessel for the transport of Oil under this Agreement warrants to the other Party that at all times the operator of such Vessel will strictly observe the HSE provisions, policy or guidelines in force at any terminal or place that it is required to use in the execution of this Agreement and, if relevant, the ports or places where such terminals are situated and the roads or railway network used for the transport and conduct its performance of the transport in accordance with any such regulations in force at such place or port.

Without prejudice to the generality of the foregoing, the Party responsible for the employment of a Vessel warrants that the operator of such Vessel shall strictly adhere to the drug and alcohol policy envisaged under the Oil Companies International Maritime Forum guidelines issued in June 1995 as may be amended from time to time, and any other Laws applicable to such Vessel’s delivery of Oil in connection with this Agreement.

Should a Vessel, or the employees, representatives or sub-contractors utilized by the operator of such Vessel on such Vessel fail to observe all of the guidelines and/or directions of the applicable terminal or national or regional legislation pertaining to HSE that results in losses, damages, costs, expenses or fines or any other costs against the Party not providing the transport, the Party who has undertaken the provision of transport shall indemnify the other Party in respect of such losses, damages, costs, expenses, fines.

33.	MATERIAL SAFETY DATA SHEETS.

(a) Seller shall provide Buyer with a copy of a current Material Safety Data Sheet (“MSDS”) for the Oil delivered under this Agreement.

(b) From and after the Delivery Commencement Date, Buyer shall be responsible for any consequences that result from the failure to properly use the information provided on an MSDS.

(c) From and after the Delivery Commencement Date, Buyer shall provide persons responsible for the management of HSE matters within its own organization with a copy of the MSDS.

(d) From and after the Delivery Commencement Date, Buyer shall provides its employees with appropriate information and training to enable them to handle and use the Oil delivered under this Agreement in a manner which does not endanger their health or safety.

34.	VOICE RECORDING

Each Party may electronically record all telephone conversations between them, with or without the use of a warning tone, and that, to the extent permitted by Law, any such recordings may be submitted in evidence to any court or in any proceeding for the purpose of establishing the formation or existence of a transaction and the terms thereof. Each Party shall obtain the consent of its employees and agents to such recording to the extent required by Law. Notwithstanding the foregoing, either Party reserves the right to object to the admissibility of any recording on the grounds of authenticity, relevance, and/or materiality, and neither Party waives its rights to such objections.

35.	DISPOSAL

Buyer shall not knowingly resell, resupply or redeliver, directly or indirectly, the Oil to an embargoed country in contravention of applicable trade embargo requirements of the Kingdom of Norway or the US or any other country from which this Agreement is executed.

At any time Seller may require Buyer to provide any relevant documents for the purpose of verifying the final destination of Oil delivered to Seller under this Agreement, and Buyer undertakes to advise Seller, upon request, of the destination of the Oil. If at any time before delivery of the Oil, importation of the Oil at the designated delivery Storage Facilities is prohibited by order of the Governmental Authorities of the country in which the Oil has been produced or loaded or is to be imported, then Buyer shall arrange for delivery at an acceptable alternative port that is not subject to any such prohibition. Any resulting additional costs incurred by Seller as a result of such alternative Delivery shall be refunded promptly to Seller by Buyer.

In the event the Oil is disposed of by Buyer to a third party in whole or part, Buyer shall ensure that all end users of the Oil abide by the provisions set forth herein of this Clause 35 and without delay provide Seller with all relevant information as Seller may require related to such alternative disposal including name of end user, name of refinery and any other relevant information Seller may reasonably deem necessary.

Buyer’s failure to comply with any of the provisions of this Clause 35 shall entitle Seller (without prejudice to any other rights and remedies it may have under this Agreement) to cancel this Agreement, suspend further deliveries of Oil under this Agreement or dispose of any undelivered Oil as it deems fit.

36.	CONFIDENTIALITY

All Confidential Information supplied by the Disclosing Party Representatives to the Receiving Party or the Receiving Party Recipients is confidential and is the sole and exclusive property of the Disclosing Party or is property to which the Disclosing Party has rights and an obligation to keep confidential and is being furnished to the Receiving Party or the Receiving Party Recipients in reliance by the Disclosing Party of the undertakings made in this Clause 36.

Each Receiving Party, on behalf of itself and the Receiving Party Recipients, (a) will keep the Confidential Information confidential and will not disclosure any Confidential Information in any manner whatsoever except as otherwise provided herein; and (b) will not use any Confidential Information other than in connection with this Agreement; provided, however, that Receiving Party may reveal the Confidential Information to Receiving Party Recipients: (i) who need to know the Confidential Information for the purpose of this Agreement; (ii) who are informed of the confidential nature of the Confidential Information; and (iii) who agree to act in accordance with the terms of this Clause 36. A Receiving Party will be responsible for any breach of this Clause 36 by any of its Receiving Party Recipients. Upon a Disclosing Party’s request, the Receiving Party shall return to the Disclosing Party or destroy all copies of any written data supplied as part of Confidential Information (including notes, extracts, summaries or other such materials prepared by the Receiving Party based in whole or in part upon the Confidential Information) to the extent permitted by applicable Law.

Buyer acknowledges that certain Receiving Party Recipients of Seller also have responsibility for trading and/or marketing products or transactions that are the same as, similar to or correlated with, the transactions contemplated by this Agreement. It is not Buyer’s intent to restrict in any way or alter such Receiving Party Recipient’s trading or marketing activities.

Each Receiving Party acknowledges and agrees that remedies at law may be inadequate to protect a Disclosing Party against any actual or threatened breach of this Clause 36 by a Receiving Party or Receiving Party Recipients, and, without prejudice to any other rights and remedies otherwise available to such Disclosing Party, and upon an offer of proof by the Disclosing Party of an actual or threatened breach of this Clause 36, the Receiving Party agrees to the granting of injunctive relief in the Disclosing Party’s favor without proof of actual damages. In the event of litigation relating to this Clause 36, if a court of competent jurisdiction determines in a final order that this Clause 36 has been breached by a Receiving Party, then such Receiving Party will reimburse the Disclosing Party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

37.	SOVEREIGN IMMUNITY

Each Party represents and warrants that it has entered into this Agreement in a commercial capacity and that with respect to this Agreement it is in all respects subject to civil and commercial Law. Each party irrevocably and unconditionally, and to the fullest extent permitted by Law, waives any rights of sovereign immunity which it may have now or subsequently acquire in respect of its position or any property and/or assets (present or subsequently acquired and wherever located) belonging to it.

38.	ANTI-CORRUPTION AND FACILITATION PAYMENTS

(a) In connection with this Agreement and the business resulting therefrom Buyer and Seller shall respectively comply with all applicable Laws, relating to bribery, corruption and money laundering of:

(i) The Kingdom of Norway,

(ii) The US, and

(iii) Any other country in which this Agreement is partly or wholly executed.

(b) Each Party shall not, directly or indirectly, in connection with this Agreement and the business resulting therefrom, offer, pay, promise to pay, or authorize the giving of money or anything of value to a government official (including but not limited to employees of a government oil company), to any officer or employee of a public international organization, to any political party or official thereof or to any candidate for political office, or to any person, while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any government official, to any officer or employee of a public international organization, to any political party or official thereof, or to any candidate for political office, for the purpose of: (a) influencing any act or decision of such official, officer, employee, political party, party official, or candidate in his or its official capacity, including a decision to fail to perform his or its official functions; or (b) inducing such official, officer, employee, political party, or candidate to use his or its influence with the government or instrumentality thereof (including but not limited to a government oil company) or organization to affect or influence any act or decision of such government or instrumentality or organization, or to obtain an improper advantage in order to assist such party in obtaining or retaining business for or with, or directing business to such party or any other person in relation to this Agreement.

(c) The Parties shall use commercially reasonable efforts to insure that relevant third parties used for fulfilling the Parties’ respective obligations under this Agreement also comply with all applicable Laws relating to bribery, corruption and money laundering of:

(i) The Kingdom of Norway,

(ii) The US, and

(iii) Any other country in which this Agreement is partly or wholly executed.

(d) A Party may terminate this Agreement in accordance with Clause 24 if the other Party is in breach of the above.

(e) All financial settlements, billings and reports in connection with this Agreement shall properly reflect the facts related to any activities and transactions handled for the account of the other Party. The data may be relied upon as being complete and accurate in any further recordings and reporting made by the Parties or any of their representatives, for whatever purpose.

39.	CONFLICT OF INTEREST

Except as otherwise expressly provided herein, no director, employee or agent of either Party, its subcontractors or vendors, shall give or receive from any director, employee or agent of the other Party or any Affiliate of the other Party any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. In addition, no director, employee or agent of either Party, its subcontractors or vendors, shall enter into any business arrangement with any director, employee or agent of the other Party or any Affiliate of the other Party who is not acting as a representative of such Party or its Affiliate without prior written notification thereof to the other Party. Any representative(s) authorized by either Party may audit the applicable records of the last 3 years of the other Party for the sole purpose of determining whether there has been compliance with this Clause 39.

40.	MISCELLANEOUS

(a) If any provision of this Agreement shall be (in whole or in part) determined to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, then for such period that the same is invalid, illegal or unenforceable as to such jurisdiction, such provision shall be deemed to be deleted from this Agreement without invalidating the remaining portions of this Agreement or affecting or impairing the validity or enforceability of such provision in any other jurisdiction. It is also the intention of the Parties that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(b) Any modification of, consent, waiver, amendment or addition to this Agreement shall be effective only if made in writing, specifically referencing this Agreement, signed by both Parties.

(c) Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement, and their respective permitted successors and assigns.

(d) This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior proposals, negotiations, understandings and representations, whether written or oral, relating to the subject matter hereof.

(e) In the event of a conflict between provisions in the main body of this Agreement and in the Appendices, the provisions in the main body of this Agreement shall control. In the event of any conflict between the provisions in this Agreement (including the Appendices) and the provisions in any other document or agreement entered into by the Parties in connection herewith, the terms of this Agreement shall control in the event of any conflict unless such other document or agreement provides expressly otherwise.

(f) The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.

(g) Where not inconsistent with any of the terms defined herein, the terms as published by the International Chamber of Commerce (“ICC”) in the ICC Official Rules for the Interpretation of Trade Terms edition of 2000 shall apply.

(h) From and after the Effective Date, each Party, and will cause their respective Affiliates to, execute and deliver such further instruments and documents and take such other action as may reasonably be requested by any Party hereto to carry out the purposes and intents hereof, including to secure Seller’s security interest in the Oil Delivered hereunder and the proceeds thereof.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:	/s/ Richard Martin Jones
Name:	Richard Martin Jones
Title:	President

PBF HOLDING COMPANY LLC

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Secretary

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

FIRST AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND

SERVICES AGREEMENT

THIS FIRST AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND SERVICES AGREEMENT made and entered into as of January 7, 2011, by and between Statoil Marketing & Trading (US) Inc., a Delaware corporation (“Seller”), and Paulsboro Refining Company LLC, a Delaware limited liability company (“Buyer”), amends that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement between Seller and Buyer (as assignee from PBF Holding Company LLC) dated December 16, 2010 (the “Original Agreement”)

WITNESSETH:

WHEREAS, the parties hereto desire to modify the terms of the Original Agreement pursuant to the terms hereof (defined terms not defined herein are defined in the Original Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Appendices. Appendix 13 is hereby amended by replacing the entirety of Appendix 13 with the Appendix 13 attached hereto, and incorporated herein by reference, as Exhibit A.

2. Definitions.

(a) Clause 2(a) is hereby amended by adding the following after the definition of “Saudi Arabian” and before the definition of “Saudi Contract”:

“Saudi Cargo” has the meaning set out on Appendix 13.

(b) Clause 2(a) is hereby amended by adding the following before the definition of “Acquisition Proposal”:

“Account agreement” has the meaning set out on Appendix 13.

3. No Other Modification. Except as specifically set forth above, the Original Agreement shall remain in full force and effect in all respects.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:	Richard Martin Jones
Title:	President

PAULSBORO REFINING COMPANY LLC

By:
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page to First Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement]

Exhibit A

APPENDIX 13 – SAUDI CONTRACT ARRANGEMENTS

[REDACTED]

ATTACHMENT I TO APPENDIX 13

FORM OF SAUDI CONTRACT

[REDACTED]

Attachment I to Appendix 13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

SECOND AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND

SERVICES AGREEMENT

THIS SECOND AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND SERVICES AGREEMENT made and entered into as of April 26, 2011, by and between Statoil Marketing & Trading (US) Inc., a Delaware corporation (“Seller”), and Paulsboro Refining Company LLC, a Delaware limited liability company (“Buyer”), amends that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement between Seller and Buyer (as assignee from PBF Holding Company LLC) dated December 16, 2010 as amended by that certain First Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement dated January 7, 2011 (collectively, the “Original Agreement”).

WITNESSETH:

WHEREAS, the parties hereto desire to modify the terms of the Original Agreement pursuant to the terms hereof (defined terms not defined herein are defined in the Original Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Appendices. Appendix 13 is hereby amended by replacing the entirety of Appendix 13 with the Appendix 13 attached hereto, and incorporated herein by reference, as Exhibit A.

2. No Other Modification. Except as specifically set forth above, the Original Agreement shall remain in full force and effect in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:	Charles O’Brien II
Title:	SECRETARY & GENERAL COUNSEL

PAULSBORO REFINING COMPANY LLC

By:
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page to Second Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement]

Exhibit A

APPENDIX 13 – SAUDI CONTRACT ARRANGEMENTS

[REDACTED]

ATTACHMENT I TO APPENDIX 13

FORM OF SAUDI CONTRACT

[REDACTED]

Attachment I to Appendix 13

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

APPENDICES

APPENDIX 1	–	FORM OF ESTIMATED PERIOD QUANTITY (EPQ) STATEMENT

APPENDIX 2	–	INTERCREDITOR AGREEMENTS

APPENDIX 3	–	PAYMENT DIRECTION AGREEMENT

APPENDIX 4	–	REFINERY DESCRIPTION

APPENDIX 5	–	STORAGE FACILITIES USE PROVISIONS

APPENDIX 6	–	GENERAL PRINCIPLES OF SERVICE

APPENDIX 7	–	LIST OF MUTUALLY AGREED GRADES

APPENDIX 8	–	REQUIREMENTS SCHEDULE

APPENDIX 9	–	GRADE PECKING ORDER

APPENDIX 10	–	CARGO CONFIRMATION NOTICE

APPENDIX 11	–	COMMENCEMENT INVENTORY ACQUISITION

APPENDIX 12	–	TERMINATION OF DELIVERIES NOTICE

APPENDIX 13	–	SAUDI CONTRACT ARRANGEMENTS

APPENDIX 14	–	CARGO BANKS AND HEDGE MONTHS SPREADSHEET

APPENDIX 15	–	CARGO TABLE SPREADSHEET

APPENDIX 16	–	FORM OF DELAWARE CITY TANK LEASE

APPENDIX 17	–	FORM OF BUYER’S INVENTORY STATEMENT

APPENDIX 18	–	FORM OF PETTY CASH SPREADSHEET

APPENDIX 19	–	REFINERY MARINE TERMS

APPENDIX 20	–	STANDBY LETTER OF CREDIT

APPENDIX 21	–	HSE AND ETHICS POLICY

APPENDIX 1 – FORM OF ESTIMATED PERIOD QUANTITY (EPQ) STATEMENT

Appendix 1

APPENDIX 2 – INTERCREDITOR AGREEMENTS

Set out on Attachment I is that certain Intercreditor Agreement between UBS AG, Stamford Branch, Statoil Marketing & Trading (US) Inc., PBF Holding Company LLC, Delaware City Refining Company LLC and Paulsboro Refining Company LLC.

Set out on Attachment II is that certain Intercreditor Agreement between Valero Refining and Marketing Company, Statoil Marketing & Trading (US) Inc., PBF Holding Company LLC and Paulsboro Refining Company LLC.

Appendix 2

ATTACHMENT I TO APPENDIX 2

INTERCREDITOR AGREEMENT

Dated as of December     , 2010

by and among

STATOIL MARKETING & TRADING (US) INC.,

UBS AG, STAMFORD BRANCH,

as Revolving Agent,

UBS AG, STAMFORD BRANCH,

as Term Loan Agent,

PBF HOLDING COMPANY LLC,

DELAWARE CITY REFINING COMPANY LLC

and

PAULSBORO REFINING COMPANY LLC,

as Borrowers,

and

THE OTHER LOAN PARTIES HERETO

Attachment I to Appendix 2

This INTERCREDITOR AGREEMENT, dated as of December     , 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among STATOIL MARKETING & TRADING (US) INC. (“Statoil”), UBS AG, STAMFORD BRANCH, in its capacity as Revolving Agent, for itself and on behalf of the Revolving Lenders (as defined below) (the “Revolving Agent”), UBS AG, STAMFORD BRANCH, in its capacity as Term Loan Agent, for itself and on behalf of the Term Loan Lenders (as defined below) (the “Term Loan Agent” and together with the Revolving Agent, the “Lenders Agents”), PBF HOLDING COMPANY LLC (“Holdings”), DELAWARE CITY REFINING COMPANY LLC (“DCR”) and PAULSBORO REFINING COMPANY LLC (“PBF” and together with Holdings and DCR, the “Borrowers”), and the other Loan Parties (as defined below) party hereto.

RECITALS:

A. Statoil has entered into that certain oil supply agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Paulsboro Oil Supply Agreement”), by and among Statoil and Holdings under which Statoil has agreed to supply crude oil and feedstocks to, and provide related services to, Holdings and purchase the crude oil and feedstocks in the tanks at, and on the water for, the Paulsboro Facility.

B. The Paulsboro Oil Supply Agreement provides for the filing of UCC financing statements to perfect the ownership and security interest of Statoil with respect to certain Statoil Assets and Collateral.

D. The Borrowers, the other Loan Parties party thereto, the Revolving Agent and the financial institutions from time to time party thereto as lenders (collectively, the “Revolving Lenders”) are parties to that certain Revolving Credit Agreement, dated as of the date hereof (as amended, restated supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Revolving Credit Agreement”).

E. To secure the Borrowers’ and the other Loan Parties’ obligations to the Revolving Lenders and the Revolving Agent under the Revolving Credit Agreement and the other Revolving Loan Documents (as hereinafter defined), the Borrowers and the other Loan Parties have granted to the Revolving Agent for the benefit of the Revolving Agent and the Revolving Lenders a Lien on many of the assets of the Borrowers and the other Loan Parties.

F. The Borrowers, the other Loan Parties party thereto, the Term Loan Agent and the financial institutions from time to time party thereto as lenders (collectively, the “Term Loan Lenders” and together with the Revolving Lenders, the “Lenders”) are parties to that certain Term Loan Credit Agreement, dated as of the date hereof (as amended, restated supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Term Loan Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”).

Attachment I to Appendix 2

G. To secure the Borrowers’ and the other Loan Parties’ obligations to the Term Loan Lenders and the Term Loan Agent under the Term Loan Credit Agreement and the other Term Loan Documents (as hereinafter defined), the Borrowers and the other Loan Parties have granted to the Term Loan Agent for the benefit of the Term Loan Agent and the Term Loan Lenders a Lien on many of the assets of the Borrowers and the other Loan Parties.

H. The parties hereto wish to set forth certain agreements with respect to the Statoil Assets and Collateral (as hereinafter defined) and with respect to the Lenders Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that with respect to Statoil, “Affiliates” shall mean only those Affiliates that have current or future rights under the Paulsboro Oil Supply Agreement or any related agreement, instrument or document.

“Certain Hydrocarbon Assets” means crude oil, feedstock, indigenous feedstock and other hydrocarbon inventory of the same type sold to the Loan Parties by Statoil and/or its Affiliates and all proceeds of such crude oil, feedstock, indigenous feedstock or other hydrocarbon inventory of the same type (it being understood and agreed that immediately upon any payment in cash to the Loan Parties in respect of such crude oil, feedstock, indigenous feedstock or other hydrocarbon inventory of the same type, such proceeds shall cease to be “Certain Hydrocarbon Assets”). For the avoidance of doubt, Certain Hydrocarbon Assets shall not include Intermediate Products.

“Certain MSCG Receivables” means accounts originated by the sale of Refined Products sold by the Loan Parties to MSCG and/or its Affiliates under the Paulsboro Morgan Stanley Off-Take Agreement (it being understood and agreed that upon collection of such accounts by virtue of payment in cash in respect thereof to any Loan Party, the proceeds of such accounts will cease to be “Certain MSCG Receivables”).

“Claims” means the Revolving Lenders Claims, the Term Loan Lenders Claims or the Statoil Claims, as applicable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

Attachment I to Appendix 2

“Disposition” means, with respect to any assets of any Borrower or any other Loan Party, any liquidation of such Borrower or such other Loan Party or its assets, the establishment of any receivership for such Borrower or such other Loan Party or its assets, a bankruptcy proceeding of such Borrower or such other Loan Party (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

“Enforcement” means collectively or individually, for: (a) Statoil or any of its Affiliates during the continuance of a Statoil Event of Default (i) to demand payment in full of or accelerate any of the obligations, including, without limitation, any payment obligations, of any Borrower or any other Loan Party to Statoil or (ii) to commence the judicial or nonjudicial enforcement of any right or remedy or to commence any action to enforce any provision under the Paulsboro Oil Supply Agreement; (b) any of the Revolving Agent or the Revolving Lenders during the continuance of a Revolving Lenders Event of Default (i) to demand payment in full of or accelerate the indebtedness of any Borrower or any other Revolving Loan Party to the Revolving Lenders and Revolving Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the Revolving Loan Documents; and (c) any of the Term Loan Agent or the Term Loan Lenders during the continuance of a Term Loan Event of Default (i) to demand payment in full of or accelerate the indebtedness of any Borrower or any other Term Loan Party to the Term Loan Lenders and Term Loan Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the Term Loan Documents.

“Enforcement Notice” means a written notice delivered in accordance with Section 2.5 which notice shall: (i) if delivered by Statoil, state that a Statoil Event of Default has occurred and is continuing and that Statoil intends to commence an Enforcement, specify the nature of the Statoil Event of Default that caused Statoil to intend to take such action, and state that an Enforcement Period has commenced; (ii) if delivered by the Revolving Agent, state that a Revolving Lenders Event of Default has occurred and is continuing and that the payment in full of the Revolving Lenders Claims has been demanded or the indebtedness of any Borrower or any other Revolving Loan Party to the Revolving Lenders has been accelerated, specify the nature of the Revolving Lenders Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced; (iii) if delivered by the Term Loan Agent, state that a Term Loan Event of Default has occurred and is continuing and that the payment in full of the Term Loan Lenders Claims has been demanded or the indebtedness of any Borrower or any other Term Loan Party to the Term Loan Lenders has been accelerated, specify the nature of the Term Loan Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced.

“Enforcement Period” means the period of time following the receipt by both Lenders Agents, on the one hand, or Statoil, on the other hand, of an Enforcement Notice delivered by the other until the earliest of the following: (1) the Statoil Claims have been

Attachment I to Appendix 2

satisfied in full, Statoil has no further obligations under the Paulsboro Oil Supply Agreement and the Paulsboro Oil Supply Agreement has been terminated (other than, in each case, for any Unasserted Contingent Obligation); (2) the Lenders Claims have been satisfied in full, the Lenders have no further obligations under the Credit Agreements and the other Loan Documents and the Credit Agreements and the other Loan Documents have been terminated (other than, in each case, for any Unasserted Contingent Obligation); and (3) all of the parties hereto agree in writing to terminate the Enforcement Period.

“Intermediate Products” shall mean hydrocarbons intermediate products and blendstocks. For the avoidance of doubt, Intermediate Products shall not include Certain Hydrocarbon Assets or Refined Products.

“Lenders” mean the Revolving Lenders and the Term Loan Lenders.

“Lenders Claims” means the Revolving Lenders Claims and the Term Loan Lenders Claims.

“Lenders Collateral” means the Revolving Lenders Collateral and the Term Loan Lenders Collateral. In no event shall the “Lenders Collateral” include any of the Statoil Assets and Collateral.

“Lenders Interests” means the Revolving Lenders Interests and the Term Loan Lenders Interests.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, ownership right or interest, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any governmental authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means the Revolving Loan Documents and the Term Loan Documents.

“Loan Parties” means the Revolving Loan Parties and the Term Loan Parties.

“MSCG” means Morgan Stanley Capital Group Inc., and its successors and assigns (including any changed counterparty).

“Paulsboro Facility” means Paulsboro’s petroleum refinery, terminalling facility and all related assets and properties located in Paulsboro, New Jersey.

Attachment I to Appendix 2

“Paulsboro Morgan Stanley Off-Take Agreement” means that certain Products Off-Take Agreement, dated as of December 14, 2010, between MSCG and Holdings (with Holdings assigning its rights and obligations immediately to Paulsboro upon the Closing of the Acquisition), as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time.

“Paulsboro Oil Supply Agreement” shall have the meaning given to such term in the Recitals to this Agreement.

“Person” means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity.

“Proceeds” has the meaning ascribed to such term in the UCC.

“Refined Products” means finished gasoline, heating oil, lube oil, specialty grades, slurry, diesel fuel, and jet fuel for onward sale to MSCG pursuant to the Paulsboro Morgan Stanley Off-Take Agreement. For the avoidance of doubt, for purposes of this Agreement, the term “Refined Products” excludes intermediate products, components of gasoline, heating oil, lube oil, diesel fuel or jet fuel and all other products other than those specifically listed above in this definition.

“Revolver-Term Loan Intercreditor Agreement” means that certain Revolver-Term Loan Intercreditor Agreement, dated as of the date hereof, by and between the Term Loan Agent and the Revolving Agent.

“Revolving Lenders” shall mean the Lenders from time to time party to the Revolving Credit Agreement, the Revolving Agent and each other Secured Party (as defined in the Revolving Security Agreement).

“Revolving Lenders Claims” means all of the indebtedness, obligations and other liabilities of the Borrowers and the other Revolving Loan Parties now or hereafter arising under, or in connection with, the Revolving Credit Agreement and the other Revolving Loan Documents, including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of any Borrower or any other Revolving Loan Party, all reimbursement obligations of any Borrower or any other Revolving Loan Party with respect to letters of credit and guarantees issued thereunder for its account, all guarantee obligations of the Revolving Loan Parties, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Revolving Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any obligations under any hedging agreement and/or treasury services agreement with any counterparty that is a secured party pursuant to any Revolving Loan Documents, any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement, and, in all events, shall include any and all “Secured Obligations” (as such term is defined in the Revolving Credit Agreement).

Attachment I to Appendix 2

“Revolving Lenders Collateral” means all property and interests in property, now owned or hereafter acquired or created, of any Borrower or any other Revolving Loan Party in or upon which a Revolving Lenders Interest is granted or purported to be granted by such Borrower or such other Revolving Loan Party to the Revolving Lenders or the Revolving Agent under any of the Revolving Loan Documents and all Proceeds thereof, in each case, other than property and assets comprising the Statoil Assets and Collateral; provided, however, that, upon the payment of cash or cash equivalents to any account owned by Statoil of any amounts in respect of any property or interests in property, now owned or hereafter acquired or created, of any Borrower or any other Revolving Loan Party in or upon which a Revolving Lenders Interest is granted or purported to be granted by such Borrower or such other Revolving Loan Party to the Revolving Lenders or the Revolving Agent under any of the Revolving Loan Documents and all Proceeds thereof, in each case, other than property and assets comprising the Statoil Assets and Collateral, then such cash and/or cash equivalents shall cease to be “Revolving Lenders Collateral”.

“Revolving Lenders Event of Default” means an “Event of Default” as defined in the Revolving Credit Agreement.

“Revolving Lenders Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any Borrower or any of the other Revolving Loan Parties, any Lien (regardless of the priority thereof) of the Revolving Agent or the Revolving Lenders on such property or interest in property, provided, that, the parties agree that the Revolving Lenders Interest shall not cover or encumber in any way the Statoil Assets and Collateral.

“Revolving Loan Documents” means “Loan Documents” as such term is defined in the Revolving Credit Agreement.

“Revolving Loan Party” means “Loan Party” as such term is defined in the Revolving Credit Agreement.

“Statoil Assets and Collateral” means: (i) Certain Hydrocarbon Assets; (ii) Certain MSCG Receivables; (iii) oil and feedstock to be sold to the Borrowers or the other Loan Parties by Statoil prior to the time at which title thereto passes from Statoil to such Borrowers or other Loan Parties by passing through the outlet flange of the storage tanks and entering the Paulsboro Facility, and all payments under insurance, indemnity, warranty, or guaranty of, or for any of, the foregoing; (iv) contract rights in respect of the refined products sale contracts with MSCG solely to the extent related to the Certain MSCG Receivables; (v) oil and feedstock stored in the tanks located at the Paulsboro Facility which is owned by Statoil or has been sold by Statoil to a Borrower or any other Loan Party and any other oil and feedstock located at tanks that are used in connection with the operation of the Paulsboro Facility; and (vi) Proceeds with respect to any of the foregoing; provided, however, that, upon the payment of cash or cash equivalents to any Borrower or any other Loan Party of any amounts in respect of any items set forth in clauses (i) through (vi) inclusive of this definition, such cash and/or cash equivalents proceeds shall cease to be “Statoil Assets and Collateral”. For the avoidance of doubt, notwithstanding the foregoing or any other provisions of this Agreement, the Revolving Loan

Attachment I to Appendix 2

Documents, the Term Loan Documents and/or the Paulsboro Oil Supply Agreement, and without limiting the generality or scope of the definitions of “Revolving Lenders Collateral” or “Term Lenders Collateral”, Statoil Assets and Collateral shall not include (a) propane, refinery grade propylene, normal butane, asphalt, decant oil, petcoke, sulfur, extracts or other finished goods inventory of the Paulsboro Facility (that are not Refined Products), (b) any accounts receivable arising from the sale of any of the inventory or other property described in the preceding clause (a) or (c) any Proceeds of any such inventory, accounts receivable or other property described in the preceding clauses (a) or (b).

“Statoil Claims” means all amounts, obligations and other liabilities of any Borrower or any other Loan Party to Statoil now or hereafter arising under, or in connection with, the Paulsboro Oil Supply Agreement including time value of money and any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Borrowers or Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement in each case as provided for under the Paulsboro Oil Supply Agreement or applicable law.

“Statoil Event of Default” means the occurrence of any event (including, without limitation, any default) or the breach of any provision under the Paulsboro Oil Supply Agreement which would enable Statoil to exercise any right or remedy, demand any payment, declare any breach or take any other action in respect of the Paulsboro Oil Supply Agreement.

“Statoil Interest” means, with respect to any Statoil Assets and Collateral now owned or hereafter acquired or created of the Borrowers or the other Loan Parties or Statoil or its Affiliates, any security interest of Statoil or any of its Affiliates in, or any Lien or ownership right or interest of Statoil or any of its Affiliates on, such Statoil Assets and Collateral.

“Term Loan Lenders” shall mean the Lenders from time to time party to the Term Loan Credit Agreement, the Term Loan Agent and each other Secured Party (as defined in the Term Loan Security Agreement).

“Term Loan Lenders Claims” means all of the indebtedness, obligations and other liabilities of the Borrowers and the other Term Loan Parties now or hereafter arising under, or in connection with, the Term Loan Credit Agreements and the other Term Loan Documents, including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of any Borrower or any other Term Loan Party, all reimbursement obligations of any Borrower or any other Term Loan Party with respect to letters of credit and guarantees issued thereunder for its account, all guarantee obligations of the Term Loan Parties, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Term Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any obligation under any hedging agreement and/or treasury services agreement with any counterparty that is a secured party pursuant to any Term Loan Documents, any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement, and, in all events, shall include any and all “Secured Obligations” (as such term is defined in the Term Loan Credit Agreement).

Attachment I to Appendix 2

“Term Loan Lenders Collateral” means all property and interests in property, now owned or hereafter acquired or created, of any Borrower or any other Term Loan Party in or upon which a Term Loan Lenders Interest is granted or purported to be granted by such Borrower or such other Term Loan Party to the Term Loan Lenders or the Term Loan Agent under any of the Term Loan Documents and all Proceeds thereof, other than property and assets comprising the Statoil Assets and Collateral; provided, however, that, upon the payment of cash or cash equivalents to any account owned by Statoil of any amounts in respect of any property or interests in property, now owned or hereafter acquired or created, of any Borrower or any other Term Loan Party in or upon which a Term Loan Lenders Interest is granted or purported to be granted by such Borrower or such other Term Loan Party to the Term Loan Lenders or the Term Loan Agent under any of the Term Loan Documents and all Proceeds thereof, in each case, other than property and assets comprising the Statoil Assets and Collateral, then such cash and/or cash equivalents shall cease to be “Term Lenders Collateral”.

“Term Loan Lenders Event of Default” means an “Event of Default” as defined in the Term Loan Credit Agreement.

“Term Loan Lenders Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any Borrower or any of the other Term Loan Parties, any Lien (regardless of the priority thereof) of the Term Loan Agent or the Term Loan Lenders on such property or interests in property, provided, that, the parties agree that the Term Loan Lenders Interest shall not cover or encumber in any way the Statoil Assets and Collateral.

“Term Loan Documents” means “Loan Documents” as such term is defined in the Term Loan Credit Agreement.

“Term Loan Party” means “Loan Party” as such term is defined in the Term Loan Credit Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unasserted Contingent Obligations” means taxes, costs, indemnifications, reimbursements, damages and other claims liabilities in respect of which no written assertion of liability or no claim or demand for payment has been made at such time.

1.2 References to Terms Defined in the Paulsboro Oil Supply Agreement and the Loan Documents. Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in the Paulsboro Oil Supply Agreement or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Paulsboro Oil Supply Agreement or Loan Documents.

Attachment I to Appendix 2

ARTICLE 2. INTERCREDITOR PROVISIONS.

2.1 Agreements with Respect to Statoil Assets and Collateral. Notwithstanding any provision of the UCC, any applicable law, equitable principle or decision or any of the Loan Documents or the Paulsboro Oil Supply Agreement, each of the Revolving Agent (for itself and on behalf of each of the Revolving Lenders) and the Term Loan Agent (for itself and on behalf of each of the Term Loan Lenders) hereby agrees that, unless and until the Statoil Claims have been paid and satisfied in full in cash and the Paulsboro Oil Supply Agreement has terminated (other than Unasserted Contingent Obligations), neither of the Lenders Agents nor any of the Lenders shall have any Lenders Interest in any of the Statoil Assets and Collateral. In addition, each of the Revolving Agent (for itself and on behalf of each of the Revolving Lenders) and the Term Loan Agent (for itself and on behalf of each of the Term Loan Lenders) hereby agrees that, unless and until the Statoil Claims have been paid and satisfied in full in cash and the Paulsboro Oil Supply Agreement has terminated (other than Unasserted Contingent Obligations), Statoil may receive direct payments from MSCG or its successors or assigns in respect of Certain MSCG Receivables.

2.2 Agreements with Respect to Lenders Collateral. Notwithstanding any provision of the UCC, any applicable law, equitable principle or decision or any of the Loan Documents or the Paulsboro Oil Supply Agreement, Statoil (for itself and on behalf of its Affiliates) hereby agrees that, unless and until the Lenders Claims have been paid and satisfied in full in cash and the Credit Agreements and the other Loan Documents have terminated (other than Unasserted Contingent Obligations), neither Statoil nor any of its Affiliates shall have any Statoil Interest in any of the Lenders Collateral.

2.3 Respective Interests in Statoil Assets and Collateral and Lenders Collateral.

(a) Statoil agrees that: (i) it does not have and shall not have any Statoil Interest in any of the Lenders Collateral; and (ii) it shall not request or accept, directly or indirectly (by assignment or otherwise) from any Borrower or any other Loan Party any collateral or other security for payment of any Statoil Claims (other than the Statoil Assets and Collateral) and hereby releases any Statoil Interest in any such collateral or other security except that Statoil may accept the issuance of a letter of credit by a Loan Party in favor of Statoil pursuant to the Paulsboro Statoil Oil Supply Agreement.

(b) The Revolving Agent (for itself and on behalf of each Revolving Lender) agrees that neither the Revolving Agent nor the Revolving Lenders have, nor shall they have, any Revolving Lenders Interest in the Statoil Assets and Collateral.

(c) The Term Loan Agent (for itself and on behalf of each Term Loan Lender) agrees that neither the Term Loan Agent nor the Term Loan Lenders have, nor shall they have, any Term Loan Lenders Interest in the Statoil Assets and Collateral.

Attachment I to Appendix 2

2.4 Certain Turnover Provisions.

(a) In the event that Statoil or any of its Affiliates now has or hereafter obtains possession of any Lenders Collateral, Statoil or such Affiliate thereof, as the case may be, shall immediately deliver to the Revolving Agent (or as the Revolving Agent may reasonably direct) such Lenders Collateral in whatever form possessed by Statoil or such Affiliate thereof (and until delivered to the Revolving Agent such Lenders Collateral shall be held in trust for the Lenders Agents). Any assets received by the Revolving Agent under this Section 2.4(a) shall be received by the Revolving Agent subject to the terms of the Revolver-Term Loan Intercreditor Agreement.

(b) In the event that either Lenders Agent or any Lenders now or hereafter obtains possession of any Statoil Assets and Collateral, such Person shall immediately deliver to Statoil (or as Statoil may reasonably direct) such Statoil Assets and Collateral in whatever form possessed by such Lenders Agent (and until delivered to Statoil such Statoil Assets and Collateral shall be held in trust for Statoil).

2.5 Enforcement Actions. Each of the Revolving Agent, Term Loan Agent and Statoil agrees to use reasonable efforts to give an Enforcement Notice to the others prior to or concurrently with commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

(a) Statoil may at its option and without the prior consent of the other parties hereto, take any action to (i) liquidate the Statoil Assets and Collateral or to foreclose or realize upon or enforce any of its rights with respect to the Statoil Assets and Collateral or (ii) take any other action of Enforcement.

(b) The Revolving Agent or the Revolving Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Revolving Lenders Claims, foreclose or realize upon or enforce any of their rights with respect to the Revolving Lenders Collateral, or take any other actions as they deem appropriate in respect of the Revolving Lenders Collateral or the Revolving Lenders Claims.

(c) The Term Loan Agent or the Term Loan Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Term Loan Lenders Claims, foreclose or realize upon or enforce any of their rights with respect to the Term Loan Lenders Collateral, or take any other actions as they deem appropriate in respect of the Term Loan Lenders Collateral or the Term Loan Lenders Claims.

2.6 Agency for Perfection. Statoil and the Lenders Agents hereby severally appoint each other as agent for purposes of perfecting by possession their respective ownership interests and Liens on the Lenders Collateral and the Statoil Assets and Collateral described hereunder. In the event that Statoil obtains possession of any of the Lenders Collateral, Statoil shall promptly notify the Lenders Agents of such fact, shall hold such Lenders Collateral in trust

Attachment I to Appendix 2

and shall promptly deliver Lenders Collateral to the Revolver Agent. Any Lenders Collateral delivered to the Revolving Agent under the provisions of this Section 2.6 shall be delivered to the Revolving Agent subject to the terms and provisions of the Revolver-Term Loan Intercreditor Agreement. In the event that any Lenders Agent obtains possession of any of the Statoil Assets and Collateral, such Lenders Agent shall promptly notify Statoil of such fact, shall hold such Statoil Assets and Collateral in trust and shall deliver such Statoil Assets and Collateral to Statoil.

2.7 UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of an intended Disposition of Statoil Assets and Collateral or Lenders Collateral, respectively, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.8 Independent Credit Investigations. Neither Statoil, the Revolving Agent, the Revolving Lenders, the Term Loan Agent nor the Term Loan Lenders nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm, corporation or entity for the solvency, financial condition or ability of any Borrower or any other Loan Party to repay or otherwise honor the Statoil Claims, the Revolving Lenders Claims or the Term Loan Lenders Claims, or for the worth of the Statoil Assets and Collateral, the Revolving Lenders Collateral or the Term Loan Lenders Collateral, or for statements of any Borrower or any other Loan Party, oral or written, or for the validity, sufficiency, existence or enforceability of the Statoil Claims, the Revolving Lenders Claims, the Term Loan Lenders Claims, the Paulsboro Oil Supply Agreement, the Revolving Credit Agreement, the other Revolving Loan Documents, the Term Loan Credit Agreement, the other Term Loan Loan Documents, Statoil’s interest in the Statoil Assets and Collateral, the Revolving Agent’s and Revolving Lenders’ interest in the Revolving Lenders Collateral or the Term Loan Agent’s or Term Loan Lenders’ interest in the Term Loan Lenders Collateral. The Revolving Lenders, the Revolving Agent, the Term Loan Lenders, the Term Loan Agent and Statoil have entered into their respective agreements with the Borrowers and the other applicable Loan Parties based upon their own independent investigations. None of the Revolving Lenders, the Revolving Agent, the Term Loan Lenders, the Term Loan Agent or Statoil makes any warranty or representation to any other party hereto nor does it rely upon any representation of any other party hereto with respect to matters identified or referred to in this Section 2.8.

2.9 Turnover of Identifiable Cash Proceeds. (a) In the event, and only in the event, that Revolving Lenders Collateral or Term Loan Lenders Collateral shall contain identifiable cash proceeds of Statoil Assets and Collateral, the provisions of this Section 2.9(a) shall apply. Revolving Agent agrees that if Statoil demonstrates to Revolving Agent that identifiable cash proceeds of Statoil Assets and Collateral have become part of the Revolving Lenders Collateral, and such demonstration is made to Revolving Agent within five Business Days of such identifiable cash proceeds of Statoil Assets and Collateral becoming part of the Revolving Lenders Collateral, then in such instance, and solely in such instance, Revolving Agent shall promptly turn over such identifiable cash proceeds to Statoil. Term Loan Agent agrees that if Statoil demonstrates to Term Loan Agent that identifiable cash proceeds of Statoil Assets and Collateral have become part of the Term Loan Lenders Collateral, and such

Attachment I to Appendix 2

demonstration is made to Term Loan Agent within five Business Days of such identifiable cash proceeds of Statoil Assets and Collateral becoming part of the Term Loan Lenders Collateral, then in such instance, and solely in such instance, Term Loan Agent shall promptly turn over such identifiable cash proceeds to Statoil. (b) In the event, and only in the event, that Statoil Assets and Collateral shall contain identifiable cash proceeds of Revolving Lenders Collateral, the provisions of this Section 2.9(b) shall apply. Statoil agrees that if Revolving Agent demonstrates to Statoil that identifiable cash proceeds of Revolving Lenders Collateral have become part of the Statoil Assets and Collateral, and such demonstration is made to Statoil within five Business Days of such identifiable cash proceeds of Revolving Lenders Collateral becoming part of the Statoil Assets and Collateral, then in such instance, and solely in such instance, Statoil shall promptly turn over such identifiable cash proceeds to Revolving Agent. (c) In the event, and only in the event, that Statoil Assets and Collateral shall contain identifiable cash proceeds of Term Loan Lenders Collateral, the provisions of this Section 2.9(c) shall apply. Statoil agrees that if Term Loan Agent demonstrates to Statoil that identifiable cash proceeds of Term Loan Lenders Collateral have become part of the Statoil Assets and Collateral, and such demonstration is made to Statoil within five Business Days of such identifiable cash proceeds of Term Loan Lenders Collateral becoming part of the Statoil Assets and Collateral, then in such instance, and solely in such instance, Statoil shall promptly turn over such identifiable cash proceeds to Term Loan Agent.

2.10 Amendments to Loan Documents, the Paulsboro Oil Supply Agreement or to this Agreement. (i) The Revolving Agent agrees to use reasonable efforts to give, concurrently with the execution and delivery of any written amendment, waiver or other modification to the Revolving Loan Documents with respect to the Revolving Lenders Collateral, prompt notice to Statoil of the same. (ii) The Term Loan Agent agrees to use reasonable efforts to give, concurrently with the execution and delivery of any written amendment, waiver or other modification to the Term Loan Documents with respect to the Term Loan Lenders Collateral, prompt notice to Statoil of the same. (iii) Statoil agrees to use reasonable efforts to give, concurrently with the execution and delivery of any written amendment, waiver or other modification to any Paulsboro Oil Supply Agreement with respect to the Statoil Assets and Collateral, prompt notice to each Lenders Agent of the same; provided, however, that in the case of each of the preceding clauses (i), (ii) and (iii), the failure to give notice shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. Each party hereto shall, upon reasonable request of any other party hereto, provide copies of all such modifications or amendments and copies of all other agreements, instruments, filings or documentation relevant to the Statoil Assets and Collateral or the Lenders Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

2.11 Marshalling of Assets. Nothing in this Agreement will be deemed to require either Statoil or any Lenders Agent to marshal the applicable Lenders Collateral (or any other collateral) or the Statoil Assets and Collateral, as applicable, upon the enforcement of a Lenders Agent’s or Statoil’s remedies under the applicable Loan Documents or the Paulsboro Oil Supply Agreement, as the case may be.

Attachment I to Appendix 2

2.12 Reliance on Power and Authority to Act.

(a) Statoil shall be entitled to rely on the power and authority of the Revolving Agent to act on behalf of all of the Revolving Lenders to the extent the provisions hereof have the Revolving Agent so act.

(b) Statoil shall be entitled to rely on the power and authority of the Term Loan Agent to act on behalf of all of the Term Loan Lenders to the extent the provisions hereof have the Term Loan Agent so act.

(c) Each of the Lenders Agents and each Lender shall be entitled to rely on the power and authority of Statoil to act on behalf of itself and its Affiliates to the extent the provisions hereof have Statoil so act.

2.13 Effect Upon Loan Documents and Paulsboro Oil Supply Agreement. By executing this Agreement, the Borrowers and the other Loan Parties agree to be bound by the provisions hereof as they relate to the relative rights of the Lenders and the Lenders Agents, on the one hand, and Statoil, on the other hand, with respect to the property of the Borrowers and the other Loan Parties. Each Borrower and each other Loan Party acknowledges that the provisions of this Agreement shall not give it any substantive rights as against the Lenders Agents or the Lenders and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Loan Documents as between the Borrowers, the other Loan Parties, the Lenders Agents and the Lenders. Each Borrower and each other Loan Party acknowledges that the provisions of this Agreement shall not give it any substantive rights as against Statoil and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Paulsboro Oil Supply Agreement as among Statoil and the applicable Loan Parties. Each of Statoil, the Revolving Agent (for itself and on behalf of each Revolving Lender) and the Term Loan Agent (for itself and on behalf of each Term Loan Lender) agrees, that, as among themselves, to the extent the terms and provisions of the other Loan Documents or the Paulsboro Oil Supply Agreement are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

2.14 Nature of the Lenders Claims and Modification of Loan Documents; Nature of Statoil Claims. (a) Statoil acknowledges that the Revolving Lenders Claims and other obligations and liabilities owing under the Revolving Loan Documents are revolving in nature and that the amount of any such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. Subject to the terms of this Agreement, the terms of the Credit Agreements and the other Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by Statoil and without affecting the provisions of this Agreement. Without in any way limiting the generality of the foregoing, Statoil hereby agrees that the maximum amount of the Lenders Claims and other obligations and liabilities owing under the Loan Documents may be increased at any time and from time to time to any amount.

Attachment I to Appendix 2

(b) The terms of the Paulsboro Oil Supply Agreement and the amounts and obligations owing thereunder may be modified, extended or amended from time to time, all without notice to or consent by the Lenders Agents and without affecting the provisions of this Agreement.

2.15 Revolver-Term Loan Intercreditor Agreement. For the avoidance of doubt, each party hereto (i) acknowledges the existence of the Revolver-Term Loan Intercreditor Agreement and (ii) agrees that the Revolver-Term Loan Intercreditor Agreement shall govern and control all matters with respect to the Lenders Collateral as between the Revolving Agent and Revolving Lenders, on the one hand, and the Term Loan Agent and Term Loan Lenders, on the other hand. In addition, the parties hereto agree that, in the event of any conflict between the provisions of this Agreement and the terms or provisions of the Revolver-Term Loan Intercreditor Agreement with respect to the Lenders Collateral, the Revolver-Term Loan Intercreditor Agreement shall govern and control solely as between the Revolving Agent and the Revolving Lenders, on the one hand, and the Term Loan Agent and the Term Loan Lenders, on the other hand. All parties hereto agree that the Revolver-Term Loan Intercreditor Agreement is not binding in any way upon Statoil or its Affiliates.

2.16 Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article 2, including, to the extent that such party has the ability to do so, allowing removal of and access to their respective assets and collateral.

ARTICLE 3. MISCELLANEOUS

3.1 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on Annex A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

3.2 Agreement Absolute. Statoil shall be deemed to have entered into and continued with the Paulsboro Oil Supply Agreement in express reliance upon this Agreement, the Revolving Lenders and the Revolving Agent shall be deemed to have entered into and continued with the Revolving Credit Agreement and the other Revolving Loan Documents in express reliance upon this Agreement, and the Term Loan Lenders and the Term Loan Agent shall be deemed to have entered into and continued with the Term Loan Credit Agreement and the other Term Loan Documents in express reliance upon this Agreement. This Agreement may not be amended or otherwise modified, unless such amendment or other modification is agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and

Attachment I to Appendix 2

after the filing of any petition by or against any Borrower or any other Loan Party under the U.S. Bankruptcy Code and all references herein to the Borrowers and the other Loan Parties shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Lenders, on the one hand, and Statoil, on the other hand, shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns of the Borrowers and the other Loan Parties shall include a debtor-in-possession or trustee of or for such party. The successors and assigns of the Revolving Lenders, the Revolving Agent, the Term Loan Lenders, the Term Loan Agent and Statoil, as the case may be, shall include any successors and assigns appointed under the terms of the Revolving Loan Documents, the Term Loan Documents or the Paulsboro Oil Supply Agreement, as applicable. Any such successor or assign shall be subject in all respect to this Agreement.

3.4 Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Lenders, the Affiliates of Statoil, and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

3.5 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.6 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

Attachment I to Appendix 2

3.7 Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

3.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page by telecopy machine shall be as effective as delivery of a manually signed, original signature page.

[Signature Pages Follow]

Attachment I to Appendix 2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:
Title:

Attachment I to Appendix 2

UBS AG, STAMFORD BRANCH,
as Revolving Agent

By:
Name:
Title:

By:
Name:
Title:

Attachment I to Appendix 2

UBS AG, STAMFORD BRANCH,
as Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

Attachment I to Appendix 2

PBF HOLDING COMPANY LLC,
as a Borrower

By:
Name:
Title:

DELAWARE CITY REFINING COMPANY LLC, as a Borrower

By:
Name:
Title:

PAULSBORO REFINING COMPANY LLC, as a Borrower

By:
Name:
Title:

Attachment I to Appendix 2

PBF POWER MARKETING, LLC,
as a Loan Party

By:
Name:
Title:

DELAWARE PIPELINE COMPANY LLC, as a Loan Party

By:
Name:
Title:

PBF INVESTMENTS LLC, as a Loan Party

By:
Name:
Title:

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC, as a Loan Party

By:
Name:
Title:

Attachment I to Appendix 2

Annex A

to

Intercreditor Agreement

Notice Addresses

Entity	Notice Address
Statoil Marketing & Trading (US) Inc.	Statoil Marketing and Trading (US) Inc. 1055 Washington Blvd. – 7th Floor Stamford, CT 06901 Attention: General Counsel Fax Number: (203) 978-6952 Telephone Number: (203) 978-6900

UBS AG, Stamford Branch, as Revolving Agent	UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Mary E. Evans Telecopy: (203) 719 – 3029

UBS AG, Stamford Branch, as Term Loan Agent	UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Mary E. Evans Telecopy: (203) 719 – 3029

PBF Holding Company LLC, Delaware City Refining Company LLC and Paulsboro Refining Company LLC, as Borrowers	PBF Holding Company LLC One Sound Shore Drive, Suite 303 Greenwich, Connecticut 06830 Attention: Jeffrey Dill Telecopy: 973-455-7562

PBF Power Marketing, LLC, Delaware Pipeline Company LLC, PBF Investments LLC and Paulsboro Natural Gas Pipeline Company LLC, as Loan Parties	PBF Holding Company LLC One Sound Shore Drive, Suite 303 Greenwich, Connecticut 06830 Attention: Jeffrey Dill Telecopy: 973-455-7562

Annex A to Attachment I

ATTACHMENT II TO APPENDIX 2

INTERCREDITOR AGREEMENT

Dated as of December     , 2010

by and among

STATOIL MARKETING & TRADING (US) INC.,

VALERO REFINING AND MARKETING COMPANY,

PBF HOLDING COMPANY LLC,

and

PAULSBORO REFINING COMPANY LLC

Attachment II to Appendix 2

This INTERCREDITOR AGREEMENT, dated as of December     , 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among STATOIL MARKETING & TRADING (US) INC. (“Statoil”), VALERO REFINING AND MARKETING COMPANY, a Delaware corporation (“Valero”), PBF HOLDING COMPANY LLC (“Holdings”) and PAULSBORO REFINING COMPANY LLC (“Paulsboro” and together with Holdings, “PBF”).

RECITALS:

A. Statoil has entered into that certain Crude Oil / Feedstock Supply / Delivery and Services Agreement, dated as of December     , 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Paulsboro Oil Supply Agreement”), by and among Statoil and Holdings under which Statoil has agreed to supply crude oil and feedstocks to, and provide related services to, Holdings and purchase the crude oil and feedstocks in the tanks at, and on the water for, the Paulsboro Facility with Holdings assigning its rights and obligations to Paulsboro immediately upon the closing of the Acquisition (as defined below).

B. The Paulsboro Oil Supply Agreement provides for the filing of UCC financing statements to perfect the ownership and security interest of Statoil with respect to certain Statoil Assets and Collateral (as defined below).

C. Prior to the date hereof, Valero has entered into that certain Stock Purchase Agreement with Holdings dated September 24, 2010, pursuant to which Valero has agreed to sell, and Holdings has agreed to purchase, all of the issued and outstanding common stock of Valero-Refining Company-New Jersey, which is the predecessor entity to Paulsboro (the “Acquisition”), on the terms and conditions set forth therein.

D. As part of the purchase price for the Acquisition, Valero has agreed to accept a senior secured promissory note in the principal amount of $160,000,000.00 issued by PBF and delivered to Valero upon closing of the Acquisition pursuant to the terms of that certain Senior Secured Note Agreement by and among Paulsboro, Valero, Paulsboro Natural Gas Pipeline Company LLC, PBF Energy Company LLC and Holdings, dated as of the date hereof (the “Seller Note Agreement”).

E. The Seller Note Agreement and Collateral Documents provide for the filing of UCC financing statements to perfect the security interest of Valero with respect to certain Valero Collateral (as defined below).

F. The parties hereto wish to set forth certain agreements with respect to the Statoil Assets and Collateral and the Valero Collateral.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

Attachment II to Appendix 2

ARTICLE 1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Certain Hydrocarbon Assets” means, any and all crude oil, feedstock, indigenous feedstock and other hydrocarbon inventory and all proceeds of such inventory (it being understood and agreed that upon purchase of specified hydrocarbons and payment in full in cash by PBF the hydrocarbon proceeds (such as Refined Products), will not be included as “Certain Hydrocarbon Assets”).

“Certain MSCG Receivables” means accounts originated by the sale of Refined Products sold by PBF to MSCG or another offtaker under the Morgan Stanley Off-Take Agreements or similar offtake agreements (it being understood and agreed that following collection of such accounts by virtue of payment in cash in respect thereof to Statoil, to the extent Statoil pays to PBF a portion of those proceeds then such portion of the proceeds received from Statoil will cease to be “Certain MSCG Receivables”).

“Claims” means the Valero Claims or the Statoil Claims, as applicable.

“Collateral Documents” shall have the meaning ascribed to such term in the Seller Note Agreement.

“Copyright License” means any and all rights now owned or hereafter acquired by Paulsboro under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by Paulsboro: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Disposition” means, with respect to any assets of Paulsboro, any liquidation of Paulsboro or its assets, the establishment of any receivership for Paulsboro or its assets, a bankruptcy proceeding of Paulsboro (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

Attachment II to Appendix 2

“Enforcement” means collectively or individually, for: (a) Statoil during the continuance of a Statoil Event (i) to demand payment in full of or accelerate any of the obligations, including, without limitation, any payment obligations, of PBF to Statoil or (ii) to commence the judicial or nonjudicial enforcement of any right or remedy or to commence any action to enforce any provision under the Paulsboro Oil Supply Agreement; and (b) Valero (i) to demand payment in full of or accelerate the indebtedness of PBF to Valero or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the Seller Note Agreement or any of the Collateral Documents.

“Enforcement Notice” means a written notice delivered in accordance with Section 2.5 which notice shall: (i) if delivered by Statoil, state that a Statoil Event has occurred and that Statoil intends to commence an Enforcement, specify the nature of the Statoil Event that caused Statoil to intend to take such action, and state that an Enforcement Period has commenced; (ii) if delivered by Valero, state that a Valero Event has occurred and that the payment in full of Valero’s Claims has been demanded or the indebtedness of any party hereto has been accelerated, specify the nature of the Valero Event that caused such demand and acceleration, and state that an Enforcement Period has commenced.

“Enforcement Period” means the period of time following the receipt by Valero, on the one hand, or Statoil, on the other hand, of an Enforcement Notice delivered by the other until the earliest of the following: (1) the Statoil Claims have been satisfied in full, Statoil has no further obligations under the Paulsboro Oil Supply Agreement and the Paulsboro Oil Supply Agreement has been terminated; (2) the Valero Claims have been satisfied in full, Valero has no further obligations under the Seller Note Agreement or any of the Collateral Documents and the Seller Note Agreement and the Collateral Documents have been terminated; and (3) all of the parties hereto agree in writing to terminate the Enforcement Period.

“Equipment” means all “equipment,” as such term is defined in the Uniform UCC, now owned or hereafter acquired by Paulsboro, wherever located and, in any event, including all of Paulsboro’s machinery and equipment, including processing equipment, spare parts, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, forklifts, molds, dies, stamps and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto, in each case other than Titled Collateral.

“Holder” shall have the meaning ascribed to such term in the Seller Note Agreement.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

Attachment II to Appendix 2

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests relating to Intellectual Property now held or hereafter acquired by Paulsboro.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, ownership right or interest, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any governmental authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“MSCG” means Morgan Stanley Capital Group Inc. and any successors and assigns (including as a result of change of counterparties to the Morgan Stanley Off-Take Agreements).

“Morgan Stanley Off-Take Agreements” means (i) those certain products off-take agreements and other agreements entered into in connection therewith by and among MSCG and Holdings (with Holdings assigning its rights and obligations immediately to Paulsboro upon the closing of the Acquisition) relating to the purchase of refined oil products inventories located at the Paulsboro Facility, the exclusive purchase of production of finished Refined Products and the purchase and sale back to PBF of intermediate products and blendstocks and (ii) all modifications, amendments and replacements of such off-take agreements between Holdings and MSCG or a subsequent off-taker.

“Oil” means crude oil, feedstock and indigenous feedstock.

“Patent License” means rights under any written agreement now owned or hereafter acquired by Paulsboro granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which Paulsboro now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Paulsboro Facility” means Paulsboro’s petroleum refinery, terminalling facility and all related assets and properties located in Paulsboro, New Jersey.

Attachment II to Appendix 2

“Person” means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity.

“Proceeds” means “proceeds,” as such term is defined in the UCC, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Paulsboro from time to time with respect to any of the Valero Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Paulsboro from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Valero Collateral by any governmental authority, (c) any claim of Paulsboro against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License in respect of any Valero Collateral or required in connection with the operation of the Paulsboro Facility, (d) any recoveries by Paulsboro against third parties with respect to any litigation or dispute concerning any of the Valero Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Valero Collateral, (e) all amounts collected on, or distributed on account of, other Valero Collateral, including dividends, interest, distributions and instruments with respect to investment property and pledged stock, and (f) any and all other amounts, rights to payment, accounts (as “accounts” are defined in the UCC) or other property acquired upon the sale, lease, license, exchange or other disposition of Valero Collateral and all rights arising out of Valero Collateral.

“Refined Products” means finished gasoline, heating oil, diesel, jet fuel and specialty grades produced for sale to MSCG or another offtaker pursuant to the Morgan Stanley Off-Take Agreements or similar offtake agreements.

“Seller Note Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Statoil Assets and Collateral” means: (i) Certain Hydrocarbon Assets; (ii) Certain MSCG Receivables; (iii) Oil to be sold to PBF by Statoil prior to the time at which title thereto passes from Statoil to PBF by passing through the outlet flange of the storage tanks at the Paulsboro Facility; (iv) contract rights in respect of the Refined Products sale contracts that are related to Certain MSCG Receivables; (v) Oil stored in the tanks located at the Paulsboro Facility or other storage facilities which is owned by Statoil or has been sold by Statoil to PBF and other nearby Oil located at tanks that are used in connection with the operation of the Paulsboro Facility; and (vi) proceeds with respect to any of the foregoing, except that cash proceeds paid to PBF with respect to the Morgan Stanley Off-Take Agreements but which are not proceeds of or related to the Certain MSCG Receivables, will cease to be “Statoil Assets and Collateral”. For the avoidance of doubt, notwithstanding the foregoing or any other provisions of this Agreement and/or the Paulsboro Oil Supply Agreement, Statoil Assets and Collateral shall not include any Valero Collateral.

Attachment II to Appendix 2

“Statoil Claims” means all amounts, obligations and other liabilities of PBF or any of its affiliates to Statoil now or hereafter arising under, or in connection with, the Paulsboro Oil Supply Agreement including time value of money and any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to PBF or any of its affiliates, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement in each case as provided for under the Paulsboro Oil Supply Agreement or applicable law.

“Statoil Event” means the occurrence of any event (including, without limitation, any default) or the breach of any provision under the Paulsboro Oil Supply Agreement which would enable Statoil to exercise any right or remedy, demand any payment, declare any breach or take any other action in respect of the Paulsboro Oil Supply Agreement.

“Statoil Interest” means, with respect to any Statoil Assets and Collateral now owned or hereafter acquired or created of PBF or Statoil, any security interest of Statoil in, or any Lien or ownership right or interest of Statoil on, such Statoil Assets and Collateral.

“Titled Collateral” means all property owned by Paulsboro used in connection with the operation of the Paulsboro Facility for which the title to such property is governed by a certificate of title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, rail cars, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a certificate of title or certificate of ownership.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by Paulsboro granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by Paulsboro: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Valero Claims” means all amounts, obligations and other liabilities of PBF or any of its affiliates to Valero now or hereafter arising under, or in connection with, the Seller Note Agreement or any of the Collateral Documents including any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to PBF or any of its affiliates, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement in each case as provided for under the Seller Note Agreement or any of the Collateral Documents or applicable law.

Attachment II to Appendix 2

“Valero Collateral” means, collectively, all of Paulsboro’s right, title, and interest in, to and under all of the personal property and other assets described below, whether now owned by or owing to, or hereafter acquired by or arising in favor of Paulsboro (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Paulsboro and regardless of where located, to the extent subject to a Lien or security interest in favor of Valero, including, but not limited to:

all of property, plant and Equipment comprising the Paulsboro Facility and used in connection with the operation of the Paulsboro Facility;

all spare parts and precious metal catalysts used in connection with the operation of the Paulsboro Facility;

all Intellectual Property used in connection with the operation of the Paulsboro Facility;

Titled Collateral; and

to the extent not otherwise included, all Proceeds, insurance claims and other rights to payments of any of the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing. For the avoidance of doubt, notwithstanding the foregoing or any other provisions of this Agreement and/or the Seller Note Agreement or any of the Collateral Documents, the Valero Collateral shall not include any Statoil Assets and Collateral.

“Valero Event” means the occurrence of any event (including, without limitation, any default) or the breach of any provision under the Seller Note Agreement or any of the Collateral Documents which would enable Valero to exercise any right or remedy, demand any payment, declare any breach or take any other action in respect of the Seller Note Agreement or any of the Collateral Documents.

“Valero Interest” means, with respect to any Valero Collateral now owned or hereafter acquired or created by PBF, any security interest of Valero in, or any Lien on or ownership right or interest of Valero in, such Valero Collateral.

1.2 References to Terms Defined in the Paulsboro Oil Supply Agreement and the Seller Note Agreement. Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in the Paulsboro Oil Supply Agreement or in the Seller Note Agreement, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Paulsboro Oil Supply Agreement or the Seller Note Agreement.

Attachment II to Appendix 2

ARTICLE 2. INTERCREDITOR PROVISIONS.

2.1 Respective Interests in Statoil Assets and Collateral and Valero Collateral.

(a) Statoil agrees that it does not have and shall not at any time have any Statoil Interest in any of Valero Collateral.

(b) Valero agrees that it does not have and shall not at any time have any Valero Interest in the Statoil Assets and Collateral.

2.2 Certain Turnover Provisions.

(a) In the event that Statoil now has or hereafter obtains possession of any Valero Collateral, Statoil shall promptly deliver to Valero such Valero Collateral in whatever form possessed by Statoil (and until delivered to Valero such Valero Collateral shall be held in trust for Valero).

(b) In the event that Valero obtains possession of any Statoil Assets and Collateral, Valero shall promptly deliver to Statoil (or as Statoil may reasonably direct) such Statoil Assets and Collateral in whatever form possessed by Valero (and until delivered to Statoil such Statoil Assets and Collateral shall be held in trust for Statoil).

2.3 Enforcement Actions. Valero and Statoil agree to use reasonable efforts to give an Enforcement Notice to the other prior to or concurrently with commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

(a) Statoil may, at its option and without the prior consent of the other parties hereto, take any action to (i) liquidate the Statoil Assets and Collateral or to foreclose or realize upon or enforce any of its rights with respect to the Statoil Assets and Collateral or (ii) take any other action of Enforcement.

(b) Valero may, at its option and without the prior consent of the other parties hereto, take any action to accelerate payment of Valero Claims or any other obligation or liability arising under the Seller Note Agreement or any of the Collateral Documents, foreclose or realize upon or enforce any of its rights with respect to the Valero Collateral, or take any other actions as it deems appropriate in respect of the Valero Collateral or the Valero Claims.

2.4 Agency for Perfection. Statoil and Valero hereby severally appoint each other as agent for purposes of perfecting by possession their respective ownership interests and Liens on the Valero Collateral and the Statoil Assets and Collateral described hereunder. In the event that Statoil obtains possession of any of the Valero Collateral, Statoil shall promptly and in any event within 3 business days notify Valero of such fact, shall hold such Valero Collateral in trust and shall promptly deliver such Valero Collateral to Valero. In the event that Valero

Attachment II to Appendix 2

obtains possession of any of the Statoil Assets and Collateral, Valero shall promptly and in any event within 3 business days notify Statoil, shall hold such Statoil Assets and Collateral in trust and shall promptly deliver such Statoil Assets and Collateral to Statoil.

2.5 UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of an intended Disposition of Statoil Assets and Collateral or Valero Collateral, respectively, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.6 Limitation on Liability of Parties to Each Other. Except with respect to liability for breach of an obligation under this Agreement, no party hereto shall have any liability to any other party hereto.

2.7 Marshalling of Assets. Nothing in this Agreement will be deemed to require either Statoil or Valero to marshal the applicable Valero Collateral (or any other collateral) or the Statoil Assets and Collateral, as applicable, upon the enforcement of Valero’s or Statoil’s remedies under the applicable Seller Note Agreement, any of the Collateral Documents or the Paulsboro Oil Supply Agreement, as the case may be.

2.8 Effect Upon Seller Note Agreement, Collateral Documents and Paulsboro Oil Supply Agreement. By executing this Agreement, PBF agrees to be bound by the provisions hereof as they relate to the relative rights of Valero on the one hand, and Statoil, on the other hand, with respect to the property of PBF, Statoil and Valero. PBF acknowledges that the provisions of this Agreement shall not give it any substantive rights as against Valero and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Seller Note Agreement or any of the Collateral Documents as between the Valero and PBF. PBF acknowledges that the provisions of this Agreement shall not give it any substantive rights as against Statoil and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Paulsboro Oil Supply Agreement as among Statoil and PBF. Statoil and Valero agree that, as among themselves, to the extent the terms and provisions of the Seller Note Agreement, any of the Collateral Documents or the Paulsboro Oil Supply Agreement are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

2.9 Cooperation and Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article 2, including allowing removal of and access to their respective assets and collateral.

Attachment II to Appendix 2

ARTICLE 3. MISCELLANEOUS

3.1 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on Annex A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

3.2 Agreement Absolute. Statoil shall be deemed to have entered into and continued with the Paulsboro Oil Supply Agreement in express reliance upon this Agreement and Valero shall be deemed to have entered into and continued with the Seller Note Agreement or any of the Collateral Documents in express reliance upon this Agreement. This Agreement may not be amended or otherwise modified, unless such amendment or other modification is agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against PBF under the U.S. Bankruptcy Code and all references herein to PBF shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between Valero, on the one hand, and Statoil, on the other hand, shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any such successor or assign shall be subject in all respect to this Agreement. In the event that the supply products and services provided under the Paulsboro Oil Supply Agreement shall be replaced, substituted or restated, each of the parties hereto agrees, at the request of Statoil or the replacement supplier of products and services, to execute and deliver a new intercreditor agreement with such Person on substantially the same terms as herein provided. In the event that the Holder provided under the Seller Note Agreement shall be replaced, substituted or restated, each of the parties hereto agrees, at the request of Valero or the replacement Holder, to execute and deliver a new intercreditor agreement with such Person on substantially the same terms as herein provided.

3.4 Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

3.5 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Attachment II to Appendix 2

3.6 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

3.7 Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

3.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page by telecopy machine shall be as effective as delivery of a manually signed, original signature page.

[Signature Pages Follow]

Attachment II to Appendix 2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:
Title:

Attachment II to Appendix 2

VALERO REFINING AND MARKETING COMPANY

By:
Name:
Title:

Attachment II to Appendix 2

PBF HOLDING COMPANY LLC

By:
Name:
Title:

PAULSBORO REFINING COMPANY LLC

By:
Name:
Title:

Attachment II to Appendix 2

Annex A

to

Intercreditor Agreement

Notice Addresses

Entity	Notice Address
Statoil Marketing & Trading (US) Inc.	Statoil Marketing & Trading (US) Inc. 1055 Washington Boulevard – 7th Floor Stamford, CT 06901 Attention: General Counsel Fax Number: (203) 978-6952 Telephone Number: (203) 978-6900

Valero Refining and Marketing Company	c/o Valero Energy Corporation One Valero Way San Antonio, Texas 78249 Attention: Executive Vice President and General Counsel Telephone: (210) 345-2246 Facsimile: (210) 345-2622

PBF Holding Company LLC and Paulsboro Refining Company LLC	PBF Holding Company LLC 1 Sylvan Way, 2nd Floor Parsippany, NJ 07054-3887 Attention: General Counsel Fax Number: (973) 455-7562 Telephone Number: (973) 455-7500

Annex A to Attachment II

APPENDIX 3 – PAYMENT DIRECTION AGREEMENT

This PAYMENT DIRECTION AGREEMENT (“Agreement”) dated as of December 17, 2010, by and among Morgan Stanley Capital Group Inc. (“MSCG”), Statoil Marketing & Trading (US) Inc. (“Statoil”) and PBF Holding Company LLC (“PBO”).

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Termination Event” has the meaning assigned to such term in the Off-Take Agreement.

“Base Barge Price” means, with respect to any delivery by PBO of Refined Products to MSCG, [REDACTED]:

“Business Day” means a day on which banks are open for general commercial business in New York, New York.

“Delivery Day” means with respect to any Refined Products, the day of delivery of such Refined Products to MSCG pursuant to the Off-Take Agreement.

“Event of Default” has the meaning assigned to such term in the Off-Take Agreement.

“Feedstock” means vacuum gas oil (VGO), straight run fuel oil and other similar hydrocarbons.

“Final Payment Amount” means for any Delivery Day, the greater of:

(a) zero dollars; and

(b) (i) the sum for all grades of Refined Products delivered by PBO to MSCG on such Delivery Day of the number of gallons of each grade of such Refined Product delivered to MSCG on such Delivery Day multiplied by the applicable Final Price per gallon of such grade minus (ii) the Provisional Payment Amount for such Delivery Day.

“Final Payment Day” means the applicable day determined in accordance with Annex C attached hereto.

“Final Price” means with respect to a Refined Product, [REDACTED].

“Indigenous Feedstock” means Feedstock produced in the Refinery, together with all Feedstock located in the indigenous feedstock tanks at the Refinery on the date Statoil commences deliveries under the Supply Agreement whether such Feedstock was produced in the Refinery or elsewhere.

Appendix 3

“Initial Inventory” means the volumes of Products and ethanol sold to MSCG on the Closing Date (as defined in the Off-Take Agreement).

“Intermediate Products” means the intermediate products sold by PBO to MSCG pursuant to the Off-Take Agreement.

“Lubes” means lube base oils sold by PBO to MSCG pursuant to the Off-Take Agreement.

“MS Guaranty” means that certain Guarantee of Morgan Stanley dated as of the date hereof, executed by Morgan Stanley in favor of PBO, as amended, supplemented or restated from time to time.

“MS Products” means the product inventories purchased from time to time by MSCG from PBO pursuant to the Off-Take Agreement, including, without limitation, the Initial Inventory but excluding Oil and Indigenous Feedstock which has not been refined into light finished products, Intermediate Products, Lubes or Slurry.

“MS Receivables” means (a) for Refined Products other than Specialty Grades, all of PBO’s rights to payment from MSCG of the Provisional Payment Amount and the Final Payment Amount with respect thereto, (b) for Specialty Grades, all of PBO’s rights to payment from MSCG with respect thereto and (c) all proceeds of the amounts specified in (a) and (b) of this definition.

“Off-Take Agreement” means that certain Products Offtake Agreement dated as of December 14, 2010, between MSCG and PBO, as amended, supplemented or restated from time to time in accordance with this Agreement, a redacted copy of which is attached hereto as Annex B.

“Oil” means crude oil and/or Feedstock but shall not include Indigenous Feedstock.

“Products” has the meaning assigned to such term in the Off-Take Agreement.

“Provisional Overpayment Amount” means for any Delivery Day the amount, if any, by which the Provisional Payment Amount for such Delivery Day exceeds the sum for all grades of Refined Products delivered by PBO to MSCG on such Delivery Day, of the number of gallons of each grade of such Refined Product delivered to MSCG on such Delivery Day multiplied by the applicable Final Price per gallon of such grade.

“Provisional Payment Amount” means for any Delivery Day, the sum for all grades of Refined Products delivered by PBO to MSCG on such Delivery Day, of the number of gallons of each grade of such Refined Product delivered to MSCG on such Delivery Day multiplied by the applicable Provisional Price per gallon of such grade. To the extent the Provisional Payment Day for a relevant Delivery Day occurs on or before such relevant Delivery Day, the Provisional Payment Amount shall be based on the actual volumes delivered on the Delivery Day immediately preceding such relevant Delivery Day as specified in the Daily Report of Delivered Volumes (as defined in the Off-Take Agreement) for such preceding Delivery Day.

Appendix 3

“Provisional Payment Day” means the applicable day determined in accordance with Annex C attached hereto.

“Provisional Price” means [REDACTED].

“Refined Products” means finished gasoline, heating oil, diesel, and jet fuel produced for sale to MSCG pursuant to the Off-Take Agreement. For the avoidance of doubt, for purposes of this Agreement, the term Refined Products includes Specialty Grades but excludes Intermediate Products, Lubes, Slurry, components of gasoline, heating oil, diesel or jet fuel and all other products other than those specifically listed above in this definition.

“Refinery” means PBO’s Paulsboro, New Jersey refinery.

“Slurry” means slurry sold by PBO to MSCG pursuant to the Off-Take Agreement.

“Specialty Grades” means customized products that are not included in the grades of Products encompassed in Schedule 1 to the Off-Take Agreement.

“Supply Agreement” means that certain Crude Oil / Feedstock Supply / Delivery and Services Agreement dated as of December 17, 2010, between Statoil and PBO with respect to the Refinery.

2. Security Interest. PBO has granted Statoil a security interest in the following:

(a) all rights of PBO in and to proceeds of PBO’s sale of Refined Products from the Refinery, including all of the MS Receivables;

(b) all rights of PBO under the Off-Take Agreement to enforce payment of the MS Receivables from MSCG and all other rights under the Off-Take Agreement to collect the MS Receivables;

(c) all rights of PBO under the MS Guaranty and all other supporting obligations with respect to the MS Receivables.

As between Statoil and MSCG (i) MSCG acknowledges and consents to the grant of such security interests (described in 2(a), (b) and (c) above) by PBO to Statoil, (ii) Statoil acknowledges and agrees that MSCG has title to the MS Products, and except for its interest in the MS Receivables, Statoil claims no interest in the MS Products, and (iii) MSCG acknowledges and agrees that Statoil has title to or first priority liens on all Oil, Indigenous Feedstock and MS Receivables; and MSCG claims no interest in such items.

The Off-Take Agreement permits PBF Holding Company LLC to assign its rights and obligations under the Off-Take Agreement to Paulsboro Refining Company LLC subject to delivery to MSCG of a guaranty of PBF Holding Company LLC. From and after the date of such assignment and the delivery of a guaranty in form and substance acceptable to Statoil from PBF Holding Company LLC of the obligations under this Agreement, for the purposes of this Agreement, “PBO” shall mean Paulsboro Refining Company LLC.

Appendix 3

3. Direct Payment. PBO hereby irrevocably directs MSCG to make all payments on the MS Receivables directly to the Statoil account designated on Annex A hereto (the “Payment Account”). MSCG acknowledges such payment direction and agrees (a) to pay all Provisional Payment Amounts on the corresponding Provisional Payment Day as set forth in Annex C, (b) to pay all Final Payment Amounts on the corresponding Final Payment Day as set forth in Annex C, (c) to make all other payments owing on the MS Receivables by the time specified in the Off-Take Agreement, and (d) to make all such payments described in the foregoing subsections (a), (b) and (c) directly to Statoil into the Payment Account. Any changes to these payment instructions shall be honored by MSCG only if given in writing by Statoil. All payments on the MS Receivables made by MSCG to the Payment Account or as otherwise directed by Statoil hereunder shall be treated for all purposes as satisfying MSCG’s payment obligations to PBO in respect of the MS Receivables. MSCG also agrees and covenants that upon receipt of written instructions from PBO, MSCG also will make direct payment to Statoil in accordance with this Section 3 of any amounts owed by MSCG to PBO pursuant to the Off-Take Agreement that are not included in MS Receivables, provided that MSCG’s obligation to make direct payment to Statoil with respect to any such other amounts shall be subject to all claims, defenses, offsets and other rights that MSCG may have with respect to its obligation to pay such other amounts.

4. Offsets. For so long as this Agreement is in effect, MSCG agrees not to exercise or claim any right of offset or other similar right against PBO or Statoil with respect to the MS Receivables other than the offsets and other rights described in the Off-Take Agreement. However, in no event shall MSCG reduce by reason of offset or otherwise (whether any such right arises under the Off-Take Agreement, other contractual provisions or common law), any amounts required to be paid hereunder by MSCG to Statoil in respect of MS Receivables owing for Refined Products which are delivered to MSCG prior to or on the business day on which Statoil receives written notice from MSCG of the occurrence of an Event of Default, an Additional Termination Event or termination of the Off-Take Agreement, except that MSCG may reduce any amounts owing on MS Receivables payable to Statoil hereunder by the amount of any Provisional Overpayment Amount attributable to any Delivery Day occurring prior to the day of such reduction. Nothing contained herein shall limit MSCG’s rights of offset against PBO for amounts owing by MSCG to PBO (and not payable to Statoil hereunder) or its rights to exercise any other remedies that MSCG may have against PBO.

5. Assignment, Amendment and Termination of Off-Take Agreement.

(a) MSCG or PBO as applicable shall deliver not less than 10 Business Days prior written notice to Statoil of any proposed assignment by MSCG or PBO of the Off-Take Agreement. Neither MSCG nor PBO shall assign its rights under the Off-Take Agreement in any manner that would materially and adversely affect Statoil’s rights hereunder without Statoil’s prior written consent. Notwithstanding the foregoing, any assignment by MSCG of its rights under the Off-Take Agreement that is expressly subject to the terms of this Agreement shall not require Statoil’s prior written consent; provided, however, if Statoil reasonably determines that any such assignment would materially and adversely affect Statoil’s rights hereunder, then Statoil shall have the unilateral right to terminate the Supply Agreement and/or this Agreement under the provisions thereof and hereof applicable to a default by the non-Statoil parties.

Appendix 3

(b) MSCG and PBO shall not, without Statoil’s prior written consent, amend the Off-Take Agreement in any manner that would: (i) alter the terms of MSCG’s payment obligations, PBO’s enforcement rights with respect to the MS Receivables or any defined term used herein that is defined by reference to the Off-Take Agreement; (ii) modify the methodology for determining Other Costs or any other factor that would modify the calculation of the Base Barge Price; (iii) modify the timing of MSCG’s payment obligations or (iv) modify MSCG’s offset or similar rights.

(c) MSCG shall deliver to Statoil written notice of any default, or Event of Default, by PBO under or any Early Termination Event with respect to or any early termination of the Off-Take Agreement contemporaneously with any notice thereof delivered to PBO.

(d) PBO shall deliver to Statoil written notice of any default, or Event of Default, by MSCG under or any Early Termination Event with respect to or any early termination of the Off-Take Agreement contemporaneously with any notice thereof delivered to MSCG.

6. No Default. MSCG and PBO each hereby agree and acknowledge that as of the date hereof, there are no defaults, Events of Default, Early Termination Events or events that with the passage of the applicable grace or cure period would constitute a default, Event of Default or Early Termination Event under the Off-Take Agreement.

7. Conflict. To the extent there is any conflict between the terms of this Agreement and the Off-Take Agreement, this Agreement shall control.

8. Further Assurances. The parties hereto agree that from and after the date hereof, each of them will execute and deliver such further instruments and take such other action as may reasonably be requested by any party hereto to carry out the purpose and intent hereof.

9. Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to any conflicts-of-law rule or principle that would require the application of the laws of another jurisdiction).

10. Jurisdiction, Venue and Forum. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the U.S. District Court of the Southern District of New York, any court of the State of New York and any other Federal court sitting in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the U.S. District Court of the Southern District of New York (or, if the U.S. District Court of the Southern District of New York shall be unavailable, any court of the State of New York or any other Federal court sitting in the State of New York). Each party hereto waives any objection to convenience of forum or venue laid in such courts. The parties hereto agree that any one or all of them may file

Appendix 3

a copy of this Section 10 with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to jurisdiction, venue or to convenience of forum.

11. No Third Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement, and their respective permitted successors and assigns.

12. Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction. It is also the intention of the parties that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

13. Term. This Agreement shall continue until the earlier of the following to occur: (a) MSCG receives written notice from Statoil of the termination or expiration of the Supply Agreement, (b) termination or expiration of the Off-Take Agreement and Statoil’s receipt of the required notice thereof as provided in Section 4 above, subject, however, to the obligations of MSCG to make payments to Statoil hereunder continuing until payment in full thereof with respect to MS Receivables owing for Refined Products delivered to MSCG prior to or on the business day on which Statoil receives written notice from MSCG of an Event of Default or Additional Termination Event as provided in Section 4 above, and (c) termination of this Agreement by the mutual agreement of all of the parties hereto. Statoil shall deliver prompt written notice to MSCG of the expiration or termination of the Supply Agreement.

14. Amendment. Any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all of the parties hereto.

15. Headings. The headings and captions used or contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic copies (such as .pdf files delivered by electronic mail) of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

[Remainder of Page Intentionally Left Blank]

Appendix 3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MORGAN STANLEY CAPITAL GROUP INC.

By:
Name:
Title:

Notice Address:

Morgan Stanley Capital Group Inc.
2000 Westchester Avenue, Floor 01
Purchase, New York 10577-2530
Attention: Randall O’Connor
Phone: 914-225-1466
Facsimile: 914-225-9298
E-mail: randall.o’connor@morganstanley.com

With a copy to:

Morgan Stanley Capital Group Inc.
2000 Westchester Avenue, Floor 01
Purchase, New York 10577-2530
Attention: Kenneth Carlino
Phone: 914-225-1417
Facsimile: 914-225-9299
E-mail: kenneth.carlino@morganstanley.com

Appendix 3

STATOIL MARKETING & TRADING (US) INC.

By:
Name:
Title:

Notice Address:

Statoil Marketing & Trading (US) Inc.
1055 Washington Boulevard – 7th Floor
Stamford, CT 06901
Attention: Crude Oil Operations
Fax Number: (203) 978-6958
Telephone Number: (203) 978-6900
E-mail: uscrudeops@statoil.com

With a copy (which shall not constitute notice) to:

Statoil Marketing and Trading (US) Inc.
1055 Washington Blvd. – 7th Floor
Stamford, CT 06901
Attention: General Counsel
Fax Number: (203) 978-6952
Telephone Number: (203) 978-6900

Appendix 3

PBF HOLDING COMPANY LLC

By:
Name:
Title:

Notice Address:

1 Sylvan Way, 2nd floor
Parsippany, NJ 07054-3887
Attention: Executive Vice President, Commercial

With a copy to:

PBF Holding Company LLC 1 Sylvan Way, 2nd floor Parsippany, NJ 07054-3887 Attention: General Counsel

Appendix 3

ANNEX A

PAYMENT ACCOUNT INFORMATION

[REDACTED]

Annex A to Appendix 3

ANNEX B

REDACTED OFF-TAKE AGREEMENT

[Attached]

Annex B to Appendix 3

APPENDIX 4 – REFINERY DESCRIPTION

Set out on Attachment I are diagrams of the Refinery, including: (i) the Paulsboro Refinery Plot Plan, Drawing No. 95-0-AA-16B; and (ii) the Building & Unit Location Plan, that reflect the storage tanks comprising the Storage Facilities, dock location, locations of berths, locations of transfer points, locations of platforms, locations of pipelines and other key assets.

As of the Delivery Commencement Date the Storage Facilities consist of the specific Storage Tanks more fully described on Attachment II (and reflected on Attachment I), as such list of storage tanks may be updated from time-to-time to in accordance with the terms of Clause 5(d) of Appendix 5.

Appendix 4

ATTACHMENT I TO APPENDIX 4

[REDACTED]

Attachment I to Appendix 4

ATTACHMENT II TO APPENDIX 4

Paulsboro Crude and Feedstock Tankage

[REDACTED]

Attachment II to Appendix 4

APPENDIX 5 – STORAGE FACILITIES USE PROVISIONS

The following terms and conditions set forth the terms and conditions governing Seller’s sole and exclusive right to store Oil and Indigenous Feedstock in the Storage Facilities:

1. USAGE AND OPERATION

(a) Exclusive Use. Subject to the provisions of this Agreement and this Appendix, Seller shall, as of the Delivery Commencement Date and during the term of this Agreement, have the sole and exclusive right to store Oil and Indigenous Feedstock in the Storage Facilities.

(b) Buyer Restrictions and Rights. Nothing herein shall restrict Buyer’s right and ability to operate the Refinery, including the Storage Facilities, provided, however, that:

(i) Except as expressly provided for in Clause 7(e) of this Agreement, Buyer shall not cause or permit any Oil and Indigenous Feedstock to be withdrawn from the Storage Facilities without the prior written consent of Seller.

(ii) Buyer will not commingle any crude oil or Feedstocks with Seller’s Oil and Indigenous Feedstock without the prior written consent of Seller.

(iii) With respect to a request by Buyer to add any storage tanks to the Storage Facilities pursuant to Clause 5(d) below, such request by Buyer shall be deemed to constitute a representation from Buyer that such additional storage tank(s) are (i) owned in fee by Buyer, (ii) are free and clear of any Liens other than those expressly permitted pursuant to the terms of the Intercreditor Agreements, and (iii) in full compliance with all of the applicable covenants and obligations set out herein.

2. COVENANTS OF BUYER

(a) Buyer shall maintain and operate, at its sole cost and expense, the Storage Facilities in a manner that fully complies with (i) all applicable Laws and Regulations; and (ii) standard industry practice. With respect to the operation of the Storage Facilities, Buyer shall make all repairs and perform all maintenance in a reasonably timely manner.

(b) Buyer shall ensure that the Storage Facilities adhere to its current maintenance standards. Buyer shall maintain its ISO 9000:2000, ANSI/ISO/ASQ Q9001-2000 accreditation by the International Standards Organization during the term of this Agreement.

(c) At any time during this Agreement Seller shall have the right to enter the Storage Facilities and to inspect, examine and inquire concerning all aspects of the Refinery, Storage Facilities and the Oil and Indigenous Feedstock stored therein, including, without limitation, docking facilities, storage tanks, and pipelines, measuring equipment, and any other physical or operational aspects of the Storage Facilities or any of Seller’s products stored in the Storage Facilities; provided that, if no Event of Default has occurred with respect to Buyer, Seller shall provide reasonable prior notice to Buyer and adhere to Buyer’s HSE procedures for the Refinery. Seller shall not exercise its rights hereunder if such exercise will: (i) cause or exacerbate any dangerous, emergency or unsafe conditions at the Storage Facilities, or (ii) obstruct or interfere with the operations of the Storage Facilities in a manner inconsistent with standard industry practices.

Appendix 5

(d) Buyer shall not introduce into any of the Storage Facilities or add any chemical substances to Seller’s Oil and Indigenous Feedstock, including any substances designed to minimize or reduce Tank Heel levels, without the express prior written authorization of Seller.

(e) Buyer shall not subcontract any part of the work under this Agreement relating to the Storage Facilities without the prior written consent of Seller in its sole discretion. If Buyer subcontracts any part of the work under this Agreement relating to the Storage Facilities with Seller’s consent, Buyer shall require its subcontractors to maintain insurance required in this Agreement to the extent applicable to the Storage Facilities. If requested by Seller, Buyer shall have its subcontractors furnish the same evidence of insurance required of Buyer.

3. EMERGENCIES

In the event that Buyer reasonably believes that there are, or are about to be, emergency or urgent circumstances which could have a material adverse impact on the Refinery, the Refinery site, the operation of the Refinery, or the health and safety of any person or the environment (“Emergency Circumstances”), regardless of the cause of such Emergency Circumstances and without assuming any duty hereunder to do so, Buyer may take such steps and actions as it, in its sole discretion, deems reasonable to protect against such circumstances occurring or to minimize, reduce or avoid their adverse impact including the immediate lifting, removal, relocation and commingling of Oil of different Grades. Any such steps which Buyer takes shall not, on their own, constitute a Default of the terms of this Agreement provided, however, Buyer shall not be absolved of any responsibility or liability hereunder resulting from any breach of the terms of this Agreement which caused such emergency or urgent circumstances. Buyer shall promptly notify Seller of any steps or actions so taken. Buyer shall compensate Seller for any Liabilities resulting from any such steps or actions taken hereunder.

4. SUBLETTING AND RELEASE OF SELLER’S CAPACITY

During the term of this Agreement, neither Party may further assign, sublet, sublicense, grant or release any storage capacity in the Storage Facilities except in connection with a permitted assignment under this Agreement.

5. TANKS BEING TAKEN OUT OF SERVICE / CHANGING SERVICE

During the term of this Agreement certain of the tanks constituting Storage Facilities may be required to come out of service for maintenance or other reasons.

(a) Cleaning of tanks and the safe disposal of any sludge, oil or other hazardous substances from tanks which are taken out of service whether before or after the termination of this Agreement is the sole responsibility of Buyer. Buyer warrants to Seller that Buyer will dispose of such material in a lawful and safe manner. Buyer shall be solely responsible for any and all costs associated with such disposal and shall indemnify Seller against any and all liabilities arising from the disposal of such materials.

Appendix 5

(b) Prior to removing from service a tank comprising part of the Storage Facilities the Parties shall meet to discuss and agree to the measurement of any quantities of usable Oil and/or Indigenous Feedstock that constitutes Tank Heels that need to be transferred between tanks constituting Storage Facilities, the measurement or assessment of such Tank Heels and whether the actual net Tank Heel volume following such operations will be less or more than the TH Starting Volume as adjusted by any prior interim Tank Heel purchases and sales. If there will be a net reduction in the Tank Heel volume following such operations Buyer shall purchase such reduction quantity of Tank Heel volume pursuant to the terms of Clause 5(j)(ii)(2), with the volume of such Tank Heels purchase being treated as an interim purchase by Buyer. If a measurement or assessment indicates that Buyer has not yet purchased the full amount of Oil or Indigenous Feedstock that has been used, then Buyer shall purchase and pay for such used Oil and/or Indigenous Feedstock at a price equal to the then-applicable price for such Oil or Indigenous Feedstock as specified in the applicable Cargo Bank for Oil applying the FIFO accounting practice to determine which Oil is being purchased and applying the Provisions of Clause 5(i) with respect to interim Indigenous Feedstock purchases.

(c) When returning a tank to service that has been removed from service pursuant to Clause 5(b) of this Appendix 5, the Parties shall meet to discuss and agree to a quantity of Tank Heels that will be used to re-float the tank and such quantity of Oil or Indigenous Feedstock shall be treated as Tank Heels for all purposes hereunder. Such new Tank Heels will be purchased by Seller pursuant to the provisions of Clause 5(j)(ii)(1), with the volume of such new Tank Heels treated as an interim purchase by Seller and will be subject to Clauses 5(j) and 25 at the TH Conclusion Date and at termination of the Agreement.

(d) To the extent Buyer desires to change service for any tank constituting part of the Storage Facilities or add or remove a tank from the Storage Facilities, Seller must provide its written consent. Upon the granting of Seller’s consent, Attachment II to Appendix 4 shall be automatically deemed to reflect such modifications. To the extent applicable, the Parties shall also meet and agree prior to the granting of any such consent to any of the matters set forth in subclause (b) above.

Appendix 5

APPENDIX 6 – GENERAL PRINCIPLES OF SERVICE

The Commercial Services and Shipping Services under this Agreement will be rendered in accordance with the following:

1. COMMERCIAL SERVICES

(a) Commercial Services Provided

The Commercial Services shall include the following:

(i) Onward transportation of Oil as required to Supply Oil to the Refinery;

(ii) Storage of Oil in the Storage Facilities until such time the Oil is delivered to Buyer (with Buyer providing all maintenance and operation of the Storage Facilities);

(iii) Information services, including the provision of information that helps Buyer run the Refinery LP and plan and schedule Refinery operations;

(iv) Operational, shipping, financial, contractual and other administrative services related to the activities as detailed in (i)-(iii) above, which include the conduct of commercial contract negotiations, resolving any trading disputes with third parties and contractual compliance matters with third parties.

(b) Commercial Services Actions. Seller:

(i) shall perform its duties in both a reasonable and prudent manner;

(ii) shall act as a principal in the market in front of third parties for purchases and sales of Oil under this Agreement;

(iii) shall be the only face to market for the execution of all Commercial Services;

(iv) shall use reasonable efforts to secure optimal pricing of the Oil purchased or sold under this Agreement and to minimize delivery-related costs for Oil purchased under the Execution Method;

(v) shall allocate the necessary resources to support and to interface with Buyer in the provision of the Commercial Services hereunder;

(vi) may enter into commercial commitments with third parties in connection with the performance of the Commercial Services, with all commercial terms being agreed to at its reasonable sole discretion, in line with Buyer’s mandate;

(vii) may conduct any re-sale of any Oil purchased as part of this Agreement in line with its credit control procedures in effect at the time of such disposal. The costs of a third party credit default under such re-sale of Oil shall be for Buyer’s account unless caused by the gross negligence or willful misconduct of Seller.

Appendix 6

(c) Commercial Services Actions. Buyer:

(i) shall maintain an organizational structure to support and interface with Seller in the conduct of this Agreement;

(ii) may maintain such market knowledge as it sees fit independently of Seller, but will refrain from seeking bids / offers / indications or otherwise contracting in the market directly or via intermediates for any of the Commercial Services covered under this Agreement except if compelled to do so due to the gross negligence or willful misconduct of Seller;

(iii) acknowledges and accepts that Seller will only contract with third party companies which have been compliance cleared by Seller, with such clearance not to be unreasonably withheld;

(iv) acknowledges that Seller cannot be obliged to use contractors or service providers which do not meet Seller’s HSE requirements.

2. SHIPPING SERVICES

(a) Shipping Services Provided

Seller shall be the sole and exclusive face to the market for the provision of Shipping Services in relation to the Supply of Oil under this Agreement. Such Shipping Services shall include:

(i) the provision of shipping market availability and price information to Buyer;

(ii) the negotiation and execution of all shipping agreements including lightering services into the Delaware River, other than with respect to (1) the Hess Tanks and (2) any Excluded Term Contracts in accordance with the Agreement;

(iii) shipping operational services including managing logistics in relation to each Cargo from the Loading Terminal to the Supply Port, liaising with terminals, ship owners, and appointing Independent Inspectors for quality and quantity testing and certification;

(iv) quality control and loss control services including overseeing independent inspection services and providing reasonable technical support and advice in relation to any Oil quality claims and any recovery actions against ship owners;

(v) any vetting requirements including all Vessels used; and loadports as required by Seller’s vetting policy. Buyer acknowledges that Seller shall not be obliged to use Vessels, service providers or call at loadports which are not in compliance with Seller’s vetting policy.

Appendix 6

(b) Pre-Commencement Meetings. Prior to the Delivery Commencement Date the Parties shall meet to coordinate the start-up process with respect to this Agreement. The Parties shall coordinate all matters necessary or convenient to the operations leading up to the Delivery Commencement Date, including the following: (i) identification of potential third party suppliers and (ii) review of potential Vessels to confirm their acceptance by Seller, which acceptance shall not be unreasonably withheld.

Appendix 6

APPENDIX 7 – LIST OF MUTUALLY AGREED GRADES

[REDACTED]

Appendix 7

APPENDIX 8 – REQUIREMENTS SCHEDULE

[REDACTED]

Appendix 8

APPENDIX 9 – GRADE PECKING ORDER

[REDACTED]

Appendix 9

APPENDIX 10 – CARGO CONFIRMATION NOTICE

Seller hereby confirms the covering of a Requirement in accordance with Clause 5 “Acquisition of Oil” as set forth in the Crude Oil/Feedstock Supply/Delivery and Services Agreement between the Parties dated December [    ], 2010, with the Cargo of Oil per the following Transparent Contractual Terms:

CONTRACT DATE:	XXXXXX

REQUIREMENT NO.:	XXXXXX

QUALITY:	XXXXXXXXXX

QUANTITY:	XXXXXXXX (US BBLS)

TOLERANCE:	XXXXX

TOLERANCE OPTION:	SELLER’S

PLACE OF DELIVERY:	XXXXXXX BY VESSEL (DES), AT ONE SAFE BERTH

PERIOD OF DELIVERY:	XXXXXXX

PRICE AND CURRENCY:

BASIS:	XXXXXXXX
DIFFERENTIAL:	XXXXXXXX
PERIOD:	XXXXXXXX

PAYMENT TERM:	XXXXXXX

ACQUISITION METHOD:	EXECUTION METHOD / SUPPLY POINT METHOD

CREDIT TERMS:	XXXXXXX

OTHER TERMS:

FURTHER COMMERCIAL AGREEMENTS PERTAINING TO THIS CARGO:

Regards,

Statoil Marketing & Trading (US) Inc.

By:
Name:
Title:

Appendix 10

APPENDIX 11 – COMMENCEMENT INVENTORY ACQUISITION

[REDACTED]

Appendix 11

ANNEX A TO APPENDIX 11

FORM OF EXHIBIT F TO STOCK PURCHASE AGREEMENT

[Attached]

Annex A to Appendix 11

EXHIBIT F

TO

STOCK PURCHASE AGREEMENT

FEEDSTOCK AND PRODUCT INVENTORY SALES AGREEMENT

THIS FEEDSTOCK AND PRODUCT INVENTORY SALES AGREEMENT (this “Agreement”), is made and entered into as of December 17, 2010 (the “Effective Date”), by and between VALERO MARKETING AND SUPPLY COMPANY, a Delaware corporation (“Seller”) and PBF HOLDING COMPANY LLC, a Delaware limited liability company (the “Buyer”) (collectively, the “Parties”).

RECITALS

A. Buyer, and Valero Refining and Marketing Company, a Delaware corporation (“VRMC”), have entered into a Stock Purchase Agreement, dated as of September 24, 2010 (the “SPA”), pursuant to which VRMC will sell and transfer, and Buyer will purchase and acquire, the Shares (as defined in the SPA) and, as such, Buyer will indirectly acquire the Refinery (as defined in the SPA) and certain related, tankage and logistics assets (collectively, the “Refinery Logistics Assets”). VRMC is an affiliate of Seller.

B. Seller has historically provided feedstock to the owner of the Refinery for use in its operations, and Seller has maintained title to and ownership of the products produced by the Refinery (such feedstocks and products are more particularly defined herein as the “Feedstock and Products Inventory”). In connection with consummation of the transactions contemplated by the SPA, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s right, title, and interest in and to the Feedstock and Products Inventory and subsequently the Unpaid Crude Oil In-Transit. At Closing, Buyer may concurrently sell or assign the Feedstock and Products Inventory to certain third parties who will directly pay Seller for such inventory that they purchase from Buyer, provided, however, Buyer shall remain responsible for all Closing payments to Seller.

C. Seller and Buyer desire to enter into this Agreement to set forth their agreements regarding the protocols to be used for measuring the quantity and quality of the Feedstock and Products Inventory and certain other inventories of feedstocks consumed and products produced at the Refinery, and to establish the prices to be paid by Buyer to Seller for the Feedstock and Products Inventory.

D. As a condition precedent to Closing under the SPA, Buyer and VMRC require the execution of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:

SECTION 1: DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

1.1.1 “Affiliate” has the same meaning as that term is defined in the SPA.

1.1.2 “Argus” means the various daily reports published by Argus Media Group including the Argus International Crude Report and the U.S. Products Report.

1.1.3 “Agreement” has the meaning set forth in the introductory paragraph immediately preceding the Introduction.

1.1.4 “Asphalt Terminals” means the following asphalt terminals: the Apex Terminal in Baltimore, MD and the Kinder Morgan Terminal in Richmond, VA.

1.1.5 “Bath Butane” has the meaning set forth in Section 5.1 hereof.

1.1.6 “Barrel” means 42 United States standard gallons of 231 cubic inches at 60 degrees Fahrenheit and one atmosphere of pressure (14.696 PSIA).

1.1.7 “Business Day” has the same meaning as that term is defined in the SPA.

1.1.8 “Buyer” has the meaning set forth in the introductory paragraph immediately preceding the Introduction.

1.1.9 “Closing” has the same meaning as that term is defined in the SPA.

1.1.10 “Closing Date” shall be December 17, 2010.

1.1.11 “Crude Oil In-Tankage” means all volumes of crude oil and refinery feedstock that Seller has title to on or before the Inventory Transfer Time which are located within the Refinery Tankage and the Third-Party Tankage or Storage.

1.1.12 “Crude Oil In-Transit Inventory” means those volumes of crude oil and feedstock that Seller either has title to or has purchased on or before the Inventory Transfer Time that are scheduled for delivery to the Refinery, the Refinery Tankage, or the Third-Party Tankage or Storage, but which have not, as yet, been delivered to the Refinery, any Refinery Tankage, or any Third-Party Tankage or Storage as of the Inventory Transfer Time and which will include, without limitation, Seller’s crude oil and feedstock as is located, in pipelines, barges, and vessels but excludes Unpaid Crude-Oil In-Transit. Notwithstanding anything herein to the contrary, the Parties assume that on the Inventory Transfer Time that there will be no Crude Oil In-Transit Inventory except for the Hess VGO.

1.1.13 “Effective Date” has the meaning set forth in the introductory paragraph immediately preceding the Introduction.

1.1.14 “Estimated Feedstock and Products Inventory Sales Amount” means the amount specified in a notice from Seller to Buyer no later than three (3) Business Days prior to the Closing, being Seller’s reasonable good faith estimate of the Final Feedstock and Products Inventory Sales Amount, as determined in accordance with the procedures set forth in Section 3 and Exhibit A of this Agreement. Such notice shall also include Seller’s calculations used to determine the Estimated Feedstock and Products Inventory Sales Amount, which shall be provided in an Excel spreadsheet.

1.1.15 “Feedstock and Products Inventory” means all (i) In-Tankage Inventory, (ii) In-Transit Inventory, (iii) Refinery OSBL Line Fill and (iv) any volumes of the Products identified in Part II of Exhibit A which are in the physical possession of Seller or Company and located within the Refinery as of the Inventory Transfer Time; in all cases which, as of the Inventory Transfer Time shall be subject to the physical inventory procedures set forth in Exhibit A hereto and the pricing adjustments set forth in Section 3. The definition of Feedstock and Products Inventory herein shall not mean nor include, and expressly excludes, all Refinery and Unit Process Chemicals and Catalyst, Unit Fill and the Retained Feedstock and Products.

1.1.16 “Feedstock and Products Sales Amount Adjustment” has the meaning set forth in Section 3.1.6 of this Agreement.

1.1.17 “Feedstock and Products Sales Statement” has the meaning set forth in Section 3.1.5 of this Agreement.

1.1.18 “Final Feedstock and Products Inventory Sales Amount” means the amount of the Feedstock and Products Inventory as determined in accordance with the procedures described in Section 3 and Exhibit A of this Agreement.

1.1.19 “Final Inventory Report” has the meaning set forth in Section 3.1.4 of this Agreement.

1.1.20 “Finished Product In-Tankage” means all volumes of finished or refined Products that Seller has title to and are located within the Refinery Tankage and the Third-Party Tankage or Storage as of the Inventory Transfer Time.

1.1.21 “Finished Product In-Transit” means all volumes of finished or refined Products that Seller has title to which are, as of the Inventory Transfer Time, located in the Jet Pipeline, NuStar Pipeline or the Plains Pipeline, or in the case of lubes and petcoke Products, in any railcars, barges, tank trucks or other facilities outside the Refinery and have not yet been delivered to any Third Party Tankage or Storage or customer, if sold to such customer on a delivered basis, or in the case of certain lube Products to be transloaded, which have not yet been transloaded at the transload terminal or facility.

1.1.22 “Gallon” means one standard United States gallon of 231 cubic inches at 60 degrees Fahrenheit and one atmosphere of pressure (14.696 PSIA).

1.1.23 “Hess VGO” means approximately 123,386 bbls of VGO loaded on three separate barges and in transit to the Refinery from the Hess Terminal in Baltimore, Md.

1.1.24 “In-Transit Inventory” means the Crude Oil In-Transit Inventory and the Finished Product In-Transit.

1.1.25 “In-Tankage Inventory” means the Crude Oil In-Tankage and the Finished Product In-Tankage.

1.1.26 “Inventory Committee” has the meaning set forth in Section 3.1.1 of this Agreement.

1.1.27 “Inventory Schedule” has the meaning set forth in Section 3.1.1 of this Agreement.

1.1.28 “Inventory Transfer Time” means 00:00:01 A.M., local time, on the Closing Date.

1.1.29 “Jet Line” means the jet fuel pipeline which runs from the Refinery to the Philadelphia Airport which is owned and operated by Buckeye Pipeline.

1.1.30 “NuStar Line” means the product line which runs from the Refinery to the NuStar Terminal.

1.1.31 “NuStar Terminal” means the refined product distribution terminal owned by NuStar and located adjacent to the Refinery at 7 North Delaware Street, Paulsboro, NJ.

1.1.32 “OPIS” means Oil Price Information Service.

1.1.33 “Parties” and “Party” have the meanings set forth in the introductory paragraph immediately preceding the Introduction.

1.1.34 “Plains Line” means the ethanol pipeline which runs from the Plains Terminal to the NuStar Terminal.

1.1.35 “Plains Terminal” means the ethanol distribution terminal owned by Plains and located adjacent to the Refinery at 3rd Street and Billingsport, Paulsboro, NJ.

1.1.36 “Platt’s” means Platt’s Oilgram Price Report.

1.1.37 “Permitted Liens” has the same meaning as that term is defined in the SPA.

1.1.38 “Petroleum Inspection Company” has the meaning set forth in Section 3.1.1 of this Agreement.

1.1.39 “Products” means all crude oil, feedstock, and products that are currently used and/or produced in the ordinary course of the business conducted at the Refinery.

1.1.40 “Refinery” has the same meaning as that term is defined in the SPA.

1.1.41 “Refinery Butane” means all normal butane and isobutane that Seller has title to which is, as of the Inventory Transfer Time, stored in railcars located within the boundaries of the Refinery or in-transit for storage at the Refinery.

1.1.42 “Refinery OSBL Line Fill” means the Products that Seller has title to which are, as of the Inventory Transfer Time, located in any pipeline or lateral located within the boundaries of the Refinery, but outside the battery limits of the refining or processing units within the Refinery, as further identified by product and volume on Exhibit C attached hereto. The definition of Refinery OSBL (outside battery limits) Line Fill expressly excludes any In-Transit Inventory and In-Tankage Inventory.

1.1.43 “Refinery Tankage” means and includes all tankage (and in the case of certain specialty products, all staging areas, sulfur pits or other storage facilities) which is used for the storage of Products and is located within the boundaries of the Refinery; including any segment of any pipe or conveyor used to move such Products into and out of such tankage or facilities which is attached to, and is situated only in the immediate vicinity of, such tankage or facilities.

1.1.44 “Retained Feedstock and Products” means all of the following types of Products: (i) those volumes of refined Products that Seller either has title to or has sold to any third party on or before the Inventory Transfer Time and which have already been either loaded or removed from and delivered out of the Refinery Tankage and the Refinery as of the Inventory Transfer Time, but in all cases excluding any Finished Product In-Transit or refined Products located within the Third-Party Tankage or Storage; (ii) those volumes of asphalt Products in transit to or located at the Asphalt Terminals as of the Inventory Transfer Time; and (iii) the Refinery Butane, as of the Inventory Transfer Time.

1.1.45 “Seller” has the meaning set forth in the introductory paragraph immediately preceding the Introduction.

1.1.46 “SPA” has the meaning set forth in the Introduction.

1.1.47 “Tank Heels” means the greater of: a) volume of Product below the lowest suction in a tank, unless the tank is equipped with a regular side entry pipe in which case “Tank Heels” means the volume below the middle of the lowest suction in such tank, or b) the volume required to safely float a roof in a floating roof tank.

1.1.48 “Third-Party Tankage or Storage” means each of the third-party owned and/or operated storage tanks, underground storage caverns or in the case of petcoke, dry bulk storage facilities described on Exhibit B. The term “Third-Party Tankage or Storage” includes any segment of any pipe or in the case of Petcoke any gondolas, chutes or conveyors used to move such Products into and out of such tankage or storage which is attached to, and is situated only in the immediate vicinity of, such tankage or storage.

1.1.49 “Unit Fill” means all volumes of Products that Seller has title to which is, as of the Inventory Transfer Time, located at or contained in any part or portion of any refining or processing unit located within the boundaries of the Refinery, but excludes the Refinery OSBL Line Fill and any products contained in the Refinery Tankage.

1.1.50 “Unpaid Crude Oil In-Transit” means those volumes of crude oil and feedstock on vessels that Seller has purchased or contracted to purchase but which have not been paid for by Seller as of the Inventory Transfer Time and are scheduled for delivery to the Refinery, the Refinery Tankage, or the Third-Party Tankage or Storage, but which have not, as yet, been delivered to the Refinery, any Refinery Tankage, or any Third-Party Tankage or Storage as of the Inventory Transfer Time, and which are designated as “Unpaid Crude Oil In-Transit” on Exhibit F.

All capitalized terms used, but that are not otherwise defined, in the body of this Agreement shall have the meanings ascribed to such terms in the SPA.

SECTION 2: ASSIGNMENT AND CONVEYANCE

2.1 Assignment and Conveyance. Seller hereby SELLS, ASSIGNS, TRANSFERS, and DELIVERS unto Buyer (or its designated assignee), its successors and assigns forever, all of Seller’s right, title, and interest in and to all of the Feedstock and Products Inventory and Unit Fill TO HAVE AND TO HOLD, all of Seller’s right, title, and interest in and to the Feedstock and Products Inventory and Unit Fill, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Buyer (or its designated assignee) and Buyer’s (or its designated assignee’s) successors and assigns forever. Seller, for itself, its successors and assigns, covenants and agrees to warrant and forever defend good title to the Feedstock and Products Inventory, free and clear of all liens, against the claims of all parties claiming the same by, through, or under Seller, but not otherwise.

2.2 Warranties and Representations of Seller; Disclaimer of Warranties. EXCEPT FOR THE FOREGOING LIMITED SPECIAL WARRANTY OF TITLE, THIS CONVEYANCE IS MADE AND ACCEPTED WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE FEEDSTOCK AND PRODUCTS INVENTORY AND UNIT FILL INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE CONDITION OR MERCHANTABILITY OF SUCH COMMODITY OR FITNESS OF ANY SUCH COMMODITY FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED. BUYER SHALL ACCEPT ALL OF THE FEEDSTOCK AND PRODUCTS INVENTORY AND UNIT FILL IN ITS “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS.

SECTION 3: TIMELINE

3.1 Timeline. The Parties anticipate that the following events will occur in the manner and sequence set forth as follows:

3.1.1 Inventory Committee. An inventory committee (the “Inventory Committee”) consisting of a representative of each of Buyer and Seller and a mutually agreeable independent petroleum inspection company (the “Petroleum Inspection Company”) shall be established to prepare and conduct the physical inventory measurement pursuant to the procedures set forth in Exhibit A. As of the Effective Date of this Agreement, Buyer and Seller shall each designate their respective Inventory Committee representatives, and the representatives shall agree upon and appoint the Petroleum Inspection Company. Promptly upon appointment of the Petroleum Inspection Company, Seller shall provide Buyer and the Petroleum Inspection Company with all information relating to the Feedstock and Products Inventory, including tank and product types, which is necessary to design and carry out an effective physical inventory in the manner set forth in Exhibit A. The Inventory Committee shall use this information to develop a mutually agreed upon gauging and sampling schedule by location and tank (the “Inventory Schedule”). The Inventory Schedule shall be approved by the Inventory Committee no later than five (5) Business Days prior to Closing. The physical inventory measurement shall then be conducted in accordance with the Inventory Schedule and the provisions of Exhibit A.

3.1.2 Delivery of Estimated Feedstock and Products Inventory Sales Amount. No later than three (3) Business Days prior to the Closing, Seller shall deliver to Buyer the Estimated Feedstock and Products Inventory Sales Amount.

3.1.3 Payment of Estimated Feedstock and Products Inventory Sales Amount. At the Closing, in consideration of Seller’s assignment and conveyance of the Feedstock and Products Inventory, Buyer shall pay to Seller, by wire transfer or delivery of other immediately available funds, the Estimated Feedstock and Products Inventory Sales Amount.

3.1.4 Inventory Report. Within ten (10) Business Days after the Closing Date, the Petroleum Inspection Company shall provide the Parties with a physical inventory report setting forth the quantity (which shall be temperature, API gravity, bottom sediment & water (BS&W), and pressure corrected) and qualitative laboratory results of the Feedstock and Products Inventory (excluding In-Transit Inventory, Refinery OSBL Line Fill, and Retained Feedstock and Products).

During a fifteen (15) day review period following receipt by both Parties of the physical inventory report, either Party may question the calculations and/or laboratory results set forth therein and the members of the Inventory Committee shall resolve any outstanding quantity and quality disputes. At the end of such review period and following resolution of all quantity and quality disputes, the quantity and quality entries set forth in the adjusted physical inventory report, for each of the Feedstock and Products Inventory, will become the official quantity and quality measurements of the Feedstock and Products Inventory as of the Inventory Transfer Time and the physical inventory report, as may be revised pursuant to the foregoing, will become the “Final Inventory Report”.

3.1.5 Feedstock and Products Sales Statement. On or before ninety (90) days after the Closing Date, Seller shall calculate the Final Feedstock and Products Inventory Sales Amount by using (i) the quantity and quality measurements set forth in the Final Inventory Report prepared in accordance with Section 3.1.4 and Exhibit A, and (ii) with respect to any Crude Oil In-Transit Inventory, bills of lading, shore meters or other appropriate statements evidencing the volume thereof. The various quantities set forth therein shall be multiplied by the relevant price formulas set forth in Part II of Exhibit A, and Seller shall deliver to Buyer a statement (the “Feedstock and Products Sales Statement”) setting forth the Final Feedstock and Products Inventory Sales Amount, together with supporting calculations and documentation used to determine the Final Feedstock and Products Inventory Sales Amount. Unless Buyer gives notice to Seller on or before thirty (30) calendar days after Buyer’s receipt of the Feedstock and Products Inventory Sales Statement that Buyer disputes the Final Feedstock and Products Inventory Sales Amount specified in the Feedstock and Products Sales Statement, the Final Feedstock and Products Inventory Sales Amount shall be as specified in the Feedstock and Products Sales Price Statement. If Buyer gives timely notice to Seller that it disputes the Final Feedstock and Products Inventory Sales Price (or the final quantity or price of In-Transit Inventory) specified in the Feedstock and Products Sales Price Statement, Seller and Buyer shall consult in good faith and use all reasonable efforts to agree upon the calculation of the Final Feedstock and Products Inventory Sales Price. If Seller and Buyer have not agreed on the Final Feedstock and Products Inventory Sales Price within fifteen (15) calendar days after Seller’s receipt of Buyer’s dispute notice, either Seller or Buyer shall have the right to submit such matters as remain in dispute to Grant Thornton or Baker O’Brien (depending on the issues in dispute) as Seller and Buyer shall mutually agree, for final resolution, which resolution shall be binding upon Seller and Buyer, and judgment upon which may be entered in any court having jurisdiction over the Party against which such determination is sought to be enforced. Such firm’s determination shall be in the form of a written opinion as is appropriate under the circumstances and shall confirm that it was rendered in accordance with this Section 3.1.5 and Exhibit A. The fees and expenses of such firm for its services in resolving such dispute shall be borne equally by Seller and Buyer.

3.1.6 Feedstock and Products Sales Amount Adjustment. Upon final determination of the Final Feedstock and Products Inventory Sales Amount pursuant to Section 3.1.5, a true-up adjustment including interest at the Applicable Rate from the Closing Date will be made in accordance with the provisions of this Section 3.1.6 (the “Feedstock and Products Sales Amount Adjustment”). If the Final Feedstock and Products Inventory Sales Amount is greater than the Estimated Feedstock and Products Inventory Sales Amount paid by Buyer at Closing, Buyer shall make an additional payment to Seller in an amount equal to the amount by which the Final Feedstock and Products Inventory Sales Amount, as finally agreed upon pursuant to Section 3.1.5, exceeds the Estimated Feedstock and Products Inventory Sales Amount, which payment shall be made by wire transfer or delivery of other immediately available funds on or before the fifth (5th) Business Day after the final determination of the Feedstock and Products Sales Amount Adjustment. If the Final Feedstock and Products Inventory Sales Amount is less than the Estimated Feedstock and Products Inventory Sales Amount paid by Buyer at Closing, Seller shall make a payment to Buyer in an amount equal to the amount by which the Estimated Feedstock and Products Inventory Sales Amount exceeds the Final Feedstock and Products Inventory Sales Amount, as finally agreed upon pursuant to Section 3.1.5, which payment shall be made by wire transfer or delivery of other immediately available funds on or before the fifth (5th) Business Day after the final determination of the Feedstock and Products Sales Amount Adjustment.

3.1.7 Access to Records and Audit. From the Closing Date through sixty (60) days after the Buyer’s receipt of the Final Feedstock and Products Inventory Sales Price Statement, the Parties shall afford each other access, at all reasonable times, to the relevant personnel, properties and books and records, and working papers for the purpose of auditing and verifying the accuracy of the physical inventory and feedstock and product inventory sales prices.

SECTION 4: CRUDE OIL IN-TRANSIT

4.1 Crude Oil In-Transit Inventory. The Parties expressly agree the deliveries of Crude Oil In-Transit Inventory shall be included as part of the Feedstock and Products Inventory. The Crude Oil In-Transit Inventory shall be deemed to include (i) crude oil cargo of any ship (whether or not loaded prior to the Closing Date) that has been identified and agreed by representatives of Seller and Buyer prior to the Closing Date for delivery to the Refinery and the Refinery Tankage following the Closing Date which Seller or any Affiliate of Seller has paid for on or before the Closing Date, (ii) the Hess VGO and (iii) subject to the requirements of the Agreement, the crude oil cargo of any ship to be processed at the Refinery (A) that Seller or any of its Affiliates purchases (or enters into a contract to purchase) and pays the seller of such crude oil on or prior to the Closing Date for processing at the Refinery in the ordinary course of business of the Company, and (B) in respect of which prior to the Closing Date, Seller has provided the Buyer with written notice. For purposes of clarification, it is agreed that the entire cargo of any ship that has started but not completed delivery of crude oil as of the Inventory Transfer Time shall be considered Crude Oil In-Tankage, provided that Seller or any Affiliate of Seller has paid the seller of such crude oil prior to the Inventory Transfer Time. Each cargo of Crude Oil In-Transit Inventory purchased and paid for by Seller or any of its Affiliates on a delivered basis shall be considered as part of the Feedstock and Products Inventory only to the extent of actual outturn volume, which results from the completed delivery of such Crude Oil In-Transit Inventory to the Refinery and the Refinery Tankage, respectively. The actual outturn volume for Crude Oil In-Transit Inventory purchased on a delivered basis will be based on tank gauges at the appropriate facilities and the protocols and procedures applicable to the quantification and valuation of such Crude Oil In-Transit Inventory upon the conclusion of the delivery of such In-Transit Inventory to the Refinery and the Refinery Tankage in the same manner in which is applicable to Crude Oil In-Tankage as of the Inventory Transfer Time. Each cargo of Crude Oil In-Transit Inventory purchased on a FOB basis shall be considered as part of the Feedstock and Products Inventory only to the extent of volume reflected in the bill of lading for such Crude Oil In-Transit Inventory.

4.2 Unpaid Crude Oil In-Transit. The Parties expressly agree the deliveries of Unpaid Crude Oil In-Transit shall not be included as part of the Feedstock and Products Inventory as of the Inventory Transfer Time but will be sold and transferred to Buyer (or its designated assignee) on the terms and conditions set forth in this Section 4.2. The Unpaid Crude Oil In-Transit shall be limited to (i) crude oil and feedstock cargo of any ship (whether or not loaded prior to the Closing Date) that has been scheduled on Exhibit F attached hereto and will be delivered to the Refinery and the Refinery Tankage following the Closing Date, and (ii) subject to the requirements of the Agreement, the crude oil and feedstock cargo of any ship to be processed at the Refinery (A) that Seller or any of its Affiliates purchases (or enters into a contract to purchase) prior to the Closing Date for processing at the Refinery in the ordinary course of business of the Company, and (B) is more fully described on Exhibit F. Seller hereby agrees to sell and deliver to Buyer, and Buyer hereby agrees to purchase and receive from Seller all such Unpaid Crude Oil In-Transit on the following terms and conditions:

(a)

All Unpaid Crude Oil In-Transit shall be purchased by Buyer (or its designated assignee as such Unpaid Crude Oil In-Transit is discharged at the Refinery. Title to and risk of loss of the Unpaid Crude Oil In-Transit sold hereunder shall pass from Seller to Buyer (or its designated assignee) as such Unpaid Crude Oil In-Transit passes the last permanent flange connection between the cargo intake manifold of the delivering vessel and the delivering hose at the docks at the Refinery. The actual outturn volume for Unpaid Crude Oil In-Transit purchased will be based on tank gauges at the appropriate facilities and the protocols and procedures applicable to the quantification and valuation of such Unpaid Crude Oil In-Transit upon discharge of such Unpaid Crude Oil In-Transit at the Refinery and the Refinery Tankage in the same manner in which is applicable to Crude Oil In-Tankage.

(b)	The price for the Unpaid Crude Oil In-Transit will be based on the same valuation formulae (for each type of in-transit crude oil which makes up the Unpaid Crude Oil In-Transit) set forth in Exhibit A; provided however, (i) that if the actual freight protection costs are not available at the time of delivery, Seller shall invoice Buyer based on the estimated freight protection costs, with an adjustment being made between Seller and Buyer when the actual freight protection costs are known; and (ii) the payment terms for such Unpaid Crude Oil In-Transit will be the earlier of 10 days after completion of discharge or 15 days after Notice of Readiness (10/15 COD/NOR). All payments shall be made without offset, discount, deduction or counterclaim by wire transfer of immediately available funds to Seller at such account as Seller may designate in writing. Any amount payable by Buyer hereunder shall, if not paid when due, bear interest from the payment due date until, but excluding the date payment is received by Seller, at the Applicable Rate. Buyer may direct a third party to make payment to Seller on Buyer’s behalf, but Buyer shall remain responsible for making such payments to Seller. On delivery of Unpaid Crude Oil In-Transit to Buyer (or its designated assignee), Seller shall SELL, ASSIGN, TRANSFER and DELIVER unto Buyer (or its designated assignee), its successors and assigns forever, all of Seller’s right, title and interest in and to all of such Unpaid Crude Oil In-Transit TO HAVE AND TO HOLD, all of Seller’s right, title and interest in and to such Unpaid Crude Oil In-Transit, together with all and singular the rights and appurtances thereto in anywise belonging, unto Buyer (or its designated assignee) and Buyer’s (or its designated assignee’s) successors and assigns forever. Seller shall deliver to Buyer (or its designated assignee) such bills of lading or any other documentation reasonably requested by Buyer (or its designated assignee) to evidence the foregoing.

(c)

Seller represents and warrants to Buyer (or its designated assignee) that as of the date of delivery of the Unpaid Crude Oil In-Transit hereunder, Seller shall have good title to the Unpaid Crude Oil In-Transit sold and delivered, free and clear of any liens or encumbrances, other than taxes that are due by Buyer (or its designated assignee). After delivery, Seller, for itself, its successors and assigns, covenants and agrees to warrant and forever defend good title to such Unpaid Crude Oil In-Transit, free and clear of all liens (other than taxes that are due by Buyer), against the claims of all parties claiming the same by, through or under Seller, but not otherwise. EXCEPT FOR THE FOREGOING WARRANTY OF TITLE, THIS CONVEYANCE IS MADE AND ACCEPTED WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE UNPAID CRUDE OIL IN-TRANSIT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE CONDITION OR MERCHANTABILITY OF SUCH COMMODITY OR FITNESS OF ANY SUCH COMMODITY FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED. BUYER SHALL ACCEPT ALL OF THE UNPAID CRUDE OIL IN-TRANSIT IN ITS “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS.

(d)	All other terms and conditions for the sale and delivery of the Unpaid Crude Oil In-Transit, to the extent not inconsistent with the terms of this Agreement, shall be governed by ChevronTexaco Global Trading General Provisions DES (Named Port of Destination) Sales, dated January 1, 2002 which are made a part of, and incorporated into this Section 4.2 of the Agreement. Marine movements of the Unpaid Crude Oil In-Transit into the docks at the Refinery shall be in accordance with the Valero Marketing and Supply Company Marine Provisions Effective July 15, 2009.

SECTION 5: BUTANE SUPPLY

5.1 Bath Butane. The Parties acknowledge that Seller has entered into a buy sell arrangement with Plains Marketing Canada, LP (“Plains”) whereby Seller has sold to Plains under Sales Contract number 40249582 (the “Plains Sales Contract”) [REDACTED] barrels of Mixed Butane (approximately [REDACTED] barrels per month during the period April 1, 2010 through August 31, 2010) for storage at Plain’s Bath NY Storage Facility (the “Bath Storage Facility”), and Seller is obligated to purchase from Plains under Purchasing Contract number 4200079667 (the “Plains Purchase Contract”) [REDACTED] barrels of Mixed Butane (approximately [REDACTED] barrels per month during the period beginning October 1, 2010 through February 28, 2010 for use by the Refinery) from storage at the Bath Storage Facility. The Plains Sales Contract and the Plains Purchase Contract will not be assigned to Buyer at Closing; however, Buyer hereby agrees to purchase from Seller and Seller hereby agrees to sell to Buyer the remaining volumes of Mixed Butane (the “Bath Butane”) to be sold under the Plains Purchase Contract pursuant to the terms and conditions set forth on Exhibit D attached hereto.

5.2 Refinery Butane. From and after the Closing Date, Seller shall store at the Refinery and sell to Buyer the Refinery Butane under the terms and conditions set forth in Exhibit E attached hereto.

SECTION 6: MISCELLANEOUS

6.1 Assignment. The provisions of this entire Agreement shall be binding upon the respective successors and permitted assigns of each of the Parties hereto. Neither Party may assign this Agreement to a third party without the prior written consent of the other Party, which consent may not be unreasonably withheld, delayed, or conditioned; provided, however, that without the consent of the other Party, (a) either Party may assign its rights and obligations under this Agreement to its parent entity, subsidiary, or Affiliates, and (b) Buyer may assign its rights and obligations under this Agreement, in whole or in part, to Morgan Stanley Capital Group, Inc. (“MSCG”) and Statoil Marketing and Trading (US) Inc. (“SMT”), provided that MSCG and SMT assume such assigned obligations under this Agreement and Buyer shall remain liable for the performance of all of the terms, conditions and covenants of this Agreement. Buyer’s right, title and interest in the Feedstock and Products Inventory and the Unpaid Crude Oil In-Transit shall be assigned to SMT and MSCG as shall be specified by Buyer in writing to Seller.

6.2 Notices. All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the relevant Party hereto at the following addresses or sent by facsimile to the following numbers:

If to Seller:

Valero Marketing and Supply Company
One Valero Way
Mail Station B2E-183
San Antonio, Texas 78249-1616
Attention:	Executive Vice President – Corporate Development
Telephone:	(210) 345-2410
Facsimile:	(210) 345-2270

If to Buyer:

PBF Holding Company LLC 1 Sylvan Way, 2nd floor Parsippany, NJ 07054-3887
Attention:	Senior Vice President – General Counsel
Telephone:	(973) 455-7500
Facsimile:	(973) 455-7560

or to such other address or facsimile number as Seller or Buyer may, from time to time, designate in a written notice given in accordance with this Section 5.2. Any such notice or communication shall be effective (a) if delivered in person or by courier, upon actual receipt by the intended recipient, (b) if sent by facsimile transmission, upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during recipient’s normal business hours, or (c) if mailed, upon the earlier often (10) days after deposit in the mail and the date of delivery as shown by the return receipt therefore.

6.3 Choice of Law; Dispute Resolution. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, exclusive of its conflict of laws principles. All controversies or disputes arising out of and related to this Agreement shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit D of the SPA.

6.4 Jurisdiction; Consent to Service of Process; Waiver. Each of the Parties hereto agrees, subject to Section 5.6, that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state court in the State of New York and solely in connection with such claims, if any, (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 5.2 of the Agreement. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided herein and shall not be deemed to confer rights on any Person (as such term is defined in the SPA) other than the Parties hereto. Each of the Parties hereto knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

6.5 Availability of Equitable Relief. Each of the Parties hereto recognizes that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. In order to prevent such irreparable injury, the arbitrators selected pursuant to Section 6.3 shall have the power to grant temporary or permanent injunctive or other equitable relief. Notwithstanding Section 6.3, prior to the appointment of the arbitrators, a party hereto may, subject to this Section 6.5, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration in compliance with the dispute resolution procedures. Such court ordered relief shall not continue more than 10 days after the appointment of the arbitrators (or in any event for longer than 60 days).

6.6 Amendment. This Agreement may not be amended except by an instrument in writing executed and delivered by the Parties hereto.

6.7 Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of this Agreement will be null and void and the remainder of this Agreement will be binding on the Parties as if the unenforceable provisions had never been contained herein.

6.8 Waivers; Limitation of Liability. The delay or failure of any Party to enforce any of its rights under this Agreement arising from any default or breach by the other Party shall not constitute a waiver of any such default, breach, or any of the Party’s rights relating thereto. No custom or practice which may arise between the Parties in the course of operating under this Agreement will be construed to waive any Parties’ rights to either ensure the other Party’s strict performance with the terms and conditions of this Agreement, or to exercise any rights granted to it as a result of any breach or default under this Agreement. Neither Party shall be deemed to have waived any right conferred by this Agreement or under any applicable law unless such waiver is set forth in a written document signed by the Party to be bound, and delivered to the other Party. No express waiver by either Party of any breach or default by the other Party shall be construed as a waiver of any future breaches or defaults by such other Party.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

6.10 Counterparts. This Agreement may be executed in multiple counterparts and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signed counterparts of this Agreement may be delivered by facsimile and by scanned PDF image; provided that each Party hereto uses commercially reasonable efforts to deliver to each other Party hereto original signed counterparts as soon as possible thereafter.

6.11 Further Assurances. Both Seller and Buyer agree to execute and deliver, from time to time, such other and additional instruments, notices, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively transfer and assign the Feedstock and Products Inventory to Buyer.

6.12 Third Party Consents. The assignment and conveyance set forth in this Agreement shall not constitute an assignment or transfer of any of the Feedstock and Products Inventory if an attempted assignment thereof without the prior consent of a third party would result in a termination thereof, unless and until such consent shall have been obtained, at which time such asset(s) shall be and is hereby deemed to be transferred and assigned to Buyer in accordance herewith.

6.13 Entire Agreement. This Agreement, together with the Exhibits attached hereto and any portion of the SPA containing a defined term incorporated herein by reference, all of which are hereby incorporated by reference, contains the entire agreement between the Parties and supersedes any prior agreement pertaining to the subject matter of this Agreement.

6.14 Conflict of Terms. If the terms of this Agreement conflict with terms of the SPA with respect to any matter, then the terms of the SPA will control.

The Parties hereto have executed this Agreement on the date first above written, to be effective as of the Closing Date.

VALERO MARKETING AND SUPPLY COMPANY

By:
S. Eugene Edwards, Executive Vice President

PBF HOLDING COMPANY LLC

By:
Name:
Title:

[Signature Page to Feedstock and Product Inventory Sales Agreement]

Signature Page

EXHIBIT A

FEEDSTOCK AND PRODUCTS

MEASUREMENT PROCEDURES AND PRICING

The Feedstock and Product Inventory Sales Agreement (the “Agreement”) to which this Exhibit A (“Exhibit A”) relates and forms a part, provides that the Feedstock and Products Inventory will be measured and valued in accordance with this Exhibit A.

Part I of this Exhibit A sets forth the procedures for conducting the physical inventory of the Feedstock and Products Inventory (other than the In-Transit Inventory, which shall be estimated or otherwise calculated in accordance with the specific applicable provisions hereof but not subject to a physical inventory as of the Closing, and the Refinery OSBL Line Fill which shall be based on the volumes set forth in Exhibit C) and located at and within the Refinery, the Refinery Tankage and the Third-Party Tankage or Storage as of the Inventory Transfer Time.

Part II of this Exhibit A sets forth the valuation formulae and procedures for valuing the Feedstock and Products Inventory (including the In-Transit Inventory, but excluding any Unit Fill) in order to determine the Estimated Feedstock and Products Sales Amount, Feedstock and Products Sales Statement, and the Final Feedstock and Products Inventory Sales Amount.

All capitalized terms used in this Exhibit A that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Part I. Physical Inventory Procedures

(A.)	INDEPENDENT INSPECTION:

All gauging, temperature measurment, sampling, testing and net volume calculations will be done by the Petroleum Inspection Company with the participation of Buyer’s and Seller’s Inventory Committee representatives using a mutually agreed upon gauging and sampling schedule by tank (the “Inventory Schedule”). The Inventory Schedule will be mutually developed between the Buyer, Seller and Petroleum Inspection Company. All three parties shall have the right to participate in the physical inventory measurement by observing the gauging, temperature readings, sampling, etc. In addition, Buyer and Seller shall each have the right to have its own independent accountants, consultants, or agents present during the physical inventory, at such respective Parties’ sole cost and expense. Inspection/Testing costs for the Petroleum Inspection Company, including, travel, laboratory, and incidental costs (such as bottles, bombs, seals, etc.), shall be shared on a 50/50 basis (i.e., 50% by the Seller and 50% by the Buyer) by the Parties. Any additional requests (outside of the inventory process) to the Petroleum Inspection Company will be billed to the requesting party at 100%.

(B.)	QUANTIFICATION PROCEDURES:

In determining the quantities of the various Products to be inventoried, all volumes shall be determined on the basis of the Inventory Transfer Time and as of the completion of delivery to the Refinery, the Refinery Tankage, and the Third-Party Tankage or Storage (with respect to any cargo or tender of In-Transit Inventory). Non-usable and non-merchantable quantities are

Exhibit A, Page 1

materials such as water, sludge and other foreign contaminants commonly referred to as basic sediment and water (“BS&W”) and shall be excluded for purposes of determining the quantities. BS&W will be determined by using Karl Fisher methodology or Water by Distillation summed with Sediment by Extraction or Membrane Filtration.

(C.)	INVENTORY MEASUREMENT PROTOCOL:

All gauging, sampling, and analysis related to the determination of quality and quantity of the Feedstock and Products Inventory shall be done in accordance with the latest API Manual of Petroleum Measurement Standards as published by the American Petroleum Institute (the “API Manual”), ASTM test methods, or by currently accepted industry standards or procedures. The specific standards to be used shall be determined by the Inventory Committee prior to the Closing. Tanks with floating roofs shall contain sufficient Product to fully “float” the roof when it is being gauged. Tanks equipped with steam coils or other means of heating product will have the heat shut off at least one (1) hour prior to gauging. Tank mixers will be shut off at least two (2) hours prior to gauging.

(D.)	CERTIFICATION OF EQUIPMENT:

The Petroleum Inspection Company will standardize, calibrate and certify all gauging tapes and temperature devices used in the transfer of all Feedstock and Products Inventory. The Petroleum Inspection Company will provide quality assurance documentation for its laboratory used for the physical inventory process. The Petroleum Inspection Company shall make all calibration and certification records available to any Party for review. All Parties may witness the verification of the portable electronic thermometers prior to their use. All laboratory equipment used for testing of the inventory samples will also be calibrated/standardized in accordance with industry and manufacturers procedures.

Prior to the Closing Date, the Inspector will inspect the Refinery’s laboratory testing equipment and procedures for the quality tests scheduled to be done by that laboratory, to verify that they are adequate to comply with the ASTM Standards. Both parties may witness the verification, If the Inspector determines the equipment and procedures to be acceptable to perform the required testing, without objection from either Buyer or Seller, the test results from the laboratory may be accepted without further observation of the testing. If the Refinery’s laboratory capacity is not sufficient or if the equipment and procedures are determined to be inadequate to comply with the ASTM Standards, an independent laboratory’s costs shall be shared equally (50:50 basis) by the Buyer and Seller.

(E.)	ACCEPTANCE AND REVIEW; INVENTORY COMMITTEE:

The Parties shall be deemed to have accepted the accuracy of the gauging and temperature measurements of a tank as recorded by the Petroleum Inspection Company on the gauge ticket (to be mutually developed) (the “Gauge Ticket”) if the Parties’ respective Inventory Committee representatives “sign-off” on the Gauge Ticket. Additional sampling will be taken by the Petroleum Inspection Company upon the request of either Party at the sole expense of the requesting Party. All inventory measurements (such as gauges, temperature determinations, and

Exhibit A, Page 2

water cuts) shall be resolved to the best of their abilities by Buyer, Seller and Inspector at the time measurements are taken. Any disputes will be resolved by noon the following working day.

(F.)	QUALITATIVE PROCEDURES:

The determination of the quality of some Products must be performed utilizing special laboratory equipment. Samples of such Products shall be jointly taken as described in subsequent sections, and such tests shall be conducted in a mutually acceptable laboratory. The results of the tests so run shall be binding on both Parties.

All testing conducted in the Refinery laboratory is to be witnessed by a chemist employed by the Petroleum Inspection Company. Both Buyer and Seller may have representatives witness all testing.

All issues related to measurement procedures such as sampling, temperature readings, and gauging shall be resolved to the best of their abilities by the Parties’ representatives at the time the measurement is taken. Any remaining disputes shall be resolved by noon the following working day (or in the case of quality disputes, promptly following receipt of test results) by a majority vote of the members of the Inventory Committee.

(G.)	PRE-CLOSING INVENTORY PROCEDURES:

Prior to the Inventory Transfer Time, Seller’s personnel shall determine which of the Refinery Tankage shall be active and inactive, and which tanks will contain inventory and which will be empty, as of the Inventory Transfer Time. The Inventory Schedule will take into account the determination of active and inactive tankage and will provide for performing the physical inventory of both active and inactive tankage prior to the Inventory Transfer Time. The Inventory Schedule will be subject to the approval of the Inventory Committee, and shall indicate the following for each tank to be inventoried:

•	Storage tank location, tank number, tank type, size, capacity (shell and working);

•	Status at closing (active or inactive);

•	Product stored including classification as sweet, sour, type of crude, etc.;

•	Tank reference gauge height;

•	Method of Tank gauging (ullage or innage) based on the Tank calibration table; and

•	Tank Heels (volume).

Prior to closing, the Inspector will perform a pre-closing survey of the crude oil and heavy fuel (“Black Oil”) tanks at the Facility to measure the actual gauge height, to compare the actual manual gauge to the automatic gauge, and to determine the amounts of solids and sludge accumulated on the bottoms of the tanks. The results of the survey will be made available to all parties prior to Closing. Upon joint agreement by both Parties, this pre-closing survey may be waived for specific products, tanks or Facilities.

Exhibit A, Page 3

(H.)	PHYSICAL INVENTORY PROCEDURES:

(i)	General:

Tanks with floating roofs shall not be in the critical zone of the floating roof when it is being gauged. Tanks equipped with steam coils or other means of heating product will have the heat shut off at least one (1) hour prior to gauging. Tank mixers shall be shut off at least two (2) hours prior to gauging. Temperature measurements will be obtained at the time of gauging, except as otherwise provided herein.

To the extent applicable, the Parties will cooperate in order to develop mutually acceptable procedures to address measurement of Product that is in the midst of delivery to the Refinery or the Refinery Tankage as of the Inventory Transfer Time.

(ii)	Nonmoving Tanks (Inactive Tanks):

All Refinery Tankage that is standing with no movement in or out as of the Inventory Transfer Time will be gauged and sampled prior to the Inventory Transfer Time in accordance with the Inventory Schedule. All valves in and out of the tank will be closed and sealed at the time of gauging. The Petroleum Inspection Company will seal the tank valves and will be responsible for recording seal numbers and checking of seals. The Petroleum Inspection Company will provide a measurement and seal report identifying all valves and seals by tank and manifold valve. If it is necessary to break seals to transfer Product into or out of a sealed gauged tank, prior notification and confirmation must be obtained from the Inventory Committee in order to keep accurate records of the proceedings.

Once physical inventory operations have started, no tank switching, changes or movements shall be made without written notification to Buyer, Seller, and the Petroleum Inspection Company’s representatives. If tankage seals are broken, tankage must be resealed when movement stops. Said tankage must then be regauged, resampled and temperature determined anew. Otherwise, it will be gauged as an active tank.

Inactive tanks that are required for thermal relief of connecting pipelines will be gauged using the inactive tanks’ automatic gauge readings. Each automatic gauge will be calibrated as close to the Inventory Transfer Time as possible. The automatic gauge reading will be monitored every 10 minutes for 90 minutes before and after the Inventory Transfer Time to confirm that there was no movement into or out of said inactive tank. In cases where the automatic gauge readings indicate tank movement, the tank will be gauged as an active tank.

(iii)	Moving Tanks (Active Tanks):

Active Refinery Tankage that must have movements in or out during the physical inventory quantification process as of the Inventory Transfer Time will be manually gauged during a period in which the active tanks are temporarily inactive, as close to the Inventory Transfer Time as possible. The physical inventory of the active Refinery

Exhibit A, Page 4

Tankage will be obtained using the applicable procedures prescribed herein and must coincide with the “closing” of rack meters where appropriate.

Refinery Tankage that will remain active during the inventory period will be measured as close to the Inventory Transfer Time as possible. The gross inventory measurement will be compared against the tanks’ automatic gauges. The volume difference between the two measurements, in gross inches or fractions thereof, will be recorded on the tanks’ physical inventory worksheet. The Petroleum Inspection Company report will identify each tank by number, location and description.

(iv)	Loaded Tank Trucks and Rail Cars:

All outbound loaded trucks and rail cars which have been ticketed for sale at the Inventory Transfer Time, other than such trucks and rail cars constituting Finished Product In-Transit, will be considered as a Seller account receivable unless previously paid and will not be part of the Feedstock and Products Inventory. Except for the Retained Feedstock and Products, all loaded trucks and railcars which have not been ticketed for sale will be part of the Feedstock and Products Inventory.

(v)	Sulfur:

Sulfur, if any will be sold pursuant to this Agreement, will be measured in accordance production records maintained by the Seller, or through other means agreeable by the Inventory Committee and Petroleum Inspection Company.

(vi)	Finished Product In-Transit:

Finished Product In-Transit will be measured in accordance with inventory records maintained by Seller, as confirmed by the Inventory Committee.

(vii)	Unit Fill:

Unit Fill will not be measured.

(viii)	Sampling, Testing, and Retention of the Inventory Samples:

1. Intermediates and Heavy Oil Products: A minimum of two sample sets consisting of one quart zone samples from the upper, middle, and lower liquid zones (as those terms are defined or used in the API Manual) will be obtained per tank per API Manual or ASTM D4057 (Standard Practice for Sampling of Petroleum and Petroleum Products). In the chosen laboratory, a one quart volumetric blend will be prepared for the inventory quality analyses. The number of sample sets and volume of laboratory blend shall be adjusted based on the defined inventory quality analyses.

2. Light Oil Products: A minimum of two sample sets consisting of one quart average sample will be obtained per tank per the API Manual or ASTM D4057 (Standard Practice for Sampling of Petroleum and Petroleum Products).

Exhibit A, Page 5

At the Inventory Committee’s discretion and approval the amount/volume of sample obtained will be increased dependent on required laboratory analyses.

3. Liquefied Petroleum Gas (LPG) Samples: All inventory LPGs will have two sample sets consisting of a liquid phase sample and a vapor phase sample obtained per the API Manual, ASTM D1265 (Practice for Sampling Liquefied Petroleum (LP) Gases (Manual Method) or ASTM D3700 (Standard Practice for Obtaining LPG Samples Using a Floating Piston Cylinder). One set of the sealed samples will be retained a minimum of two (2) weeks by the Petroleum Inspection Company.

4. Petroleum Coke and Sulfur: Petroleum coke and sulfur, if any, will be sampled in accordance with ASTM D346 (Collection and Preparation of Coke Samples for Laboratory Analysis), ASTM D2234 (Collection of Gross Sample of Coal) or other mutually agreed procedure.

5. Lubes: A minimum of two sample sets consisting of one quart average sample will be obtained per tank per the API Manual or ASTM D4057 (Standard Practice for Sampling of Petroleum and Petroleum Products). At the Inventory Committee’s discretion and approval the amount/volume of sample obtained will be increased dependent on required laboratory analyses.

6. Asphalt: Asphalt will be sampled in accordance with ASTM D 140 (Standard Practice of Sampling Bituminous Materials).

7. Additive Tanks: If Product additive tanks contain diluents blended with the additives, then prior to the Closing Date the Facilities’ personnel will provide the Parties the blending/dilution ratios for additives in the tanks.

8. Retention: Of the sample sets obtained during the physical inventory process, one half (1/2) of each set will be sealed and retained by the Petroleum Inspection Company. The unused portion(s) of the analyzed sample sets will also be sealed and retained. These sealed samples will be maintained by the Petroleum Inspection Company for a minimum period of ninety (90) days or a mutually agreed retention time, LPG samples will be retained as specified in 3. above. At the time of disposal, the Petroleum Inspection Company will properly dispose of samples and appropriate “cradle to grave” documentation forwarded to Seller and Buyer. All retained samples shall be made available to either Buyer or Seller after a three day notice is given and approved by the other party.

(ix)	Measurement:

All measurements taken during the physical inventory process will be performed by the Petroleum Inspection Company. The following will be measured, recorded/obtained and documented by the Petroleum Inspection Company on the individual Gauge Ticket: (1) tank location, identification, and type, (2) date and time of measurements, (3) product type within tank, (4) manual gauge recorded in appropriate units and fractional units, (5) measurement method, that is, innage or ullage, (6)

Exhibit A, Page 6

temperature readings, (7) free water measurement recorded in appropriate units, (8) Tank Heels, (9) the tanks automatic reading, and (10) tank pressure as applicable to pressurized tanks or vessels.

Duplicate calculations will be made in determining the net inventory contained in each tank at 60 degrees F or the appropriate temperature base for each Product in inventory and in each tank. Seller will make a set of calculations based on “normal” inventory calculation methods at the respective Facilities. The second set of measurements will be made independently by the Inspector. The Inspector’s final calculation after review by Buyer and Seller will determine the net inventory.

(I.)	METER READINGS – LOADING RACKS AND PIPELINES:

(i)	Inactive Systems:

Meter readings shall be obtained on all inactive metered systems (tank truck rack, rail car rack and pipeline) in advance of the Inventory Transfer Time. The Petroleum Inspection Company will secure these systems by sealing the same and inserting meter tickets in these meters to ensure that no Product is moved through these systems during the physical inventory process and the Petroleum Inspection Company report will clearly identify the date and time.

The last tickets used to record Product sales, incoming receipts, Product shipments, and other Product movements will be legibly photocopied and retained by Buyer, Seller, and the Petroleum Inspection Company.

(ii)	Active Systems:

Meter readings shall be obtained on all active metered systems coincident with the physical inventory measurements obtained on the storage tank(s) by supplying said metered systems. New meter tickets shall be inserted at this time. Where practical and non-interfering with normal refinery operations, active tanks shall be shut down immediately prior to and during the physical inventory.

The last tickets used to record Product sales or other Product transactions through the meters will be photocopied and retained by Buyer, Seller, and the Petroleum Inspection Company.

(J.)	POST-INVENTORY PROCEDURES:

(i) Both of the Parties’ representatives shall sign the Gauge Ticket or gauge worksheet for each tank inventoried, which shall include the calculation of gross observed volume and Net Standard Volume. The Buyer’s and Seller’s signature on the Gauge Ticket or gauge worksheet shall indicate agreement with all physical measurements recorded on the ticket or sheet.

Exhibit A, Page 7

(ii) Similarly, the Parties’ representatives shall identify and acknowledge all closing meter readings, as well as the last rack sale, Product shipment, and Product receipt prior to the physical inventory.

(iii) An inspection shall be made to assure that all systems previously closed and sealed remained inactive during the physical inventory and that no Product movements occurred through these systems. At this time all seals will be removed by the Petroleum Inspection Company.

(K.)	CALCULATION OF FINAL INVENTORY QUANTITY:

The Petroleum Inspection Company will tabulate the data from the signed individual tank Gauge Tickets and using current tank calibration tables will determine the total observed volume for each tank (“Total Observed Volume”). Correcting for Free Water, applying roof corrections, applying tank shell corrections, and using the most current CTL and CPL correction factors, the Total Observed Volumes will be corrected to Gross Standard Volumes and then to Net Standard Volumes. Volumes within LPG inventory tanks will be corrected for vapor. The Petroleum Inspection Company will produce a final report reporting its conclusions of its calculation of the Inventory Quantity and Quality. The final report is due by the Petroleum Inspection Company to the parties no later than ten (10) business days after Closing. After review and signature of all parties, the Petroleum Inspection Company’s final calculation will be the Final Inventory Quantity. Volumes within Residual Tanks will be corrected to Net Standard Volume only for the BS&W exceeding 1.0% by volume. For purposes of this Exhibit D, the term (i) “Gross Standard Volume” means the volume at 60 degrees Fahrenheit and one atmosphere of pressure (14.696 PSIA), including suspended sediment and water, as calculated by the most recent standards under the API Manual, (ii) “Net Standard Volume” means the volume at 60 degrees Fahrenheit and one atmosphere of pressure (14.696 PSIA) after deducting BS&W from the Gross Standard Volume, (iii) “CTL” means the Correction for the effect of Temperature on Liquid, and (iv) “CPL” means the Correction for the effect of Pressure on Liquid.

Exhibit A, Page 8

FEEDSTOCK AND PRODUCTS SALES PRICE

MEASUREMENT PROCEDURES AND PRICING

Part II. Inventory Valuation

[REDACTED]

EXHIBIT B

LIST OF THIRD-PARTY TANKAGE OR STORAGE

1.	Hess VGO Terminal – Baltimore, MD

2.	NuStar Terminal

3.	Plains Terminal

4.	Gordon Terminal Service Co. of NJ, Inc. – Bayonne, NJ

5.	Port Contractors – Outside Bins – Port of Wilmington

The following location is used for lubes transloading

Transflo Terminal Services Inc. – Baltimore MD (CSX transloading)

Exhibit B

EXHIBIT C

REFINERY OSBL LINE FILL

[REDACTED]

Exhibit C

EXHIBIT D

BUTANE SUPPLY TERMS

Seller:	Valero Marketing and Supply Company

Purchaser:	Company

Product:	Mixed Butane

Quantity:	[REDACTED]

Delivery:	[REDACTED]

Term:	[REDACTED]

Price:	[REDACTED]

Exhibit D

EXHIBIT E

REFINERY BUTANE STORAGE AND SALE TERMS

From and after the Closing Date, until the earlier of (ii) 60 days following the Closing Date, or (ii) such time as all volumes of Refinery Butane have been consumed or exhausted (the “Refinery Butane Term”), Buyer shall (a) allow Seller the right to store the Refinery Butane at the Refinery, and (ii) purchase from Seller the Refinery Butane on the following terms and conditions:

1. Refinery Butane Storage. Buyer hereby agrees to (i) provide, operate and maintain at the Refinery sufficient track siding and other necessary facilities for the receipt, storage and delivery of railcars containing the Refinery Butane; (ii) receive any railcars of Refinery Butane which are in-transit as of the Closing Date; (iii) store at the Refinery all railcars of Refinery Butane; and (iv) deliver on a ratable basis the Refinery Butane from the railcar storage to the Refinery. The Refinery shall have daily railcar switching and adequate railcar spots to receive and unload the Refinery Butane. Buyer agrees to provide a safe area for the purpose of storing and unloading all Refinery Butane. The dedicated area of the Refinery for storage of the railcars containing the Refinery Butane shall be available and accessible twenty-four (24) hours per day, seven (7) days per week. Buyer shall not charge Seller for the receipt, storage or handling of the Normal Butane since this arrangement is conducted as an accommodation to Buyer.

2. Refinery Butane Sale and Purchase. Buyer shall purchase from Seller all volumes of Refinery Butane on a ratable basis on the terms and conditions set forth herein. If at the end of the Refinery Butane Term, there are remaining volumes of Refinery Butane, Buyer shall purchase all such remaining volumes on the terms and conditions set forth herein. Buyer further agrees that it will purchase and use all Refinery Butane first before it purchases or uses any other normal butane or isobutene at the Refinery.

3. Reports. On a daily basis during the Refinery Butane Term, an inventory reflecting (i) the number of rail cars containing Refinery Butane and volume of Refinery Butane received at the Refinery during the preceding day, (ii) the number of rail cars containing Refinery Butane and volume of Refinery Butane stored at the Refinery on the preceding day, and (iii) the number of rail cars containing Refinery Butane and volume of Refinery Butane unloaded at the Refinery during the preceding day will be determined and reported by Buyer to Seller using Buyer’s Operator’s standard reporting format (the “Daily Activity Report”). Each Daily Activity Report shall also include a breakdown between Isobutane and Normal Butane and reflect the applicable bill of lading for each railcar.

4. Title and Risk of Loss. Title to the Refinery Butane will remain with Seller until such time as the Refinery Butane passes the receiving flange between the railcar and the unloading assembly at the Refinery (the “Refinery Butane Delivery Point”). Buyer shall have care, custody, control and risk of damage or loss of the Refinery Butane from the time the railcar is received at the Refinery.

Exhibit E-1

5. Delivery. All Refinery Butane sold hereunder shall be delivered to Buyer at the Refinery Butane Delivery Point. There shall be no split cargos or partial deliveries of Refinery Butane. Buyer shall be obligated to pay for the entire volume of Refinery Butane as reflected on the applicable bill of lading.

6. Quantity of Refinery Butane. The volume of Refinery Butane shall be determined by the bill of lading for each railcar, which bill of lading shall be provided to Buyer upon delivery of the Refinery Butane.

7. Refinery Butane Price. The Refinery Butane shall be sold to Buyer at the prices set forth below:

(a) Isobutane Price will be the average of the Daily Price on the Delivery Date, inclusive. Daily Price to be OPIS Isobutane Sarnia posting Mean plus $4.20/bbl.

(b) Normal Butane Price will be the average of the Daily Price on the Delivery Date, inclusive. Daily Price to be OPIS TET Normal Butane Mt Belvieu Mean plus $4.62/bbl.

8. Invoicing and Payment Terms.

(a) Seller shall submit a weekly summary invoice, together with a copy of the applicable bill of lading for each rail car of Refinery Butane delivered to Buyer during each one week billing period within two (2) Business Days after the end of each such billing period, and Buyer agrees to pay Seller within ten (10) days following delivery of the invoice. Each such weekly invoice will be based upon on weekly cycles (Monday through Sunday) during the month. The first and last cycle will start on the first day of the month and end on the last day of the month. If the first day of the month is not a Monday, the cycle will start on the first calendar day and end on Sunday. If the last day of the month is not a Sunday, the final cycle will end on the last calendar day. Each invoice shall, with respect to the relevant billing period, include all bills of lading. Seller shall deliver each invoice to Buyer via facsimile or electronic transmission, unless otherwise agreed by the Parties. The Parties agree to work together in good faith to arrange for each invoice to be sent via electronic data interchange (“EDI”).

(b) All payments shall be made without offset, discount, deduction or counterclaim by wire transfer of immediately available funds to Seller at such account as Seller may designate in writing. Any amount payable by Buyer hereunder shall, if not paid when due, bear interest from the payment due date until, but excluding the date payment is received by Seller, at the Applicable Rate.

(c) Invoice Address. Until such times that the Parties use EDI, all invoices shall be transmitted to the following address:

VALERO MARKETING AND SUPPLY COMPANY

One Valero Way

Mail Station F3R-118B

San Antonio, Texas 78249

Attention: Bulk Finished Product Accounting – Carrie Tate

Exhibit E-2

Telephone: (210) 345-2051

Facsimile: (210) 444-8512

9. Specifications. The Refinery Butane to be sold hereunder shall meet the specification set forth by the GPA for commercial butane or isobutene as the case may be.

10. Warranty. Seller represents and warrants to Buyer that as of the date of delivery of the Unpaid Crude Oil In-Transit hereunder, Seller shall have good title to the Unpaid Crude Oil In-Transit sold and delivered, free and clear of any liens or encumbrances, other than taxes that are due by Buyer and governmental and statutory liens securing payments not yet due and payable EXCEPT FOR THE FOREGOING WARRANTY OF TITLE, THIS CONVEYANCE IS MADE AND ACCEPTED WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE UNPAID CRUDE OIL IN-TRANSIT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE CONDITION OR MERCHANTABILITY OF SUCH COMMODITY OR FITNESS OF ANY SUCH COMMODITY FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED. BUYER SHALL ACCEPT ALL OF THE UNPAID CRUDE OIL IN-TRANSIT IN ITS “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS.

11. Other Terms. All other terms and conditions for the sale and delivery of the Refinery Butane, to the extent not inconsistent with the terms of this Agreement, shall be governed by the General Terms and Conditions attached as Exhibit C to the Offtake Agreement which are made a part of, and incorporated into this Exhibit E.

Exhibit E-3

EXHIBIT F

UNPAID CRUDE OIL IN-TRANSIT

	Crude	Volume	Purchase Basis	Window	Title Date	ETA Paulsboro	Payment Terms	Est Payment Date

1.	Urals***	735,000	CFR	Dec 10-15	Dec 12th	Dec 12th	10 days	December 22nd
2.	Vasconia	500,000	FOB	Dec 17-21	Dec 19th	Dec 24-27	15 days	January 4th
3.	Terra Nova	630,000	FOB	Jan 4-5	Jan 5th	Jan 9-10th	15 days	January 20th
4.	Vasconia	500,000	FOB	Jan 7-2	Jan 8th	Jan 24-25	15 days	February 2nd
5.	Kirkuk	1,000,000	FOB	Nov 30	Dec 3rd	Dec 21-23	30 days	January 3rd
6.	Arab Light	730,000	FOB	Dec 15-17	Dec 16th	Jan 3-5	25 days	January 10th
7.	Kirkuk	1,000,000	FOB	Dec 25	Dec 27th	Jan 14-16	30 days	January 27th
8.	Arab Light	730,000	DES	Jan 7-9	Jan 8th	Jan 25-27	25 days	February 1st
9.	Arab Light**	730,000	FOB	Jan 17-19	Jan 18th	Feb 5-7	25 days	February 11th
10.	Kirkuk	1,000,000	FOB	Jan 27	Feb 1st	Feb 20-21	30 days	March 5th

*	These cargos are not Unpaid Crude Oil In-Transit but are described herein for the purpose of identifying commitments which Seller has made for the purchase of Crude Oil for processing at the Refinery following the Closing Date. Pursuant to the Tri-Party Agreement of even date herewith between Seller, Buyer and SMT, Seller will sell this Crude Oil to SMT on an FOB basis at the load port. SMT will arrange for and charter vessel. SMT will pay Seller for such cargos on the same terms and conditions as Seller is required to pay its supplier, which terms are set out on Exhibit C to the Tri-Party Agreement.
**	These cargo commitments/contracts are Unpaid Crude Oil In-Transit but Seller, Buyer and SMT each anticipate that Buyer and/or SMT will enter into a new term contract (the “Buyer/SMT Saudi Contract”) with Saudi Arabian Oil Company (“Aramco”). If the Buyer/SMT Saudi Contract is entered into prior to loading, Seller, Buyer and SMT shall use commercially reasonable efforts to have these cargos transferred from Seller’s contract with Aramco to the Buyer/SMT Saudi Contract in a timely manner that allows SMT to charter vessels to carry such cargos in a commercially reasonable manner. If they are so transferred, these cargo commitments/contracts shall not be purchased by Valero and shall cease to be Unpaid Crude Oil In-Transit. If (a) the Buyer/SMT Saudi Contract is not executed prior to the loading date or (b) the parties are unsuccessful in their efforts to transfer the cargo commitments/contracts to the Buyer/SMT Saudi Contract in a timely manner that allows SMT to charter vessels for such cargos in a commercially reasonable manner by the loading date, these cargo commitments/contracts shall remain Unpaid Crude Oil In-Transit and be delivered to Buyer/SMT in the same manner as all other Unpaid Crude Oil In-Transit
***	Pricing shall be deemed on December 20-23 for this cargo.

Exhibit F-1

APPENDIX 12 – TERMINATION OF DELIVERIES NOTICE

[LETTERHEAD OF STATOIL]

[             , 20    ]

PBF Holding Company LLC

1 Sylvan Way, 2nd floor,

Parsippany, NJ 07054-3887

Attention: Executive Vice President, Commercial

Fax Number: (973) 455-7562

Telephone Number: (973) 455-7500

E-mail: dlucey@pbfenergy.com

Re:	Termination of Deliveries Notice Affecting Crude Oil / Feedstock Supply, Delivery and Services Agreement dated December [ ], 2010 between Statoil Marketing & Trading (US) Inc. (“Seller”) and PBF Holding Company LLC (“Buyer”) (the “Supply Agreement”)

Dear Mr. [                    ]:

This Termination of Deliveries Notice (“Notice”) is to advise you that pursuant to the Supply Agreement an Event of Default has occurred and is continuing with Buyer as Defaulting Party.

As a result of the foregoing, Seller has elected to send this Termination of Deliveries Notice. Pursuant to Clause 24(d) of the Supply Agreement, Buyer shall immediately cease taking Deliveries of Oil or Indigenous Feedstock and all rights of Buyer to take such Deliveries is hereby terminated. If Buyer does not immediately cease taking Deliveries of Oil or Indigenous Feedstock and provide confirmation of such shutdown to Seller to be received within one (1) hour from delivery of this Notice, Seller may seek injunctive relief via a temporary restraining order and / or a temporary and permanent injunction.

Confirmation of shutdown must be sent via telecopy or other electronic transmission to the following:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

Attention: Crude Oil Operations

Fax Number: (203) 978-6958

Telephone Number: (203) 978-6900

E-mail: uscrudeops@statoil.com

Appendix 12

Very truly yours,

Statoil Marketing & Trading (US) Inc.

By:
Name:
Title:

cc:	PBF Holding Company LLC
1 Sylvan Way, 2nd floor
Parsippany, NJ 07054-3887
Attention: General Counsel
Fax Number: (973) 455-7562
Telephone Number: (973) 455-7500

Appendix 12

APPENDIX 13 – SAUDI CONTRACT ARRANGEMENTS

[REDACTED]

Appendix 13

APPENDIX 14 – CARGO BANKS AND HEDGE MONTHS SPREADSHEET

[REDACTED]

Appendix 14

APPENDIX 15 – CARGO TABLE SPREADSHEET

[REDACTED]

Appendix 15

APPENDIX 16 – FORM OF DELAWARE CITY TANK LEASE

[REDACTED]

Appendix 16

APPENDIX 17 – FORM OF BUYER’S INVENTORY STATEMENT

[REDACTED]

Appendix 17

APPENDIX 18 – FORM OF PETTY CASH SPREADSHEET

[REDACTED]

Appendix 18

APPENDIX 19 – REFINERY MARINE TERMS

1. PRE-ARRIVAL INFORMATION

In addition to the notice requirements contained in the Agreement, Seller, or the owner or master of a Vessel chartered by Seller, shall:

(a) Give notice in writing to Buyer, or the operator of the Refinery, of the estimated time of arrival (“ETA”) of any scheduled Vessel at [REDACTED] before the expected arrival at the Refinery.

(b) Promptly notify Buyer, or the operator of the Refinery, in writing about a new ETA if the ETA advances or recedes by [REDACTED] or more after the [REDACTED] ETA notice has been given.

(c) Furnish, as reasonably requested by Buyer, additional data in writing, about the Vessel’s dimensions, equipment and certificates, as well as the nature and estimated duration of the anticipated cargo handling and other operations at the Refinery based on Vessel’s pumping capabilities, such information to be actually received by Buyer not later than [REDACTED] before the Vessel’s arrival at the Refinery.

2. DOCKED VESSEL OPERATIONS

Buyer may instruct Seller to direct a Vessel to vacate its Berth if the Vessel fails to comply with Buyer’s rules and regulations or if there is a deficiency in the Vessel’s safety or environmental systems. If the Vessel does not vacate the Berth in a reasonable time following said instructions, Seller agrees to indemnify Buyer in accordance with Clauses 26 and 27 of the Agreement for any Liabilities Buyer incurs or is required to pay third parties as a result thereof, upon receipt of proper supporting documents.

3. SAFE BERTH AND PASSAGE

(a) If a Vessel cannot, in Buyer’s reasonable opinion, maintain its mooring safely at the dock, and the Vessel is causing the unsafe condition, then Buyer at its sole discretion may order hold-in tugs, and the cost of such tugs shall be for the Vessel’s account. Dockage and service fees, including mooring, booming and gangway use, will be charged to the Vessel. In addition, all duties and other charges on the Vessel, including those incurred for tugs and pilots, and other port costs shall be for the Vessel’s account, unless required by Buyer.

(b) Notwithstanding anything to the contrary in this Appendix or Agreement, Buyer does not warrant the safety or draft of public channels, fairways, approaches thereto, anchorages or other publicly-maintained area either inside or outside the port area where the Vessel may be directed. Buyer shall not be liable for (i) any loss, damage, injury or delay to Vessel resulting from the use of such waterways not caused by Buyer’s sole fault or sole negligence or which could have been avoided by the exercise of reasonable care on the part of the Vessel or its master, or (ii) any damage to Vessel at the Refinery caused by other vessels passing in the waterway.

Appendix 19

(c) Buyer warrants to Seller that (i) Buyer shall provide two jetties for import and export of crude oil and Feedstock fitted with mechanical cargo transfer loading arms and insulation flanges for Berthing as specified in this Clause 3(c) of this Appendix 19 and (ii) one jetty (the “Number 1 Berth”) shall meet the requirements listed in subclause (i) below and the second jetty (the “Number 2 Berth”) shall meet the requirements listed in subclause (ii) below:

(i) Number 1 Berth: (1) maximum 1200 feet length overall (“LOA”), (2) maximum 280,000 deadweight tonnage (“DWT”), and (3) maximum draft of 40 feet freshwater, with minimum 400 feet LOA due to bumper configuration.

(ii) Number 2 Berth: (1) maximum 900 feet LOA, (2) maximum 150,000 DWT, and (3) maximum draft of 32 feet 10 inches freshwater, with no minimum LOA.

4. SHORE TANK AVAILABILITY

Buyer has the right to restrict or modify Berthing times based on the availability of shore tank ullage. Buyer will make every effort to communicate to Seller any anticipated issues with shore tank or ullage. Any delay or cost resulting from such restriction or modification, including demurrage, shifting costs, pilotage and additional tugs, shall be solely for Buyer’s account.

5. POLLUTION PREVENTION AND RESPONSIBILITY

In the event of an escape or discharge of Oil, cargo or bunkers from a Vessel that causes or threatens to cause pollution or damage, Buyer will promptly take whatever measures are necessary to prevent, mitigate and clean up such release or damage. Buyer shall keep Seller advised of the nature and results of any such measures taken, and, if time permits, the nature of the measures intended to be taken.

6. HOSES AND SIMULTANEOUS DISCHARGE

(a) Hoses/Arms between the Vessel and the shore flanges shall be furnished by Buyer. Flanges for hose connection should be at or near the Vessel’s dockside rail and should comply with OCIMF recommendations and US Coast Guard regulations. Use of crossover hoses/jumpers is not allowed without prior authorization from Buyer.

(b) Vessel cargo hoses, including marine vapor recovery and offshore manifold crossover hoses (or jumpers), must be tested annually and be in service for less than 5 years. Documentation of annual hydrostatic testing and service age must be aboard the Vessel and available to Buyer on request. Any time lost due to verification of compliance shall be for the account of Seller.

(c) If requested by Buyer, Vessel shall discharge more than one grade simultaneously whenever technically capable of doing so.

Appendix 19

7. AMERICAN TANKER RATE SCHEDULE / WORLDSCALE REFERENCE

All terms, conditions and differentials as set forth in the current revised American Tanker Rate Schedule / Worldscale Reference on the date of the Vessel loading or discharging, as applicable, and amendments thereto, shall apply insofar as they are not in conflict with any of the above written provisions.

Appendix 19

APPENDIX 20 – STANDBY LETTER OF CREDIT

BENEFICIARY:

GENTLEMEN:

WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT NO. [                    ] IN YOUR FAVOR FOR DRAWINGS UP TO USD [                    ] EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT WILL EXPIRE WITH OUR CLOSE OF BUSINESS ON [             , 20    ] (“EXPIRY DATE”)[A date not less than 6 months following the issuance date].

FUNDS UNDER THIS LETTER OF CREDIT NO. [                    ] ARE AVAILABLE AGAINST BENEFICIARY’S SIGNED DRAFT (DEMAND FOR PAYMENT) DRAWN ON UBS AG, STAMFORD BRANCH ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT INCLUDING ANY SUBSEQUENT AMENDMENT(S) AND BENEFICIARY’S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER, STATING THE FOLLOWING:

“I, [        ] AN AUTHORIZED SIGNER FOR (insert beneficiary), HEREBY DEMAND PAYMENT OF USD [                    ] UNDER UBS AG, STAMFORD BRANCH LETTER OF CREDIT NO. [                    ], SINCE (insert applicant), DEFAULTED IN COMPLYING WITH THE TERMS OF A CERTAIN AGREEMENT SIGNED BETWEEN (insert beneficiary) AND (insert applicant).”

Or

“I, [        ] AN AUTHORIZED SIGNER FOR (insert beneficiary), HEREBY DEMAND PAYMENT OF USD [                    ] UNDER UBS AG, STAMFORD BRANCH LETTER OF CREDIT NO. [                    ], BECAUSE (insert applicant) IS REQUIRED TO MAINTAIN THIS LETTER OF CREDIT IN PLACE, BUT THE LETTER OF CREDIT’S EXPIRY DATE HAS NOT BEEN EXTENDED AT LEAST 30 DAYS OR MORE PRIOR TO THE CURRENT EXPIRY DATE.”

SPECIAL CONDITIONS:

A)	All bank charges and commissions shall be for the applicant’s account.

B)	Spelling and typographical errors are not to be construed as a discrepancy.

C)	Partial and multiple drawings are permitted.

D)	Notwithstanding anything to the contrary herein, telecopy documents and faxes in lieu of originals are acceptable for purposes of this letter of credit.

Appendix 20

E)	The Expiry Date shall be automatically extended for an additional one year period, 45 calendar days prior to the currently applicable Expiry Date, unless at least 45 calendar days prior to the original Expiry Date and any amended or renewal Expiry Date, we notify the Beneficiary in writing by certified mail that there will be no (further) renewals or extensions.

EACH DEMAND HEREUNDER WILL BE HONORED BY [    ] P.M. ON THE BANKING DAY ON WHICH SUCH DEMAND WAS RECEIVED IF THE DEMAND IS RECEIVED BY [10:00] A,M, AND WILL BE HONORED BY [    ] P.M. ON THE BANKING DAY FOLLOWING THE DAY ON WHICH SUCH DEMAND WAS RECEIVED IF THE DEMAND IS RECEIVED AFTER [10:00] A,M, PAYMENTS SHALL BE MADE BY US IN UNITED STATES DOLLARS, IN IMMEDIATELY AVAILABLE FUNDS AND IN FULL WITHOUT ANY DEDUCTION OR WITHOLDING (WHETHER IN RESPECT OF SET OFF, COUNTERCLAIM, DUTIES, PRESENT OR FUTURE TAXES, CHARGES OR OTHERWISE WHATSOEVER).

WE SHALL HONOR ANY SIGHT DRAFT(S) PRESENTED UNDER THIS LETTER OF CREDIT, PROVIDED SUCH DRAFT(S) AND ACCOMPANYING DOCUMENTS CONFORM TO THE TERMS AND CONDITIONS HEREOF. DRAFT(S) AND STATEMENT MAY BE SUBMITTED (a) IN PERSON AT [list physical address of appropriate branch of the issuing bank OR (b) BY OVERNIGHT COURIER SERVICE ADDRESSED TO UBS AG. 299 PARK AVENUE, 26TH FLOOR, NEW YORK, NY 10171, ATTN: LETTER OF CREDIT SERVICES.

THIS LETTER OF CREDIT SHALL BECOME IMMEDIATELY DUE AND PAYABLE IF WE SHALL COMMENCE ANY CASE, PROCEEDING OR OTHER ACTION UNDER ANY EXISTING OR FUTURE LAW OF ANY JURISDICTION RELATING TO BANKRUPTCY, INSOLVENCY, AND REORGANIZATION. ARRANGEMENT. SCHEME OF ARRANGEMENT, ADJUSTMENT, WINDING-UP, LIQUIDATION, DISSOLUTION, COMPOSITION OR OTHER RELIEF WITH RESPECT TO OUR DEBTS, OR SEEK APPOINTMENT OF A LIQUIDATOR, PROVISIONAL LIQUIDATOR, RECEIVER, ADMINISTRATOR, TRUSTEE, CUSTODIAN, OR OTHER INSOLVENCY OFFICIAL FOR ALL OR ANY SUBSTANTIAL PART OF OUR ASSETS; OR TAKE ANY ACTION IN FURTHERANCE OF, OR INDICATING OUR CONSENT TO, APPROVAL OF, OR ACQUIESCENCE IN, ANY OF THE ACTS SET FORTH ABOVE.

THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE ISP98 (INTERNATIONAL STANDBY PRACTICES, INTERNATIONAL CHAMBER OF COMMERCE, PARIS PUBLICATION NO. 590).

As to matters not governed by ISP98 the construction, validity and performance of this Standby Letter of Credit shall be governed by and construed in accordance with the law of the State of New York and any dispute shall be submitted to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan, New York, or, if such court declines to exercise or does not have jurisdiction, in any New York State court in the Borough of Manhattan.

Appendix 20

APPENDIX 21 – HSE AND ETHICS POLICY

Seller has previously delivered under separate cover certain of Seller’s HSE policies as set forth in the report prepared by Seller regarding that certain Terminal Vetting carried out by Seller on August 17, 2010, with respect to the Refinery.

Seller has delivered under separate cover Seller’s Ethics Policy as set forth in that certain Ethics Code of Conduct.

Appendix 21